                                                Filed pursuant to Rule 424(b)(2)
                                                Registration File No. 333-74303

Prospectus Supplement to Prospectus, dated September 23, 1999

CHASE CREDIT CARD OWNER TRUST 1999-3
Issuer

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, Transferor and Administrator

THE CHASE MANHATTAN BANK, Servicer of Chase Credit Card Master Trust

$850,000,000 CLASS A 6.66% ASSET BACKED NOTES, SERIES 1999-3

$ 48,295,000 CLASS B 6.95% ASSET BACKED NOTES, SERIES 1999-3

$ 67,615,000 CLASS C FLOATING RATE ASSET BACKED NOTES, SERIES 1999-3

                                           Class A                    Class B                  Class C
                                   ------------------------   ------------------------   ---------------------
Principal Amount                   $            850,000,000   $             48,295,000   $          67,615,000
Price                              $849,713,924 (99.966344%)  $ 48,275,249 (99.959103%)  $ 67,615,000 (100.00%)
Underwriters' Commissions          $      2,125,000 (0.250%)  $        132,811 (0.275%)  $     219,749 (0.325%)
Proceeds to the Transferor         $847,588,924 (99.716344%)  $ 48,142,438 (99.684103%)  $ 67,395,251 (99.675%)
Interest Rate                                    6.66% p.a.                 6.95% p.a.       one-month LIBOR +
                                                                                                    0.95% p.a.
Interest Payment Dates                  monthly on the 15th        monthly on the 15th     monthly on the 15th
First Interest Payment Date               November 15, 1999          November 15, 1999       November 15, 1999
Scheduled Note Payment Date              September 15, 2004           October 15, 2004        October 15, 2004

THE CLASS B NOTES ARE SUBORDINATED TO THE CLASS A NOTES. THE CLASS C NOTES ARE SUBORDINATED TO THE CLASS A NOTES AND THE CLASS B NOTES.

THESE SECURITIES ARE INTERESTS IN CHASE CREDIT CARD OWNER TRUST 1999-3, AND ARE BACKED ONLY BY THE ASSETS OF THE OWNER TRUST. NEITHER THESE SECURITIES NOR THE ASSETS OF THE OWNER TRUST ARE RECOURSE OBLIGATIONS OF CHASE CREDIT CARD MASTER TRUST, CHASE MANHATTAN BANK USA, N.A., THE CHASE MANHATTAN BANK OR ANY OF THEIR AFFILIATES, OR OBLIGATIONS INSURED BY THE FDIC.

THESE SECURITIES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT.

WE HAVE APPLIED TO HAVE THE SECURITIES LISTED ON THE LUXEMBOURG STOCK EXCHANGE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters for each class of notes have agreed to purchase those notes, subject to the terms and conditions in the underwriting agreement.

Underwriters of the Class A Notes
CHASE SECURITIES INC.
                            BANC ONE CAPITAL MARKETS, INC.
                                                         MERRILL LYNCH & CO.
                                                            SALOMON SMITH BARNEY

Underwriter of the Class B Notes and the Class C Notes
CHASE SECURITIES INC.

         The date of this Prospectus Supplement is September 23, 1999.

                    TABLE OF CONTENTS

WHERE TO FIND INFORMATION IN THESE DOCUMENTS.......    S-3

SUMMARY OF TERMS...................................    S-4

STRUCTURAL SUMMARY.................................    S-5

SELECTED MASTER TRUST PORTFOLIO SUMMARY DATA.......    S-9

RISK FACTORS.......................................   S-11
       You May Receive Principal Payments Earlier
               or Later than the Scheduled Maturity
               Date if the Portfolio Yield is
               Reduced.............................   S-11
       Allocations of Charged-Off Receivables
               Could Reduce Payments to You........   S-12
       Issuance of Additional Series by
               the Master Trust May Affect
               the Timing of Payments
               to You..............................   S-13
       Chase USA May Add Accounts with Different
               Terms to the Master Trust
               Portfolio...........................   S-13
       Chase USA May Not Be Able to Add New
               Accounts When Required
               under the Pooling and Servicing
               Agreement...........................   S-13
       Insolvency or Bankruptcy of Chase USA Could
               Result in Accelerated, Delayed or
               Reduced Payments
               to You..............................   S-13
       You Will Have Limited Control of Owner Trust
               and Master Trust Actions............   S-14
       You May Not Be Able to Resell Your Notes....   S-15
       Repayment of Your Notes is Limited to the
               Owner Trust Assets..................   S-15
       Class B Bears Losses Before Class A.........   S-15
       Class C Bears Losses Before Class A and
               Class B.............................   S-15

CHASE CREDIT CARD MASTER TRUST PORTFOLIO...........   S-16
       General.....................................   S-16
       Delinquency and Loss Experience.............   S-16
       Characteristics of Receivables Portfolio....   S-17
MATURITY CONSIDERATIONS............................   S-21
       Controlled Accumulation.....................   S-21
       Rapid Amortization Period...................   S-21
       Historical Payment Rates....................   S-22

RECEIVABLE YIELD CONSIDERATIONS....................   S-22

CREATION OF THE OWNER TRUST........................   S-23

USE OF PROCEEDS....................................   S-23

DESCRIPTION OF THE SECURITIES......................   S-24

DESCRIPTION OF THE SERIES CERTIFICATE..............   S-24
       General.....................................   S-24
       Interest Allocations........................   S-24
       Principal Allocations.......................   S-25
       Controlled Accumulation.....................   S-25
       Allocation Percentages......................   S-25
       Reallocation of Cash Flows..................   S-26
       Application of Collections..................   S-26
       Shared Excess Finance Charge Collections....   S-30
       Shared Principal Collections................   S-30
       Defaulted Receivables.......................   S-30
       Principal Funding Account...................   S-30
       Accumulation Period Reserve Account.........   S-31
       Pay Out Events..............................   S-32
       Servicing Fees and Expenses.................   S-33

DESCRIPTION OF THE NOTES...........................   S-33
       General.....................................   S-33
       Subordination...............................   S-33
       Interest Payments...........................   S-34
       Principal Payments..........................   S-35
       Optional Redemption.........................   S-35
       Distributions...............................   S-35
       Owner Trust Spread Account..................   S-36
       Events of Default...........................   S-37
       Noteholder Reports..........................   S-37

LISTING AND GENERAL INFORMATION....................   S-38

UNDERWRITING.......................................   S-39

OTHER SERIES ISSUED AND OUTSTANDING................   S-41

GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT........   S-50

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     The attached prospectus provides general information about Chase Credit Card Owner Trust 1999-3 and Chase Credit Card Master Trust, including terms and conditions that are generally applicable to the notes issued by the owner trust and the certificates issued by the master trust. The specific terms of the notes and the series certificate are described in this supplement.

     This supplement begins with several introductory sections describing your series, Chase Credit Card Owner Trust 1999-3, and Chase Credit Card Master Trust in abbreviated form:

     o Summary of Terms provides important amounts, dates and other terms of your notes,

     o Structural Summary gives a brief introduction to the key structural features of your notes and the series certificate and directions for locating further information,

     o Selected Master Trust Portfolio Summary Data gives certain financial information about the assets of the master trust, and

     o Risk Factors describes risks that apply to your notes and the series certificate.

     As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this supplement. You can also directly reference key topics by looking at the table of contents pages in this supplement and the attached prospectus.

     As a purchaser of notes, you should review carefully the description of the series certificate in this prospectus supplement and the prospectus. The most significant asset of the owner trust will be the series certificate issued by the master trust and pledged to secure the notes.

     This prospectus supplement and the attached prospectus may be used by Chase Securities Inc., an affiliate of Chase Manhattan Bank USA, N.A. and of The Chase Manhattan Bank and a subsidiary of The Chase Manhattan Corporation, in connection with offers and sales related to market-making transactions in the notes offered by this supplement and the attached prospectus. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     We are not offering these notes in any state where the offer is not permitted.

     We do not make any representation as to the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

   TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ATTACHED PROSPECTUS AND THIS SUPPLEMENT IN THEIR ENTIRETY.

                                SUMMARY OF TERMS

Seller and Administrator:  Chase Manhattan Bank USA, National
                           Association--"Chase USA"
Issuer:                    Chase Credit Card Owner Trust 1999-3
Indenture Trustee:         The Bank of New York
Owner Trustee:             Wilmington Trust Company
Pricing Date:              September 23, 1999
Closing Date:              September 29, 1999
Clearance and Settlement:  DTC/Cedelbank/Euroclear
Owner Trust Assets:        The series certificate issued by Chase Credit Card
                           Master Trust representing the right to certain
                           collections on receivables originated in the VISA and
                           MasterCard accounts comprising the master trust
                           portfolio, including recoveries on charged-off
                           receivables and fees payable by VISA and MasterCard
                           to Chase USA. The series certificate will be rated in
                           one of the four highest rating categories by at least
                           one nationally recognized rating agency.

                                                       % of Initial Series
Note Structure:             Amount                     Principal Amount
      Class A               $850,000,000               88%
      Class B               $ 48,295,000               5%
      Class C               $ 67,615,000               7%

Annual Servicing Fee:                                  2%

                            CLASS A                    CLASS B                    CLASS C

Credit Enhancement:         subordination of Class B   subordination of Class C   spread account
                            and Class C
ERISA Eligible:             Yes                        Yes                        Yes
(investors subject to
ERISA should consult with
their counsel)
                                                                                  1-month LIBOR + 0.95%
Interest Rate:              6.66% p.a.                 6.95% p.a.                 p.a.
Interest Accrual Method:    30/360                     30/360                     actual/360
Interest Payment Dates:     monthly (15th)             monthly (15th)             monthly (15th)
Interest Rate Index Reset
Date:                       not applicable             not applicable             2 business days
                                                                                  before each interest
                                                                                  payment date
First Interest Payment
Date:                       November 15, 1999          November 15, 1999          November 15, 1999
Scheduled Note Payment
Date:                       September 15, 2004         October 15, 2004           October 15, 2004
Final Note Payment Date
(no later than):            January 15, 2007           January 15, 2007           January 15, 2007
Application for Exchange
Listing:                    Luxembourg                 Luxembourg                 Luxembourg
CUSIP Number:               16151RAA1                  16151RAB9                  16151RAC7
ISIN:                       US16151RAA14               US16151RAB96               US16151RAC79
Common Code:                010247608                  010247659                  010247683
Anticipated Ratings:        Aaa/AAA/AAA                A2/A/A                     Baa2/BBB/BBB
(Moody's/S&P/Fitch
IBCA)

It is a condition of issuance that at least one of the anticipated ratings be obtained for Class A and Class B notes and that at least two of the anticipated ratings be obtained for the Class C notes.

                               STRUCTURAL SUMMARY

     This summary briefly describes certain major structural components of Series 1999-3. To fully understand the terms of Series 1999-3 you will need to read both this supplement and the attached prospectus in their entirety.

THE OWNER TRUST AND THE NOTES

The notes are obligations of the owner trust and bear interest at the rates and are payable on the dates stated in the summary of terms. The notes will be issued by the owner trust. The owner trust is a common law trust formed by Chase USA and the owner trustee for the purpose of issuing the notes. Chase USA is the beneficial owner of the owner trust.

The notes are secured by the series certificate and the proceeds of the series certificate that may be held from time to time by the owner trust.

For more information on the owner trust, see "Creation of the Owner Trust" in this supplement. For more information on the notes, see "Description of the Securities--Description of the Notes" in this supplement.

THE MASTER TRUST AND THE SERIES CERTIFICATE

Chase Credit Card Master Trust is the issuer of the series certificate. The series certificate for Series 1999-3 is one of twenty-one outstanding series issued by the master trust. The series certificate will not be subordinated to any other series of certificates issued by the master trust. The trustee of the master trust maintains the master trust for several beneficiaries:

     o the owner trust, as holder of the series certificate for Series 1999-3, is entitled to an allocation of collections on the receivables in the master trust portfolio based on the outstanding amount of the series certificate,

     o certificateholders of other series issued by the master trust are entitled to allocations of collections on the receivables based on the aggregate outstanding amount of each series,

     o providers of credit enhancements for certain series of certificates issued by the master trust are entitled to allocations of collections on the receivables based on the terms of those enhancements, and

     o Chase USA, as transferor of the receivables to the master trust, is entitled to the remainder of the collections on the receivables.

The series certificate represents an undivided interest in certain assets of the master trust. Each month, a portion of collections and net losses on the receivables will be allocated to the owner trust as holder of the series certificate. The amounts allocated to the series certificate will be used to pay principal and interest due on the notes, to cover net losses allocated to the series certificate and to pay the servicing fees and other expenses allocated to the series certificate.

For more information on the series certificate, see "Description of the Securities--Description of the Series Certificate" in this supplement. For more information on the allocation of collections on the series certificate and payment on the series certificate, see "Description of the Securities--Description of the Series Certificate--Interest Allocations," "--Principal Allocations" and "--Allocation Percentages" in this supplement.

SHARING EXCESS COLLECTIONS

If the collections allocated to the series certificate exceed the principal and interest payable on the notes, the servicing fee payable to the servicer of the master trust, net losses allocated to the series and any required funding of the spread account (collections > principal + interest + servicing fee + losses + spread account funding), the servicer will share the excess with other series of certificates issued by the master trust, and then distribute any remaining excess to Chase USA as the owner of the equity interest in the owner trust. In no case will the holders of the notes receive more than the outstanding amount of principal and interest due on the notes.

For more information with respect to the sharing of excess collections, see "Description of the Securities--Description of the Series Certificate--Shared Excess Finance Charge Collections" and "--Shared Principal Collections" in this supplement.

SCHEDULED PAYMENT DATES; MATURITY DATES

The notes are scheduled to be paid in full on the following payment dates for each class:

Class A   September 15, 2004
Class B   October 15, 2004
Class C   October 15, 2004

The owner trust expects to pay each class of notes in full on the scheduled payment date for that class.

For the benefit of the owner trust, the master trust will accumulate funds in a principal funding account for the purpose of repaying Class A. The master trust will deposit principal collections in the principal funding account during a controlled accumulation period that ends on the scheduled payment date for Class
A. The controlled accumulation period may be as long as twelve months, but will be shortened if Chase USA determines that a shorter period will suffice for the accumulation of the Class A principal amount. During the controlled accumulation period, the master trust will make monthly deposits into the principal funding account in specified amounts. The funds available for deposit in the principal funding account will comprise the monthly principal collections allocated to Series 1999-3 but may also include principal collections allocated to other series that would otherwise be paid to Chase USA as transferor of the receivables to the master trust. In general, the availability of principal collections allocated to other series would be expected to permit Chase USA to shorten the controlled accumulation period. On the scheduled payment date for Class A, the master trust will pay to the owner trust the amount on deposit in the principal funding account, and the owner trust will make a principal allocation to Class A to the extent of the available funds.

On the scheduled payment date for Class B, if Class A has been paid in full, the master trust will pay to the owner trust all principal collections allocated to Series 1999-3 and the owner trust will make a principal allocation to Class B, up to the outstanding principal amount of Class B, to the extent of the available funds.

On the scheduled payment date for Class C, if Class A and Class B have been paid in full, the master trust will pay to the owner trust all principal collections allocated to Series 1999-3 and the owner trust will make a principal allocation to Class C, up to the outstanding principal amount of Class C, to the extent of the available funds.

The notes will mature, and any remaining principal and interest will be payable, on January 15, 2007. No further payments on the notes will be made after that date.

For more information with respect to repayment of principal of notes and the controlled accumulation period, see "Description of the Securities--Description of the Notes--Principal Payments," "Maturity Considerations--Controlled Accumulation" and "Description of the Securities--Description of the Series Certificate--Controlled Accumulation" in this supplement.

SHORTFALLS IN EXPECTED CASHFLOWS

If the funds available in the principal funding account and paid to the owner trust on the scheduled Class A payment date are insufficient to pay Class A principal in full, the owner trust will use the available funds to pay in part each of the outstanding Class A notes. On each subsequent payment date, the owner trust will apply all principal allocations it receives on the series certificate to the further payment of each of the outstanding Class A notes until they have been paid in full.

If Class A remains outstanding on the scheduled Class B payment date, the owner trust will use the principal collections it receives from the master trust to pay Class A until Class A has been paid in full. If the principal collections remaining after Class A has been paid in full are insufficient to pay Class B in full, the owner trust will use those funds to pay in part each of the outstanding Class B notes. On each subsequent payment date, the owner trust will apply all principal allocations it receives on the series certificate to the further payment of each of the outstanding Class B notes until they have been paid in full.

If Class A or Class B remains outstanding on the scheduled Class C payment date, the owner trust will use the principal collections it receives from the master trust to pay Class A and Class B until Class A and Class B have been paid in full. If the available funds remaining after Class A and Class B have been paid in full are insufficient to pay Class C in full, the owner trust will use those funds to pay in part each of the outstanding Class C notes. On each subsequent payment date, the owner trust will apply all principal allocations it receives on the series certificate to the further payment of each of the outstanding Class C notes until they have been paid in full.

For more information on shortfalls in expected cashflows, see "Description of the Securities--Description of the Notes--Principal Payments" in this supplement.

OPTIONAL REDEMPTION

Chase USA, as transferor of the receivables to the master trust, has the right, but not the obligation, to purchase the series certificate, and cause the payment in full of the outstanding notes, when the outstanding amount of the series certificate is less than 5% of the amount of the series certificate at the closing date. If Chase USA exercises its right to purchase the series certificate, the purchase price received by the owner trust will be used to redeem the outstanding notes. The redemption price for any note will equal the sum of the outstanding principal amount of the note plus the accrued but unpaid interest on the note at the redemption date.

For more information with respect to optional redemption of the notes, see "Description of the Securities--Description of the Notes--Optional Redemption" in this supplement and "Description of the Securities--Description of the Certificates--Final Payment of Principal; Series Termination" in the attached prospectus.

ALLOCATION OF NET LOSSES; CREDIT ENHANCEMENT

The series certificate represents an interest in both collections and net losses on the receivables in the master trust portfolio. The Class A and Class B notes, however, feature credit enhancement by means of the subordination of other interests, which provides the Class A and Class B notes with a measure of protection from net losses and shortfalls in cash flow. Class C has the benefit of a spread account that is available to reimburse any losses that Class C may suffer.

The master trust will allocate a portion of net losses on the receivables in the master trust portfolio to the series certificate. Finance charge collections allocated to the series certificate ordinarily will be used to pay interest on the notes, to fund the servicing fee with respect to Series 1999-3 and then to cover the portion of net losses allocated to the series certificate. If finance charge collections are insufficient to make all required payments and reimbursements in any month, shared finance charge collections from other series, if any, may be used to make up the shortfall.

If those amounts are not sufficient, reallocated principal collections may be used to make up the shortfall, but in that event the outstanding amount of the series certificate will be reduced by the amount of the reallocated principal. Any reduction in the outstanding amount of the series certificate may be reinstated on subsequent payment dates by application of any finance charge collections remaining after payment of all other required amounts.

If any reduction of the outstanding amount of the series certificate is not reinstated, the owner trust will not receive sufficient principal allocations for the redemption or repayment of the entire aggregate principal amount of the notes. In that event, the owner trust will pay first the principal of Class A, then the principal of Class B, and finally the principal of Class C. In this manner, Class C will be subordinated to Class A and Class B, and Class B will be subordinated to Class A.

Class C will have the benefit of the spread account maintained by the owner trust. The master trust will make payments to the owner trust out of available finance charge collections on the receivables in order to fund the spread account. If payments of principal and finance charge collections on the series certificate are insufficient to pay the principal and interest due on Class C, the owner trust will use the funds on deposit in the spread account, if any, to make up the shortfall.

For more information on allocation of losses, see "Description of the Securities--Description of the Notes--Subordination" in this supplement. For more information with respect to the use of the spread account for payments to Class C, see "Description of the Securities--Description of the Notes--Owner Trust Spread Account."

MINIMUM YIELD ON THE RECEIVABLES; EVENTS OF DEFAULT AND ACCELERATION OF MATURITY

The owner trust will begin to repay the principal of the notes before their scheduled payment dates if the finance charge collections on the receivables in the master trust portfolio are too low. The minimum amount of collections for any month, referred to as the base rate, is the sum of the interest payable on the notes for the related interest period, plus the servicing fee allocated to the series certificate for the related month. If the average net yield for the master trust portfolio, after deducting net loss amounts, for any three consecutive months is less than the average base rate for the same three consecutive months, a pay out event will occur with respect to the series certificate and the master trust will begin a rapid amortization of the series certificate through payment of all allocated principal to the owner trust. The owner trust, in turn, will use the proceeds of any rapid amortization to repay the notes in full or in part as described above under "--Shortfalls in Expected Cashflows."

The series certificate is also subject to several other pay out events, which could cause the start of a rapid amortization of the series certificate. Also, the notes are subject to certain events of default, which could result in the acceleration of the maturity of the notes. These other events are summarized under the headings "Description of the Securities--Description of the Series Certificate--Pay Out Events" and "--Description of the Notes--Events of Default" in this supplement.

For more information on pay out events, the portfolio yield and base rate, early principal repayment and redemption and rapid amortization, see "Maturity Considerations--Rapid Amortization Period," "Description of the
Securities--Description of the Series Certificate--Pay Out Events" and "--Description of the Notes--Principal Payments" and "--Optional Redemption" in this supplement and "Description of the Securities--Description of the Certificates--Principal Allocations" and "--Final Payment of Principal; Series Termination" in the attached prospectus.

TAX STATUS OF CLASS A, CLASS B, CLASS C AND CHASE CREDIT CARD MASTER TRUST

Simpson Thacher & Bartlett, tax counsel to Chase USA, is of the opinion that:

     o under existing laws the Class A, Class B and Class C notes will be characterized as debt for U.S. federal income tax purposes, and

     o neither Chase Credit Card Owner Trust 1999-3 nor the Chase Credit Card Master Trust will be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For further information regarding the application of U.S. federal income tax laws, see "Tax Matters" in the attached prospectus.

ERISA CONSIDERATIONS

Subject to important considerations described under "Employee Benefit Plan Considerations" in the attached prospectus, each class of notes will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For further information regarding the application of ERISA, see "Employee Benefit Plan Considerations" in the attached prospectus.

MAILING ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES

The mailing address of Chase Manhattan Bank USA, National Association is 802 Delaware Avenue, Wilmington, Delaware 19801, and the telephone number is (302) 575-5000.

                  SELECTED MASTER TRUST PORTFOLIO SUMMARY DATA

The chart below shows the geographic distribution of the receivables in the master trust portfolio among the 50 states and the District of Columbia. Other than the states specifically shown in the chart, no state accounts for more than 5% of receivables in the master trust portfolio.

                           [Pie Chart Appears Here]

   Geographic Distribution of Receivables in Master Trust Portfolio as of the beginning of the day on July 1, 1999


California    New York   Texas   Florida   New Jersey   Other

   13.4%       13.2%     7.5%     6.6%       5.4%       53.9%

The chart below shows the percentages of the receivables in the master trust portfolio arising under accounts within the age brackets shown.

                           [Bar Chart Appears Here]

           Receivables in Master Trust Portfolio by Age of Account
                as of the beginning of the day on July 1, 1999
                                   (months)


       0-12       13-24       25-36      37-48     49-60      61-120     120+
       ----       -----       -----      -----     -----      ------     ----

       3.1%       9.6%        13.0%      11.0%     12.1%      29.3%      21.9%

The chart below shows the master trust yield, payment rate and net charge-off rate for the master trust portfolio for each month from January 1997 to June 1999.

                             [Chart Appears Here]



          Label            A                   B                C
-----------------------------------------------------------------------
  Label              Portfolio Yield    Net Change Offs   Payment Rate
-----------------------------------------------------------------------
    1     Jan-97          16.1               6.59            11.72
    2     Feb-97         15.95               6.68            11.06
    3     Mar-97         19.15               6.92            12.36
    4     Apr-97         17.14               7.83            11.34
    5     May-97         17.45               7.21            11.73
    6     Jun-97         17.94               7.13            11.86
    7     Jul-97         18.03               7.16            12.08
    8     Aug-97         17.58               6.93            11.39
    9     Sep-97         17.28               6.94            10.96
   10     Oct-97         19.15               6.66            12.09
   11     Nov-97         16.13               7.05            10.33
   12     Dec-97         18.87               7.27            11.95
   13     Jan-98         16.99                6.9            11.53
   14     Feb-98         17.07               6.52            10.96
   15     Mar-98         19.53               6.95            12.64
   16     Apr-98         16.44               6.09            11.53
   17     May-98          17.1               6.38            11.62
   18     Jun-98         18.03               6.82            12.34
   19     Jul-98         18.01               6.38            12.41
   20     Aug-98         17.82               7.11            12.52
   21     Sep-98         17.42                6.3            12.12
   22     Oct-98         18.59                6.3            12.61
   23     Nov-98         18.19               6.28            12.37
   24     Dec-98         18.94               6.69             12.7

     "Master trust yield" for any month means the total amount of collected finance charges and interchange charges allocated to Chase Credit Card Master Trust for the month, expressed as a percentage of total outstanding principal receivables at the beginning of the month.

     The "payment rate" for any month is the total amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of total outstanding receivables at the beginning of the month.

     The amount of "net charge-offs" for any month is the amount of charged-off receivables recorded in the month, net of any recoveries from earlier charge-offs on receivables in the master trust portfolio, expressed as a percentage of total outstanding principal receivables at the beginning of the month.

                                  RISK FACTORS

     The following is a summary of all material risks that apply to an investment in the notes. The remainder of this supplement and the attached prospectus provide much more detailed information about these risks. You should consider the following risk factors in light of your investment strategy in deciding whether to purchase the notes.

YOU MAY RECEIVE PRINCIPAL  If the average master trust net yield allocated to
PAYMENTS EARLIER OR LATER  Series 1999-3--called portfolio yield--for any three
THAN THE SCHEDULED         consecutive months is less than the amount of
MATURITY DATE IF THE       interest payable on the notes for the related
PORTFOLIO YIELD IS         interest period, plus the servicing fee allocated to
REDUCED                    the series certificate averaged for the same three
                           months, a pay out event will occur for the series
                           certificate for your series. The master trust then
                           will commence a rapid amortization of the series
                           certificate and the master trust will begin making
                           payments of principal to the indenture trustee who
                           holds the series certificate for your benefit. As a
                           result, you will receive principal allocations from
                           the indenture trustee earlier than the scheduled
                           principal allocation date of your notes.
                           Additionally, if principal collections on receivables
                           allocated to other series are available for
                           application to a rapid amortization of your
                           securities, a rapid amortization may be substantially
                           shortened. Because of the potential for early
                           repayment if the portfolio yield on the receivables
                           falls below the minimum amount, any circumstances
                           that tend to reduce the portfolio yield increase the
                           risk of early repayment of your notes.

                           The following four factors could result in reduced portfolio yield:

     CHASE USA MAY CHANGE  Chase USA will transfer to the master trust
     THE TERMS AND         receivables arising under specified credit card
     CONDITIONS OF THE     accounts, but Chase USA will continue to own those
     ACCOUNTS              accounts. As the owner of those accounts, Chase USA
                           retains the right to change various terms and
                           conditions of those accounts, including finance
                           charges and other fees it charges and the required
                           minimum monthly payment. Chase USA may change the
                           terms of the accounts to maintain its competitive
                           position in the credit card industry. Changes in the
                           terms of the accounts may reduce the amount of
                           receivables arising under the accounts, reduce the
                           amount of collections on those receivables, or
                           otherwise alter payment patterns. See "Description of
                           the Securities--Description of the
                           Certificates--Addition of Master Trust Assets" and
                           "Chase USA's Credit Card Activities--Billing and
                           Payments" in the attached prospectus.

     SECURITIES INTEREST   Finance charges on some of the accounts in the master
     RATE AND RECEIVABLES  trust accrue at a variable rate above a stated prime
     INTEREST RATE MAY     rate or other index under the terms of the agreement
     RESET AT DIFFERENT    with the cardholder. The interest rates of the
     TIMES                 Class A notes and the Class B notes are fixed at
                           6.66% and 6.95%, respectively. The interest rate of
                           the Class C notes is based on LIBOR. If there is a
                           decline in the stated prime rate or other index, the
                           amount of collections of finance charge receivables
                           on the accounts may be reduced while the interest
                           payments on the Class A notes and Class B notes
                           required to be funded out of those collections will
                           remain constant. Changes in LIBOR might not be
                           reflected in the prime rate or other index, resulting
                           in a higher or lower spread, or difference, between
                           the amount of collections of finance charge
                           receivables on the accounts and the amounts of
                           interest payable on the Class C notes and other
                           amounts required to be funded out of collections of
                           finance charge receivables.

                           Finance charges on some of the accounts in the master trust accrue at a fixed rate. If LIBOR increases, the interest payments on the Class C notes and other amounts required to be funded out of collections of finance charge receivables will increase, while the amount of collections of finance charge receivables on the accounts will remain the same unless and until the fixed rates on the accounts are reset.

                           A decrease in the spread between collections of finance charge receivables and those allocated to make interest payments on your notes could reduce the portfolio yield and increase the risk of early repayment of the series certificate and early repayment of your notes as described above.

     CHANGES TO CONSUMER   Federal and state consumer protection laws regulate
     PROTECTION LAWS MAY   the creation and enforcement of consumer loans,
     IMPEDE CHASE'S        including credit card accounts and receivables.
     COLLECTION EFFORTS    Changes or additions to those regulations could make
                           it more difficult for the servicer of the receivables
                           to collect payments on the receivables or reduce the
                           finance charges and other fees that we can charge on
                           credit card account balances, resulting in reduced
                           collections. See "Description of the
                           Securities--Description of the Certificates--Pay Out
                           Events" in the attached prospectus.

                           Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Chase USA makes representations and warranties relating to the validity and enforceability of the receivables in the master trust. No other party will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any of Chase USA's representations or warranties is violated, and the violation continues beyond the period of time allowed to correct the violation, is that Chase USA must accept reassignment of the receivables affected by the violation. See "Certain
                           Legal Aspects of the Receivables--Consumer Protection
                           Laws" in the attached prospectus.

     CARDHOLDERS MAY MAKE  The receivables transferred to the master trust may
     PRINCIPAL PAYMENTS    be repaid by cardholders at any time. We cannot
     AT ANY TIME           assure the creation of additional receivables in the
                           master trust's accounts or that any particular
                           pattern of cardholder payments will occur. A
                           significant decline in the amount of new receivables
                           generated by the accounts in the master trust could
                           result in reduced amounts of collections in the
                           master trust portfolio and could increase the risk of
                           early repayment of the series certificate and early
                           repayment of your notes as described above. See
                           "Maturity Considerations" in this supplement.

ALLOCATIONS OF             CMB as servicer will write off the receivables
CHARGED-OFF RECEIVABLES    arising in accounts in the master trust portfolio if
COULD REDUCE PAYMENTS TO   the receivables become uncollectible or are otherwise
YOU                        more than 180 days past due. The series certificate
                           for your series will be allocated a portion of these
                           charged-off receivables. If the amount of charged-off
                           receivables allocated to the series certificate for
                           your series exceeds the amount of funds available for
                           reimbursement of those charge-offs, the owner trust
                           as the holder of the series certificate for your
                           series may not receive the full amount of principal
                           and interest due to it by the scheduled note payment
                           date for your notes and you may suffer a loss in the
                           repayment of your principal. See "Chase Credit Card
                           Master Trust Portfolio--Delinquency and Loss
                           Experience" and "Description of the
                           Securities--Description of the Series
                           Certificate--Reallocation of Cash

                           Flows," "--Application of Collections" and
                           "--Defaulted Receivables" in this supplement.

ISSUANCE OF ADDITIONAL     Chase Credit Card Master Trust, as a master trust,
SERIES BY THE MASTER       may issue series of certificates from time to time.
TRUST MAY AFFECT THE       The master trust may issue an additional series
TIMING OF PAYMENTS TO YOU  certificate with terms that are different from the series certificate for your series without your prior
                           review or consent. It is a condition to the issuance
                           of each new series certificate that each rating
                           agency that has rated an outstanding series confirm
                           in writing that the issuance of the new series will
                           not result in a reduction or withdrawal of its rating
                           of any class of any outstanding series or of any
                           series of securities. The rating agency confirmation
                           will be based primarily on the master trust's ability
                           to pay principal by the final note payment date and
                           interest on each payment date, but the rating agency
                           will not consider how the terms of a new series could
                           affect the timing and amounts of payments on your
                           series. See "Description of the
                           Securities--Description of the Certificates--Issuing
                           New Series of Certificates" in the attached
                           prospectus.

CHASE USA MAY ADD          In addition to the accounts already designated for
ACCOUNTS WITH DIFFERENT    the master trust, Chase USA is permitted to designate
TERMS TO THE MASTER TRUST  additional accounts for the master trust portfolio
PORTFOLIO                  and to transfer the receivables in those accounts to
                           the master trust. Any new accounts and receivables
                           may have different terms and conditions than the
                           accounts and receivables already in the master
                           trust--such as higher or lower fees or interest
                           rates, or longer or shorter principal allocation
                           terms. Credit card accounts purchased by Chase USA
                           may be included as additional accounts if conditions
                           in the pooling and servicing agreement are satisfied.
                           Credit card accounts purchased by Chase USA will have
                           been created using the account originator's
                           underwriting criteria, not those used by Chase USA.
                           The account originator's underwriting criteria may be
                           more or less stringent than those of Chase USA. The
                           new accounts and receivables may produce higher or
                           lower collections or charge-offs over time than the
                           accounts and receivables already in the master trust
                           and could tend to reduce the amount of collections
                           allocated to the series certificate for your series.
                           See "Description of the Securities--Description of
                           the Certificates--Addition of Master Trust Assets" in
                           the attached prospectus.

CHASE USA MAY NOT BE ABLE  If Chase USA's percentage interest in the accounts of
TO ADD NEW ACCOUNTS WHEN   the master trust falls to 7% or less, Chase USA will
REQUIRED UNDER THE         be required to maintain that level by designating
POOLING AND SERVICING      additional accounts for the master trust portfolio
AGREEMENT                  and transferring the receivables in those accounts to
                           the master trust. Chase USA may not have any
                           additional accounts to add at that time. If Chase USA
                           fails to add accounts when required, a "pay out
                           event" will occur and you could receive payment of
                           principal sooner than you expected. See "Description
                           of the Securities--Description of the
                           Certificates--Addition of Master Trust Assets" in the
                           attached prospectus.

INSOLVENCY OR BANKRUPTCY   Chase USA accounts for the transfer of receivables to
OF CHASE USA COULD RESULT  the master trust as a sale. However, a court could
IN ACCELERATED, DELAYED    conclude that Chase USA still owns the receivables
OR REDUCED PAYMENTS TO     and that the master trust holds only a security
YOU                        interest. If a court concludes that the transfer to
                           the master trust is only a grant of a security
                           interest in the receivables, a tax or government lien
                           on our property arising before new receivables come
                           into existence may have priority over the master
                           trust's interests in those receivables. See "Certain
                           Legal Aspects of the Receivables--Transfer of
                           Receivables" and

                           "Description of the Securities--Description of the Certificates--Chase USA's Representations and
                           Warranties" in the attached prospectus.

                           Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If Chase USA becomes insolvent or is in an unsound condition, the Comptroller is authorized to appoint the FDIC as receiver. Under such circumstances, the FDIC could:

                           o require the master trust trustee to go through an
                             administrative claims procedure to establish its right to payments collected on the receivables in the master trust,

                           o request a stay of proceedings with respect to the
                             master trust's claims against Chase USA, or

                           o repudiate the pooling and servicing agreement and
                             limit the master trust's resulting claim against the receivables to "actual direct compensatory damages" measured as of the date of receivership.
                             See "Certain Legal Aspects of the Receivables--
                             Certain Matters Relating to Receivership" in the attached prospectus.

                           If the FDIC were to take any of those actions, payments on your notes could be delayed and possibly reduced.

                           If a conservator or receiver were appointed for Chase
                           USA, then a "pay out event" would occur for all outstanding series. Under the terms of the pooling and servicing agreement new principal receivables would not be transferred to the master trust and the master trust trustee would sell the receivables unless holders of more than 50% of the investor interest of each class of outstanding certificates gave the master trust trustee other instructions. The master trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. The conservator or receiver may nonetheless have the power:

                           o regardless of the terms of the pooling and
                             servicing agreement, (a) to prevent the beginning of a rapid amortization period, (b) to prevent the early sale of the receivables and termination of the master trust or (c) to require new principal receivables to continue being transferred to the master trust, or

                           o regardless of the instructions of the certificate-
                             holders, (a) to require the early sale of the receivables, (b) to require termination of the master trust and retirement of the certificates or
                             (c) to prohibit the continued transfer of principal receivables to the master trust.

                           In addition, if the servicer defaults on its obligations under the pooling and servicing agreement solely because a conservator or receiver is appointed for it, the conservator or receiver might have the power to prevent either the master trust trustee or the holders of securities issued by the master trust from appointing a new servicer under the pooling and servicing agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to
                           Receivership" in the attached prospectus.

YOU WILL HAVE LIMITED      You will have limited voting rights relating to
CONTROL OF OWNER TRUST     actions of the owner trust and indenture trustee. You
AND MASTER TRUST ACTIONS   will not have the right to vote to direct the master
                           trust trustee to take any actions other than the
                           right to vote to declare a pay out event or a
                           servicer default.

YOU MAY NOT BE ABLE TO     The underwriters may assist in resales of any class
RESELL YOUR NOTES          of the notes but they are not required to do so. A
                           secondary market for your notes may not develop. If a
                           secondary market does develop, it might not continue
                           or it might not be sufficiently liquid to allow you
                           to resell your notes.

REPAYMENT OF YOUR NOTES    The owner trust will not have any significant assets
IS LIMITED TO THE OWNER    other than the series certificate, the owner trust
TRUST ASSETS               spread account and the note distribution account. As
                           a result, you must rely only on those assets for
                           repayment of your notes. Although the owner trust may
                           be required to sell the series certificate following
                           a pay out event, we cannot assure you that the
                           proceeds of a sale of the series certificate will be
                           sufficient to pay the interest or principal due to
                           you. Additionally, the sale of the series certificate
                           is subject to restrictions on transfer that may delay
                           the payment on your notes.

CLASS B BEARS LOSSES       Class B is subordinated to Class A. Principal
BEFORE CLASS A             allocations to Class B will not begin until Class A
                           has been paid in full. If principal collections
                           allocated to the series certificate are reallocated
                           to make interest allocations, the full amount of
                           Class B principal may not be repaid. If receivables
                           had to be sold, the net proceeds of that sale
                           available to pay principal on the notes would be paid
                           first to Class A before any remaining net proceeds
                           would be available for payments due to Class B. See
                           "Description of the Securities--Description of the
                           Notes--Subordination" in this supplement.

CLASS C BEARS LOSSES       Class C is subordinated to Class A and Class B.
BEFORE CLASS A AND         Principal allocations to Class C will not begin until
CLASS B                    Class A and Class B are repaid. If principal
                           collections allocated to the series certificate are
                           reallocated to make interest allocations and not
                           reimbursed, the full amount of Class C principal may
                           not be repaid. If receivables had to be sold, the net
                           proceeds of that sale available to pay principal
                           would be paid first to Class A, then to Class B,
                           before any remaining net proceeds would be available
                           for payments due to Class C. See "Description of the
                           Securities--Description of the Notes--Subordination"
                           in this supplement.

                    CHASE CREDIT CARD MASTER TRUST PORTFOLIO

     Defined terms are indicated by boldface type. Both the attached prospectus and this supplement contain a glossary of important terms, where definitions can be found.

GENERAL

     The assets of the master trust include credit card receivables generated through accounts that Chase USA has designated as master trust accounts. The master trust accounts are accounts designated when the master trust was established and additional accounts that have been designated since that time. Chase USA is permitted to add accounts, and at times is required to add accounts, to the master trust. Chase USA can remove accounts from the master trust if the conditions to removal are satisfied. As a result, the composition of the master trust is expected to change over time. See "The Receivables" in the attached prospectus for a general description of the receivables in the master trust.

DELINQUENCY AND LOSS EXPERIENCE

     The following table provides you with delinquency experience for the MASTER TRUST PORTFOLIO as of the indicated dates. Number of Days Delinquent means the number of days after the first billing date following the original billing date; for example, 30 days delinquent means that the minimum payment was not received within 60 days of the original billing date. Delinquencies are calculated as a percentage of outstanding receivables as of the end of the indicated month.

                             DELINQUENCY EXPERIENCE
                             MASTER TRUST PORTFOLIO
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                                             AS OF DECEMBER 31,
                                             -----------------------------------------------------------------------------------
                     AS OF JUNE 30,
                          1999                         1998                         1997                         1996
                -------------------------    -------------------------    -------------------------    -------------------------
                              PERCENTAGE                   PERCENTAGE                   PERCENTAGE                   PERCENTAGE
NUMBER OF                     OF TOTAL                     OF TOTAL                     OF TOTAL                     OF TOTAL
DAYS            DELINQUENT    RECEIVABLES    DELINQUENT    RECEIVABLES    DELINQUENT    RECEIVABLES    DELINQUENT    RECEIVABLES
DELINQUENT      AMOUNT        DELINQUENT     AMOUNT        DELINQUENT     AMOUNT        DELINQUENT     AMOUNT        DELINQUENT
-------------   ----------    -----------    ----------    -----------    ----------    -----------    ----------    -----------
30 to 59
 Days........      $231           1.25%         $264           1.49%         $238           1.67%         $244           1.73%
60 to 89
 Days........       156           0.85           177           1.00           166           1.17           169           1.21
90 Days or
 More........       328           1.77           369           2.08           328           2.31           335           2.38
                   ----          -----          ----          -----          ----          -----          ----          -----
   TOTAL.....      $715           3.87%         $810           4.57%         $732           5.15%         $748           5.32%
                   ----          -----          ----          -----          ----          -----          ----          -----
                   ----          -----          ----          -----          ----          -----          ----          -----

     The following table provides you with loss experience for the MASTER TRUST PORTFOLIO for the indicated periods. Average Principal Receivables Outstanding is the average of the beginning of the month balance of master trust Principal Receivables outstanding during the indicated period. Gross Charge-Offs shown include only the principal portion of charged-off receivables and exclude charges relating to changes in Chase USA's charge-off policies. Also excluded from Gross Charge-Offs is the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods or customer disputes. The percentage reflected for the six months ended June 30, 1999 is an annualized figure.

                                LOSS EXPERIENCE
                             MASTER TRUST PORTFOLIO
                          (DOLLAR AMOUNTS IN MILLIONS)

                             SIX MONTHS
                               ENDED         YEAR ENDED DECEMBER 31,
                             JUNE 30,      ----------------------------
                               1999         1998       1997       1996
                             ----------    -------    -------    ------
Average Principal
  Receivables
  Outstanding.............    $ 17,761     $15,658    $13,394    $8,787
Gross Charge-Offs.........         571       1,109      1,016       588
Recoveries................          40          84         75        53
Net Charge-Offs...........         531       1,025        941       535
Net Charge-Offs as a
  Percentage of Average
  Principal Receivables
  Outstanding.............        5.98%       6.55%      7.03%     6.09%

     As of June 30, 1999, accounts 60 or more days delinquent were 2.62% of total receivables compared with 3.08% as of December 31, 1998. Accounts 60 or more days delinquent were 3.59% and 3.48% of total receivables as of December 31, 1996 and 1997, respectively. Delinquencies are a leading indicator of future charge-offs.

     For the six month period ended June 30, 1999 net charge-offs as a percentage of average principal receivables outstanding were 5.98% compared with 6.55% for the year ended December 31, 1998. Delinquencies and charge-offs depend on a variety of factors, including:

     o general economic conditions and trends in consumer bankruptcy filings,

     o the availability of other sources of credit, and

     o seasonal variations in consumer spending and borrowing patterns.

     We attribute the general decrease in delinquencies since December 31, 1996, and charge-offs since December 31, 1997 to the following factors:

     o improving general economic conditions reduced the number of consumers that were unable to make the minimum payments on their accounts, and

     o we took steps to improve account management techniques and made significant investments in decision support technology. These steps include implementing refined credit scoring models, improved collection techniques, enhanced credit line management and underwriting.

     Net charge-offs as a percentage of average principal receivables outstanding were 6.09%, 7.03% and 6.55% for the years ended December 31, 1996, 1997 and 1998, respectively. The increase in 1997 and 1998, when compared with 1996 reflects, among other factors, higher levels of personal bankruptcies during 1997 and 1998.

CHARACTERISTICS OF RECEIVABLES PORTFOLIO

     The receivables and the accounts in the MASTER TRUST PORTFOLIO, as of the beginning of the day on July 1, 1999:

     o included approximately $18.0 billion of PRINCIPAL RECEIVABLES and $0.5 billion of FINANCE CHARGE RECEIVABLES,

     o had an average principal receivables balance of $1,551,

     o had an average credit limit of $7,043, of which the average principal receivables balance represented approximately 23%,

     o represented approximately 58% of aggregate receivables in the BANK PORTFOLIO,

     o had an average age of 80 months,

     o had billing addresses in all 50 states and the District of Columbia,

     o included approximately 64% as standard accounts, representing approximately 61% of outstanding PRINCIPAL RECEIVABLES balances, and

     o included approximately 36% as premium accounts, representing approximately 39% of outstanding PRINCIPAL RECEIVABLES balances.

     The following tables summarize characteristics of the MASTER TRUST PORTFOLIO as of the beginning of the day on July 1, 1999. Because the composition of the MASTER TRUST PORTFOLIO may change in the future, these tables are not necessarily indicative of the composition of the MASTER TRUST PORTFOLIO at any subsequent time.

             COMPOSITION BY ACCOUNT BALANCE--MASTER TRUST PORTFOLIO

                                            PERCENTAGE
                                               OF                              PERCENTAGE OF
                              NUMBER OF     TOTAL NUMBER      RECEIVABLES        TOTAL
ACCOUNT BALANCE                ACCOUNTS     OF ACCOUNTS       OUTSTANDING      RECEIVABLES
---------------------------   ----------    ------------    ---------------    -------------
Credit Balance.............      145,444         1.25%      $   (18,009,406)       (0.10)%
No Balance.................    5,012,613        43.17                     0          0.00
$0.01 to $1,500.00.........    3,090,165        26.61         1,483,679,418          8.03
$1,500.01 to $5,000.00.....    1,967,067        16.94         5,867,161,035         31.74
$5,000.01 to $10,000.00....    1,184,869        10.20         8,615,066,192         46.61
$10,000.01 to $20,000.00...      210,695         1.81         2,489,524,758         13.47
Over $20,000.00............        1,770         0.02            45,625,461          0.25
                              ----------       ------       ---------------       -------
     TOTAL.................   11,612,623       100.00%      $18,483,047,458        100.00%
                              ----------       ------       ---------------       -------
                              ----------       ------       ---------------       -------

              COMPOSITION BY CREDIT LIMIT--MASTER TRUST PORTFOLIO

                                            PERCENTAGE
                                               OF                              PERCENTAGE OF
                              NUMBER OF     TOTAL NUMBER      RECEIVABLES        TOTAL
CREDIT LIMIT                   ACCOUNTS     OF ACCOUNTS       OUTSTANDING      RECEIVABLES
---------------------------   ----------    ------------    ---------------    -------------
$0.00......................        8,186         0.07%      $        49,565          0.00%
$0.01 to $1,500.00.........      903,255         7.78           463,450,119          2.51
$1,500.01 to $5,000.00.....    3,135,230        27.00         3,181,545,584         17.21
$5,000.01 to $10,000.00....    5,889,439        50.71         9,788,561,283         52.96
Over $10,000.00............    1,676,513        14.44         5,049,440,907         27.32
                              ----------       ------       ---------------       -------
     TOTAL.................   11,612,623       100.00%      $18,483,047,458        100.00%
                              ----------       ------       ---------------       -------
                              ----------       ------       ---------------       -------

          COMPOSITION BY PERIOD OF DELINQUENCY--MASTER TRUST PORTFOLIO

                                       PERCENTAGE
                                          OF                              PERCENTAGE OF
                         NUMBER OF     TOTAL NUMBER      RECEIVABLES        TOTAL
PAYMENT STATUS           ACCOUNTS      OF ACCOUNTS       OUTSTANDING      RECEIVABLES
----------------------   ----------    ------------    ---------------    -------------
Current...............   11,208,389        96.52%      $16,981,336,608         91.88%
1 to 29 days
  delinquent..........      235,921         2.03           785,870,780          4.25
30 to 59 days
  delinquent..........       62,563         0.54           231,494,875          1.25
60 to 89 days
  delinquent..........       36,796         0.32           156,372,895          0.85
90 days delinquent or
  more................       68,954         0.59           327,972,300          1.77
                         ----------       ------       ---------------       -------
     TOTAL............   11,612,623       100.00%      $18,483,047,458        100.00%
                         ----------       ------       ---------------       -------
                         ----------       ------       ---------------       -------

     In the Composition by Account Seasoning table below, account age is determined by the number of months elapsed since the account was originally opened, except that for some accounts converted from standard to premium accounts, account age is determined by the number of months since the account was converted.

            COMPOSITION BY ACCOUNT SEASONING--MASTER TRUST PORTFOLIO

                                          PERCENTAGE
                                             OF                              PERCENTAGE OF
                            NUMBER OF     TOTAL NUMBER      RECEIVABLES        TOTAL
ACCOUNT AGE                  ACCOUNTS     OF ACCOUNTS       OUTSTANDING      RECEIVABLES
-------------------------   ----------    ------------    ---------------    -------------
Not More than 6 Months...       50,995         0.44%      $   106,556,062          0.58%
Over 6 Months to 12
  Months.................      255,022         2.20           471,372,072          2.55
Over 12 Months to 24
  Months.................    1,274,780        10.98         1,770,432,927          9.58
Over 24 Months to 36
  Months.................    1,852,655        15.96         2,406,416,562         13.02
Over 36 Months to 48
  Months.................    1,528,743        13.16         2.025,721,035         10.96
Over 48 Months to 60
  Months.................    1,156,707         9.96         2,232,859,123         12.08
Over 60 Months to 120
  Months.................    3,169,474        27.29         5,419,994,636         29.32
Over 120 Months..........    2,324,247        20.01         4,049,695,041         21.91
                            ----------       ------       ---------------       -------
     TOTAL...............   11,612,623       100.00%      $18,483,047,458        100.00%
                            ----------       ------       ---------------       -------
                            ----------       ------       ---------------       -------

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                             MASTER TRUST PORTFOLIO

                                   PERCENTAGE
                                      OF                              PERCENTAGE OF
                     NUMBER OF     TOTAL NUMBER      RECEIVABLES        TOTAL
STATE                 ACCOUNTS     OF ACCOUNTS       OUTSTANDING      RECEIVABLES
------------------   ----------    ------------    ---------------    -------------
California........    1,480,646        12.75%      $ 2,474,438,784         13.39%
New York..........    1,528,889        13.17         2,436,895,669         13.18
Texas.............      785,093         6.76         1,385,115,672          7.49
Florida...........      774,279         6.67         1,212,457,587          6.56
New Jersey........      636,595         5.48           993,636,022          5.38
Illinois..........      586,716         5.05           901,828,169          4.88
Ohio..............      410,789         3.54           651,623,533          3.53
Pennsylvania......      414,604         3.57           593,359,042          3.21
Massachusetts.....      418,776         3.61           576,080,918          3.12
Michigan..........      368,033         3.17           550,941,181          2.98
Virginia..........      252,459         2.17           425,331,178          2.30
Georgia...........      211,159         1.82           366,304,912          1.98
Maryland..........      222,008         1.91           355,936,077          1.93
Indiana...........      223,468         1.92           346,091,861          1.87
North Carolina....      209,504         1.80           340,385,000          1.84
Connecticut.......      206,673         1.78           307,528,947          1.66
Missouri..........      176,579         1.52           277,964,390          1.50
Tennessee.........      163,520         1.41           261,842,921          1.42
Washington........      153,436         1.32           261,534,276          1.41
Arizona...........      145,726         1.26           250,487,878          1.36
Wisconsin.........      179,392         1.54           242,876,647          1.31
Minnesota.........      167,999         1.45           239,969,519          1.30
Louisiana.........      153,479         1.32           230,574,181          1.25
Colorado..........      145,954         1.26           229,108,768          1.24
Alabama...........      132,951         1.15           215,868,890          1.17
Kentucky..........      117,907         1.02           173,347,010          0.94
Oklahoma..........      104,903         0.90           168,096,726          0.91
South Carolina....       99,081         0.85           163,766,110          0.89
Oregon............       99,512         0.86           162,484,514          0.88
Nevada............       75,460         0.65           143,858,920          0.78
Arkansas..........       86,589         0.75           138,356,312          0.75
Kansas............       78,447         0.68           124,285,116          0.67
Mississippi.......       75,250         0.65           116,389,135          0.63
Iowa..............       77,551         0.67           107,709,269          0.58
New Hampshire.....       59,897         0.52            98,320,273          0.53
Rhode Island......       69,589         0.60            98,034,288          0.53
New Mexico........       55,084         0.47            90,156,617          0.49
Hawaii............       43,418         0.37            79,175,989          0.43
Maine.............       48,430         0.42            75,166,511          0.41
West Virginia.....       46,186         0.40            69,815,493          0.38
Nebraska..........       46,186         0.40            69,224,053          0.37
Utah..............       40,763         0.35            63,425,787          0.34
Idaho.............       29,895         0.26            48,246,090          0.26
Vermont...........       28,539         0.25            46,364,544          0.25
Delaware..........       25,407         0.22            45,669,325          0.25
Montana...........       26,461         0.23            41,470,705          0.22
Washington, D.C...       22,520         0.19            39,444,540          0.21
Alaska............       17,641         0.15            34,997,703          0.19
Wyoming...........       16,755         0.14            28,016,920          0.15
South Dakota......       17,737         0.15            26,378,387          0.14
North Dakota......       17,301         0.15            25,794,135          0.14
Other.............       37,387         0.30            76,870,964          0.42
                     ----------       ------       ---------------       -------
    TOTAL.........   11,612,623       100.00%      $18,483,047,458        100.00%
                     ----------       ------       ---------------       -------
                     ----------       ------       ---------------       -------

                            MATURITY CONSIDERATIONS

     Each class of notes is scheduled to receive principal as follows:

     o the Class A scheduled note payment date is the September 2004 PAYMENT DATE, following the CONTROLLED ACCUMULATION PERIOD,

     o the Class B scheduled note payment date is the October 2004 PAYMENT DATE, following payment of Class A, and

     o the Class C scheduled note payment date is the October 2004 PAYMENT DATE, following payment of Class B.

CONTROLLED ACCUMULATION

     Principal for payment to Class A will accumulate in the PRINCIPAL FUNDING ACCOUNT during the CONTROLLED ACCUMULATION PERIOD. The CONTROLLED ACCUMULATION PERIOD is scheduled to begin at the close of business on the last day of the August 2003 MONTHLY PERIOD, but may be delayed based on recent payment rate experience and the amount of principal collections expected to be available for sharing from other series. On each TRANSFER DATE during the CONTROLLED ACCUMULATION PERIOD, the master trust trustee shall deposit into the PRINCIPAL FUNDING ACCOUNT for the benefit of the Class A noteholders, the least of:

     o AVAILABLE INVESTOR PRINCIPAL COLLECTIONS,

     o the CONTROLLED DEPOSIT AMOUNT, and

     o ADJUSTED INVESTOR INTEREST before any deposits on that TRANSFER DATE.

     The length of the CONTROLLED ACCUMULATION PERIOD may be adjusted if Chase USA believes that, based on expected collections of principal, Class A will be fully repaid on its SCHEDULED NOTE PAYMENT DATE. Whether or not the CONTROLLED ACCUMULATION PERIOD is shortened, we can give no assurance that principal adequate to repay Class A will be available on Class A's SCHEDULED NOTE PAYMENT DATE.

     Note that if the RAPID AMORTIZATION PERIOD begins before the CONTROLLED ACCUMULATION PERIOD, there will be no accumulation of principal. If the RAPID AMORTIZATION PERIOD begins during the CONTROLLED ACCUMULATION PERIOD, all principal in the PRINCIPAL FUNDING ACCOUNT will be paid to Class A on the next PAYMENT DATE.

See "Description of the Securities--Description of the Series
Certificate--Principal Allocations" and "--Controlled Accumulation" in this supplement for a more detailed discussion.

     Principal on the Class B and Class C notes is expected to be available for payment in one lump sum on the October 2004 PAYMENT DATE. There will be no controlled accumulation of principal collections for the Class B and Class C notes. Principal will not be paid to Class B until Class A is fully repaid, and no principal will be paid to Class C until Class A and Class B are fully repaid.

RAPID AMORTIZATION PERIOD

     If a PAY OUT EVENT occurs, a rapid amortization will begin and any principal in the PRINCIPAL FUNDING ACCOUNT and principal allocated to the SERIES CERTIFICATE will be distributed to Class A on the following PAYMENT DATE. If Class A is not paid in full on its SCHEDULED NOTE PAYMENT DATE, all principal allocated to the SERIES CERTIFICATE on each subsequent monthly DISTRIBUTION DATE will be paid to Class A until Class A is fully repaid. After Class A is repaid, any remaining principal allocated to the SERIES CERTIFICATE will be paid to Class B on each monthly DISTRIBUTION DATE until Class B, net of charge-offs, is repaid, and finally to Class C on each monthly DISTRIBUTION DATE until Class C, net of charge-offs, is repaid. If charge-offs are allocated to your class of notes and not reimbursed, principal will be paid to you only up to your principal balance net of these charge-offs.

See "Description of the Securities--Description of the Series
Certificate--Principal Allocations" and "--Pay Out Events" in this supplement for a more detailed discussion.

HISTORICAL PAYMENT RATES

     The following table provides you with the highest and lowest cardholder monthly payment rates for the MASTER TRUST PORTFOLIO during any month in the periods shown, and the average cardholder monthly payment rate for all months in the periods shown. These payment rates are calculated as total payments collected during each month as a percentage of total outstanding master trust receivables at the beginning of the month. Monthly averages are shown as an arithmetic average of the payment rate for each month during the indicated period. Payment rates shown in this table are based on total cash payments toward principal and finance charges made by cardholders whose receivables are included in the master trust.

                        CARDHOLDER MONTHLY PAYMENT RATES
                             MASTER TRUST PORTFOLIO

                                                          SIX MONTHS            YEAR ENDED DECEMBER 31,
                                                          ENDED JUNE 30,      ---------------------------
                                                             1999             1998       1997       1996
                                                          --------------      -----      -----      -----
Highest Month..........................................        13.97%         12.70%     12.09%     11.79%
Lowest Month...........................................        12.21%         10.96%     10.33%     10.09%
Monthly Average........................................        13.13%         12.11%     11.44%     10.76%

     We can give no assurance that cardholder monthly payment rates in the future will be similar to this historical experience. If there is a slowdown in the payment rate below the payment rate used to determine the amount deposited in the PRINCIPAL FUNDING ACCOUNT during the CONTROLLED ACCUMULATION PERIOD, we cannot assure you if you hold Class A notes that there will be sufficient time to accumulate the principal collections necessary to pay you principal on the SCHEDULED NOTE PAYMENT DATE for your notes. If the owner trust cannot repay Class A due to insufficient funds in the Principal Funding Account, principal payments to Class B and Class C will be delayed since you cannot receive principal if you hold Class B or Class C notes until Class A is fully repaid. See "Maturity Considerations" in the attached prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

     Gross revenues from finance charges and fees collected from accounts in the MASTER TRUST PORTFOLIO for each of the three calendar years 1998, 1997 and 1996 and for the six months ended on June 30, 1999 are set forth in the following table. In the following table:

     o Finance Charges and Fees Collected include periodic and minimum finance charges, annual membership fees, late charges, cash advance transaction fees, INTERCHANGE, overlimit fees and fees for returned checks,

     o Average Principal Receivables Outstanding is the average of the beginning of the month balance of master trust PRINCIPAL RECEIVABLES outstanding,

     o Yield from Finance Charges and Fees Collected is calculated as a percentage of Average Principal Receivables Outstanding,

     o historical yield figures are calculated on a cash collections basis, and

     o the percentage reflected for the six months ended June 30, 1999 is an annualized figure.

                                PORTFOLIO YIELD
                             MASTER TRUST PORTFOLIO
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                         SIX MONTHS          YEAR ENDED DECEMBER 31,
                                                         ENDED JUNE 30,    ----------------------------
                                                            1999            1998       1997       1996
                                                         --------------    -------    -------    ------
Finance Charges and Fees Collected......................    $  1,628       $ 2,795    $ 2,348    $1,505
Average Principal Receivables Outstanding...............    $ 17,761       $15,658    $13,394    $8,787
Yield from Finance Charges and Fees Collected...........       18.34%        17.85%     17.53%    17.13%

                          CREATION OF THE OWNER TRUST

     Chase USA and Wilmington Trust Company, a Delaware banking corporation, as OWNER TRUSTEE will form Chase Credit Card Owner Trust 1999-3 as a common law trust. The TRUST AGREEMENT for the owner trust provides that the owner trust has been formed for a limited purpose and may not engage in any activities other than:

     o acquiring, owning and managing the assets of the owner trust,

     o issuing and making payments on the notes, and

     o engaging in other activities incidental to the activities described above.

Because of its limited activities, the owner trust has contracted with Chase USA to provide administrative services, including providing notices to you and directions to the INDENTURE TRUSTEE. You should refer to the TRUST AGREEMENT and the DEPOSIT AND ADMINISTRATION AGREEMENT for a complete description of the owner trust's activities.

The owner trust's assets include:

     o the SERIES CERTIFICATE, and

     o the OWNER TRUST SPREAD ACCOUNT.

Only the Class C notes will receive any benefit from the OWNER TRUST SPREAD ACCOUNT.

     The owner trust will not have any other assets and payments of principal and interest on the notes will only be made to the extent that the master trust allocates finance charge and principal collections to the SERIES CERTIFICATE.

     The owner trust's address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, in care of the OWNER TRUSTEE and its telephone number at that address is (302) 651-1000.

                                USE OF PROCEEDS

     The net proceeds from the sale of your notes will be:

     o used to make an initial deposit into the OWNER TRUST SPREAD ACCOUNT, and

     o paid to Chase USA in consideration for the SERIES CERTIFICATE.

Chase USA will use the proceeds it receives for general corporate purposes.

                         DESCRIPTION OF THE SECURITIES

     The following is a summary of the material provisions of the notes and the Series Certificate for your series. This summary is not a complete description of the terms of the notes or the Series Certificate for your series. You should refer to "Description of the Securities" in the attached prospectus as well as the Indenture, the Pooling and Servicing Agreement and the Series 1999-3 Supplement for a complete description.

DESCRIPTION OF THE SERIES CERTIFICATE

     The owner trust will hold the SERIES CERTIFICATE to be issued through the SERIES 1999-3 SUPPLEMENT. The owner trust will pledge the SERIES CERTIFICATE including its allocations of principal and interest from the master trust to the INDENTURE TRUSTEE for your benefit.

GENERAL

     The SERIES CERTIFICATE represents the right to receive its allocation of cardholder payments which have been transferred to the master trust. The SERIES CERTIFICATE will be allocated:

     o a FLOATING ALLOCATION PERCENTAGE of collections of FINANCE CHARGE RECEIVABLES that will be used to pay interest on your notes,

     o a FLOATING ALLOCATION PERCENTAGE of DEFAULT AMOUNTS that will reduce your INVESTOR INTEREST if not paid from collections of FINANCE CHARGE RECEIVABLES,

     o only during the REVOLVING PERIOD, a FLOATING ALLOCATION PERCENTAGE of collections of PRINCIPAL RECEIVABLES, and

     o during the CONTROLLED ACCUMULATION PERIOD or a RAPID AMORTIZATION PERIOD, a FIXED ALLOCATION PERCENTAGE of PRINCIPAL RECEIVABLES that will be used to repay your principal.

The master trust trustee will also allocate to your series:

     o SHARED PRINCIPAL COLLECTIONS, and

     o EXCESS FINANCE CHARGE COLLECTIONS.

Class A will also be entitled to amounts in the PRINCIPAL FUNDING ACCOUNT and the ACCUMULATION PERIOD RESERVE ACCOUNT as well as investment earnings on those amounts.

     The SERIES CERTIFICATE is included in GROUP I. The series listed under "Other Series Issued and Outstanding" below are also included in GROUP I and additional series issued by the master trust may also be included in GROUP I.

     The SERIES CERTIFICATE will not be subordinated to any other series of certificates.

INTEREST ALLOCATIONS

     Interest payments on the SERIES CERTIFICATE for your series will be funded from:

     o finance charge receivables collected during the prior month allocated to the SERIES CERTIFICATE other than INTERCHANGE used to pay a portion of the servicing fee,

     o investment earnings on amounts deposited in the PRINCIPAL FUNDING ACCOUNT for the prior month, and

     o amounts deposited in the ACCUMULATION PERIOD RESERVE ACCOUNT but only if necessary to pay interest to you.

     The owner trust will receive the amount described above that is not applied to:

     o the INVESTOR SERVICING FEE,

     o the INVESTOR DEFAULT AMOUNT,

     o the INVESTOR CHARGE-OFFS and unreimbursed REALLOCATED PRINCIPAL COLLECTIONS, and

     o EXCESS FINANCE CHARGE COLLECTIONS paid to other series.

     The owner trust will receive these amounts on the business day preceding the 15th day of each month.

PRINCIPAL ALLOCATIONS

     Principal payments on the SERIES CERTIFICATE for your series will be funded from:

     o PRINCIPAL RECEIVABLES allocated to the SERIES CERTIFICATE collected during the prior month, minus

     o PRINCIPAL RECEIVABLES reallocated to other series, plus

     o SHARED PRINCIPAL COLLECTIONS allocated to your series.

     During the REVOLVING PERIOD, these amounts will be treated as SHARED PRINCIPAL COLLECTIONS and be used to pay principal to other series or to Chase USA.

     During the CONTROLLED ACCUMULATION PERIOD, an amount equal to the least of:

     o AVAILABLE INVESTOR PRINCIPAL COLLECTIONS allocated to the SERIES CERTIFICATE,

     o the CONTROLLED DEPOSIT AMOUNT, and

     o the excess of the Class A note principal balance over the amount on deposit in the PRINCIPAL FUNDING ACCOUNT will be deposited in the PRINCIPAL FUNDING ACCOUNT to be paid to the owner trust on each TRANSFER DATE for distribution to Class A noteholders on the September 2004 PAYMENT DATE.

     After payment has been made to Class A, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS will be available to pay Class B and Class C. There is no PRINCIPAL FUNDING ACCOUNT for Class B and Class C.

     During the RAPID AMORTIZATION PERIOD, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS will be paid to the owner trust on each TRANSFER DATE until the SERIES CERTIFICATE is paid in full and will be used to pay Class A, then to pay Class B and then to pay Class C.

CONTROLLED ACCUMULATION

     The CONTROLLED ACCUMULATION PERIOD is scheduled to last 12 months. However, the SERVICER may elect to extend the REVOLVING PERIOD and postpone the CONTROLLED ACCUMULATION PERIOD by providing a notice to the master trust trustee. The SERVICER can make this election only if the number of months needed to fund the PRINCIPAL FUNDING ACCOUNT based on expected principal collections needed to pay principal on Class A is less than 12 months. On each determination date from the June 2003 determination date until the CONTROLLED ACCUMULATION PERIOD begins, the SERVICER will review the amount of expected principal collections until Class A's SCHEDULED NOTE PAYMENT DATE and may elect to postpone the CONTROLLED ACCUMULATION PERIOD. In making its decision, the SERVICER is required to assume that the principal payment rate will be no greater than the lowest monthly payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to certificateholders of all other series which are not expected to be amortizing or accumulating principal. In no case will the CONTROLLED ACCUMULATION PERIOD be reduced to less than one month.

ALLOCATION PERCENTAGES

     The master trust trustee will use the FLOATING ALLOCATION PERCENTAGE to allocate to the SERIES CERTIFICATE collections of FINANCE CHARGE RECEIVABLES and DEFAULT AMOUNTS at any time and collections of PRINCIPAL RECEIVABLES during the REVOLVING PERIOD.

     o The FLOATING ALLOCATION PERCENTAGE for each month will equal a fraction:

          - the numerator of which is equal to the ADJUSTED INVESTOR INTEREST, and

          - the denominator of which is equal to the greater of:

             o the sum of the amount of PRINCIPAL RECEIVABLES in the master trust and any amount on deposit in the EXCESS FUNDING ACCOUNT as of the close of business on the last day of the prior month, and

             o the sum of the numerators used to calculate the INVESTOR
               PERCENTAGES for allocations of FINANCE CHARGE RECEIVABLES, DEFAULT AMOUNTS or PRINCIPAL RECEIVABLES for other master trust series outstanding.

     The master trust trustee will use the FIXED ALLOCATION PERCENTAGE to allocate to the SERIES CERTIFICATE collections of PRINCIPAL RECEIVABLES during the CONTROLLED ACCUMULATION PERIOD and the RAPID AMORTIZATION PERIOD.

     o The FIXED ALLOCATION PERCENTAGE for each month will equal a fraction:

          - the numerator of which is equal to the INVESTOR INTEREST as of the last day of the REVOLVING PERIOD, and

          - the denominator of which is equal to the greater of:

             o the sum of the amount of PRINCIPAL RECEIVABLES in the master trust and any amount on deposit in the EXCESS FUNDING ACCOUNT as of the close of business on the last day of the prior month, and

             o the sum of the numerators used to calculate the INVESTOR
               PERCENTAGE for allocations of PRINCIPAL RECEIVABLES for other master trust series outstanding.

When there has been an addition or removal of receivables during the prior month, the denominator used to determine these percentages will be adjusted.

REALLOCATION OF CASH FLOWS

     On each TRANSFER DATE, the SERVICER will allocate principal collections to pay Class A and Class B interest and the NET INVESTOR SERVICING FEE in an amount equal to the REALLOCATED PRINCIPAL COLLECTIONS.

     If REALLOCATED PRINCIPAL COLLECTIONS are greater than zero, then principal collections allocated to the INVESTOR INTEREST will be treated as finance charge collections and be available to pay Class A and B interest and the NET INVESTOR SERVICING FEE and the INVESTOR INTEREST will be reduced accordingly. A reduction in the INVESTOR INTEREST will reduce the allocation of finance charge and principal collections to the SERIES CERTIFICATE.

APPLICATION OF COLLECTIONS

     On each TRANSFER DATE, the SERVICER will direct the master trust trustee to apply AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS from the prior month in the following order:

     o deposit an amount equal to the CLASS A INTEREST REQUIREMENT for the related DISTRIBUTION DATE into the NOTE DISTRIBUTION ACCOUNT for distribution to the owner trust on that DISTRIBUTION DATE,

     o deposit an amount equal to the CLASS B INTEREST REQUIREMENT for the related DISTRIBUTION DATE into the NOTE DISTRIBUTION ACCOUNT for distribution to the owner trust on that DISTRIBUTION DATE,

     o pay an amount equal to the NET INVESTOR SERVICING FEE plus the amount of any overdue NET INVESTOR SERVICING FEE, to the SERVICER,

     o deposit an amount equal to the NET CLASS C INTEREST REQUIREMENT for the related DISTRIBUTION DATE into the NOTE DISTRIBUTION ACCOUNT for distribution to the owner trust on that DISTRIBUTION DATE,

     o treat an amount equal to the INVESTOR DEFAULT AMOUNT, if any, for the related MONTHLY PERIOD, as AVAILABLE INVESTOR PRINCIPAL COLLECTIONS and deposit it into the PRINCIPAL ACCOUNT,

     o treat an amount equal to the sum of the INVESTOR CHARGE-OFFS and the amount of unreimbursed REALLOCATED PRINCIPAL COLLECTIONS as AVAILABLE INVESTOR PRINCIPAL COLLECTIONS and deposit it into the PRINCIPAL ACCOUNT,

     o deposit into the ACCUMULATION PERIOD RESERVE ACCOUNT on and after the RESERVE ACCOUNT FUNDING DATE, but prior to the date on which the ACCUMULATION PERIOD RESERVE ACCOUNT ends an amount equal to the excess, if any, of the REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT over the AVAILABLE ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT, and

     o pay to the owner trust an amount equal to the excess, if any, of the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT over the amount then on deposit in the OWNER TRUST SPREAD ACCOUNT.

All remaining amounts will be treated as EXCESS FINANCE CHARGE COLLECTIONS and will be available to cover any shortfalls in finance charge collections for other outstanding series. After payment of shortfalls, the remaining amount will be paid to the owner trust as the holder of the SERIES CERTIFICATE.

     The following diagram provides you with an outline of the allocation of finance charge receivables. This diagram is a simplified demonstration of the allocation and payment provisions contained in this supplement and the attached prospectus.

ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

                             [Chart Appears Here]


                                               ------------------------------------
                                                  Collections of Finance Charge
                                               Receivables Allocated to Your Series
                                               ------------------------------------
    ----------------------------                               |
     During accumulation period:                               |                                    ------------------------------
    withdrawal from Accumulation               ------------------------------------                     Excess Finance Charge
       Period Reserve Account,   ----------    Available Investor Finance Charge      -----------   Collections from other series,
            if necessary                                    Collections                                     if necessary
    ----------------------------   -----       ------------------------------------                 ------------------------------
    ----------------------------  |                            |
    Investor Principal Funding  --                             |
      Investment Proceeds                      ------------------------------------
    ----------------------------               1. Class A Interest Requirement
                                               2. Class B Interest Requirement
                                               3. Net Investor Servicing Fee
                                               4. Class C Interest Requirement
                                               5. Investor Default Amount
                                               6. Reimburse Investor Interest
                                               7. Reserve Account deposit, if necessary
                                               8. Owner Trust Spread Account deposit,
                                                  if necessary
                                               ------------------------------------
                                                               |
                                               ------------------------------------
                                            Excess Finance Charge Collections to other
                                                       series, if necessary
                                               ------------------------------------
                                                               |
                                               ------------------------------------
                                               Chase Credit Card Owner Trust 1999-3
                                               ------------------------------------
                                                               |
                                               ------------------------------------
                                               1. Class A Interest Payment
                                               2. Class B Interest Payment            --------------------------
                                               3. Class C Interest Payment                                      |
                                               4. Owner Trust Spread Account deposit                            |
                                               ------------------------------------                             |
                                                               |                                    ------------------------------
                                               ------------------------------------                          Owner Trust
                                              Remaining Class C Interest Requirement  ------------          Spread Account
                                               ------------------------------------                 ------------------------------
                                                               |
                                               ------------------------------------
                                                            Chase USA
                                               ------------------------------------


     The SERVICER will direct the master trust trustee to apply AVAILABLE INVESTOR PRINCIPAL COLLECTIONS--after reallocating principal collections to cover shortfalls in amounts payable from finance charge collections--in the following order:

     o during the REVOLVING PERIOD, treat as SHARED PRINCIPAL COLLECTIONS and make available to cover any shortfalls in principal collections for other outstanding series and will be shared between series as described below under "--Shared Principal Collections,"

     o during the CONTROLLED ACCUMULATION PERIOD, deposit the CONTROLLED DEPOSIT AMOUNT in the PRINCIPAL FUNDING ACCOUNT and treat any remaining amount as SHARED PRINCIPAL COLLECTIONS, or

     o during the RAPID AMORTIZATION PERIOD, distribute to the owner trust to make principal payments to you.

     The following diagram provides you with an outline of the allocation of principal collections. This diagram is a simplified demonstration of the allocation and payment provisions contained in this supplement and the attached prospectus.

ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES

                             [Chart Appears Here]

                     ------------------------------------
                     Collections of Principal Receivables
                          Allocated to Your Series
                     ------------------------------------
                                       |
                                       |
                     ------------------------------------
                           Reallocation to unpaid:
                         1. Class A Interest Payment
                         2. Class B Interest Payment
                         3. Net Investor Servicing Fee
                     ------------------------------------
                                       |
                                       |                        ------------------
                     ------------------------------------        Shared Principal
                         Available Investor Principal      ----    Collections
                                 Collections                    from other series,
                     ------------------------------------          if necessary
                                       |                        ------------------
                                       |
                     ------------------------------------
                          During accumulation period:
                              Controlled Deposit
                     ------------------------------------
                                       |
                                       |
                     ------------------------------------
                    Shared Principal Collections to other
                             series, if necessary
                     ------------------------------------
                                       |
                                       |
                     ------------------------------------
                  During revolving and accumulation periods:
                    remaining principal paid to Chase USA
                     ------------------------------------
                                       |
                                       |
                     ------------------------------------
                     Chase Credit Card Owner Trust 1999-3
                     ------------------------------------
                                       |
                                       |
                     ------------------------------------
                         1. Class A Principal Payment
                         2. Class B Principal Payment
                         3. Class C Principal Payment
                     ------------------------------------

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Finance charge collections--and other amounts treated like finance charge collections--in excess of the amount required to make payments or deposits for the SERIES CERTIFICATE for your series will be made available to other series included in GROUP I whose allocation of finance charge collections is not sufficient to make its required payments or deposits. We call these collections EXCESS FINANCE CHARGE COLLECTIONS. If the SERIES CERTIFICATE for your series requires more finance charge collections than allocated through the INVESTOR PERCENTAGE, it will have access to finance charge collections--and other amounts treated like finance charge collections--from other series in GROUP I. Each series that is part of GROUP I and has a shortfall will receive a share of the total amount of EXCESS FINANCE CHARGE COLLECTIONS available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month.

SHARED PRINCIPAL COLLECTIONS

     Collections of PRINCIPAL RECEIVABLES allocated to the INVESTOR INTEREST in excess of the CONTROLLED DEPOSIT AMOUNT during the CONTROLLED ACCUMULATION PERIOD and principal payments to the owner trust, as the holder of the SERIES CERTIFICATE, during the RAPID AMORTIZATION PERIOD, will be made available to other series whose allocation of principal collections is not sufficient to make payments or deposits required to be made from principal collections allocated to those series. We call these collections SHARED PRINCIPAL COLLECTIONS. If the SERIES CERTIFICATE for your series requires more principal collections than allocated through the INVESTOR PERCENTAGE, it will share in the excess available from other series in GROUP I. Each series that is part of GROUP I and has a shortfall will receive a share of the total amount of SHARED PRINCIPAL COLLECTIONS available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month. SHARED PRINCIPAL COLLECTIONS will not, however, be available to cover INVESTOR CHARGE-OFFS for any series.

     If SHARED PRINCIPAL COLLECTIONS exceed shortfalls, the master trust trustee will distribute the remaining amount to the holder of the TRANSFEROR CERTIFICATE or, under certain circumstances, deposit it into the EXCESS FUNDING ACCOUNT.

DEFAULTED RECEIVABLES

     The DEFAULT AMOUNT represents the investors' share of losses from the MASTER TRUST PORTFOLIO. On each TRANSFER DATE, CMB as SERVICER will calculate the DEFAULT AMOUNT by multiplying:

     o the FLOATING ALLOCATION PERCENTAGE for that month, by

     o the total amount of receivables in MASTER TRUST PORTFOLIO accounts that were charged-off for that month.

     If the DEFAULT AMOUNT exceeds the amount of finance charge collections allocated to fund this amount for the prior month, then the INVESTOR INTEREST will be reduced by the excess. If the INVESTOR INTEREST is reduced to zero, the SERIES CERTIFICATE will not receive any further allocations of finance charge and principal collections. The INVESTOR INTEREST will also be reduced by the amount of any REALLOCATED PRINCIPAL COLLECTIONS used to make interest payments to Class A and Class B. In no event, however, shall the INVESTOR INTEREST be reduced below zero. Reductions in the INVESTOR INTEREST from both of these items may be reimbursed from subsequent finance charge collections allocated for reimbursement, if available.

PRINCIPAL FUNDING ACCOUNT

     The master trust trustee will establish an account in which it will collect principal collections (other than REALLOCATED PRINCIPAL COLLECTIONS), including SHARED PRINCIPAL COLLECTIONS, during the CONTROLLED ACCUMULATION PERIOD. The amounts collected will be distributed to the owner trust to make principal payments to holders of Class A notes on Class A's SCHEDULED NOTE PAYMENT DATE. However, if a rapid amortization occurs, those amounts will be paid to you if you hold Class A notes on the first DISTRIBUTION DATE after the RAPID AMORTIZATION PERIOD begins. There is no PRINCIPAL FUNDING ACCOUNT for Class B and Class C.

     The SERVICER will direct the master trust trustee to invest money on deposit in this account in short-term, highly rated liquid investments permitted under the terms of the POOLING AND SERVICING AGREEMENT. As stated above, investment earnings on these investments will be treated as finance charge collections. We call these amounts INVESTOR PRINCIPAL FUNDING INVESTMENT PROCEEDS. If for any month, the INVESTOR PRINCIPAL FUNDING INVESTMENT PROCEEDS are less than one-twelfth of the product of:

     o the balance of the PRINCIPAL FUNDING ACCOUNT as of the RECORD DATE, and

     o the interest rate on the Class A notes in effect for that month,

then the master trust trustee will withdraw the shortfall from the ACCUMULATION PERIOD RESERVE ACCOUNT and treat those amounts as finance charge collections.

ACCUMULATION PERIOD RESERVE ACCOUNT

     The master trust trustee will establish an account that it will use to fund investment earnings shortfalls during the CONTROLLED ACCUMULATION PERIOD. At least three months prior to the beginning of the CONTROLLED ACCUMULATION PERIOD, the master trust trustee will begin to deposit AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS into this account until the account balance equals the REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT.

     CHASE USA may change the formula for calculating the REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT if the rating agencies agree that the modification to the formula will not result in negative rating action on the notes and an authorized officer of Chase USA certifies that, in the reasonable belief of Chase USA, the modification will not result in a PAY OUT EVENT.

     CMB as SERVICER will direct the master trust trustee to invest money on deposit in this account in short-term, highly rated liquid investments permitted under the terms of the POOLING AND SERVICING AGREEMENT. Investment earnings (net of expenses and losses) will be retained in this account. The master trust trustee will withdraw money from this account in excess of the REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT on each TRANSFER DATE and the amount withdrawn will be used to fund any shortfall in INVESTOR PRINCIPAL FUNDING INVESTMENT PROCEEDS.

     On each TRANSFER DATE during the CONTROLLED ACCUMULATION PERIOD, and on the first TRANSFER DATE during the RAPID AMORTIZATION PERIOD, the SERVICER will withdraw from the ACCUMULATION PERIOD RESERVE ACCOUNT and treat as AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS the lesser of:

     o the AVAILABLE ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT, and

     o the PRINCIPAL FUNDING INVESTMENT SHORTFALL with respect to that TRANSFER DATE.

     The ACCUMULATION PERIOD RESERVE ACCOUNT will be terminated on the earliest to occur of:

     o the termination date of the master trust,

     o if the CONTROLLED ACCUMULATION PERIOD has not begun, the first TRANSFER DATE after the RAPID AMORTIZATION PERIOD has begun, and

     o if the CONTROLLED ACCUMULATION PERIOD has begun, the earlier of:

          - the first TRANSFER DATE with respect to the RAPID AMORTIZATION PERIOD, and

          - the TRANSFER DATE immediately preceding the SCHEDULED PRINCIPAL ALLOCATION COMMENCEMENT DATE.

     When this account is closed, funds in this account will be treated as AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS and used to pay interest to you.

PAY OUT EVENTS

     The REVOLVING PERIOD will continue until the scheduled date for the beginning of the CONTROLLED ACCUMULATION PERIOD unless one of the events identified in the chart below occurs. The chart also indicates whether each listed PAY OUT EVENT is an event that requires a majority vote of the noteholders to declare the occurrence of a PAY OUT EVENT. Unless otherwise specified, PAY OUT EVENTS are declared upon their occurrence without the necessity for a vote. Additionally, some events cause a rapid amortization of the SERIES CERTIFICATE while others will cause a rapid amortization for all series issued by the master trust and outstanding when the event occurs.

                                                               REQUIRES A          CAUSES RAPID       CAUSES RAPID
                                                               MAJORITY VOTE OF    AMORTIZATION OF    AMORTIZATION OF ALL
PAY OUT EVENT                                                  NOTEHOLDERS         SERIES 1999-3         SERIES
------------------------------------------------------------   ----------------    ---------------    -------------------
1.    Chase USA fails to make a payment or deposit when            x                   x
      required to under the POOLING AND SERVICING AGREEMENT
      or within five days after that date.
2.    Chase USA fails to observe or perform any covenant or        x                   x
      agreement and that failure has a material adverse
      effect on you and the failure continues unremedied for
      60 days after written notice to Chase USA.
3.    Chase USA makes a representation or warranty that was        x                   x
      materially incorrect when made and that continues to
      be materially incorrect for 60 days after written
      notice to Chase USA and as a result you are materially
      and adversely affected, unless Chase USA accepts
      reassignment of the related receivables.
4.    Chase USA provides materially incorrect information          x                   x
      about the master trust accounts and that information
      continues to be materially incorrect for 60 days after
      written notice to Chase USA and as a result you are
      materially and adversely affected, unless Chase USA
      accepts reassignment of the related receivables.
5.    The average of the PORTFOLIO YIELDS for three                                    x
      consecutive MONTHLY PERIODS is less than the average
      of the BASE RATES for the same period.
6.    Chase USA fails to transfer receivables under                                    x
      additional accounts or participations when required
      under the POOLING AND SERVICING AGREEMENT.
7.    A SERVICER DEFAULT occurs which has a material adverse       x                   x
      effect on you.
8.    There are insufficient funds in the DISTRIBUTION                                 x
      ACCOUNT to pay the INVESTOR INTEREST in full on the
      second DISTRIBUTION DATE following the SCHEDULED
      PRINCIPAL ALLOCATION COMMENCEMENT DATE.
9.    Chase USA becomes bankrupt or insolvent or enters                                                    x
      receivership or conservatorship.
10.   Chase USA becomes unable to transfer Receivables to                                                  x
      the master trust in accordance with the POOLING AND
      SERVICING AGREEMENT.
11.   The master trust becomes subject to regulation as an                                                 x
      "investment company" under the Investment Company Act
      of 1940.
12.   An EVENT OF DEFAULT occurs under the INDENTURE.                                  x

     Once a rapid amortization begins, principal will begin to be distributed to the owner trust on the first DISTRIBUTION DATE following the month in which the PAY OUT EVENT occurred or was declared. If a rapid amortization begins, the average life of the notes you hold may be shortened.

SERVICING FEES AND EXPENSES

     The master trust trustee will pay the SERVICER a 2% annual servicing fee payable in twelve equal monthly installments. We expect to pay half of the servicing fee from finance charge collections and half of the servicing fee from INTERCHANGE allocated to the INVESTOR INTEREST. INTERCHANGE paid to the SERVICER is limited to 1% of the ADJUSTED INVESTOR INTEREST. If there is not enough INTERCHANGE to pay half of the servicing fee, none of the master trust, the INDENTURE TRUSTEE nor the noteholders will be responsible for paying the SERVICER the amount of any shortfall.

     The SERVICER will pay expenses out of the servicing fee it receives, including the fees and expenses of any master trust trustee and independent certified public accountants and other fees not stated to be paid by the master trust. CMB as the SERVICER will not be responsible for the payment of any federal, state or local taxes on your notes or on the SERIES CERTIFICATE for your Series.

DESCRIPTION OF THE NOTES

     The following is a summary of the material terms of the notes. You should refer to "Description of the Securities--Description of the Notes" in the attached prospectus as well as the Indenture for a complete description of the notes.

GENERAL

     The Class A, Class B and Class C notes will be issued under an INDENTURE between the owner trust and The Bank of New York, as INDENTURE TRUSTEE. The form of the INDENTURE has been filed as an exhibit to the Registration Statement and a copy will be filed with the SEC after the notes are issued. The notes are obligations of the owner trust and payments on the notes will only be made if the owner trust receives payment on the SERIES CERTIFICATE.

     Notes will be issued in $1,000 denominations and will be available only in book-entry form through DTC. As described in the attached prospectus, as long as the notes are held in book-entry form, you will only be able to transfer your notes through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made to the noteholders in whose names notes are registered on the RECORD DATE, to the extent of available funds, on each PAYMENT DATE.

     The RECORD DATE for the notes is the last business day of the calendar month before the PAYMENT DATE.

SUBORDINATION

     The Class B notes and the Class C notes are subordinated to the Class A notes. Interest payments will be made to the Class A notes prior to the Class B notes and the Class C notes. Interest payments will be made to the Class B notes prior to the Class C notes. Principal payments to the Class B notes will not begin until the Class A notes have been paid in full. Principal payments to the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. If principal collections allocated to the SERIES CERTIFICATE are reallocated to pay the Class A notes, the principal amount of the Class C notes and the Class B notes may not be repaid. If principal collections allocated to the SERIES CERTIFICATE are reallocated to pay interest on the Class B notes, the principal amount of the Class C notes may not be repaid. If receivables are sold after an EVENT OF DEFAULT or PAY OUT EVENT, the net proceeds of that sale which are available to pay principal on the notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes or the Class C notes.

INTEREST PAYMENTS

     Interest will begin to accrue on the notes beginning on the CLOSING DATE and will be paid to you on the 15th of November 1999 and the 15th day of each following month. If such date is not a business day, you will be paid interest on the following business day but you will not receive any additional interest because of the delay.

     On each PAYMENT DATE, you will receive an interest payment based on the interest rate for your class and the outstanding balance of your notes as follows:

     o the Class A interest rate is 6.66% per annum,

     o the Class B interest rate is 6.95% per annum, and

     o the Class C interest rate is 0.95% per annum above one-month LIBOR.

     The INDENTURE TRUSTEE will calculate the amount of interest to be paid to you by multiplying:

     o the note balance of your class as of the last RECORD DATE by

     o the interest rate for your class by

     o a fraction equal to:

          - for Class A and Class B, 1/12; and

          - for Class C, the number of actual days for that interest period divided by 360.

An interest period is the period from the prior PAYMENT DATE through the day before the current PAYMENT DATE. However, the first interest period begins on the Closing Date and ends on the day before the first Payment Date. The owner trust will pay interest from money it received from the SERIES CERTIFICATE and deposited in the NOTE DISTRIBUTION ACCOUNT. Interest on each class of notes will be paid from amounts on deposit in the NOTE DISTRIBUTION ACCOUNT; however, Class C interest will also be paid from the OWNER TRUST SPREAD ACCOUNT. Class A will receive interest payments prior to Class B and Class C. Class B will receive interest payments prior to Class C, except to the extent Class C interest payments are paid from the OWNER TRUST SPREAD ACCOUNT.

     If you do not receive your interest in full on any PAYMENT DATE, you will be paid the shortfall on a following PAYMENT DATE as well as interest at the interest rate for your class on those unpaid amounts to the extent of available funds.

     The initial interest payment and the initial interest period will be adjusted to account for a longer first period.

     The INDENTURE TRUSTEE will determine one-month LIBOR on the second business day prior to the beginning of each interest period by referring to the rate for dollar deposits for one month on Telerate Page 3750 at 11 a.m. London time. If the rate does not appear, the INDENTURE TRUSTEE will request four major banks in the London interbank market to provide quotes for interest rates on dollar deposits for one month and will use the arithmetic mean of the quotes. If less than two London banks provide quotes, the INDENTURE TRUSTEE will request major New York City banks to provide quotes for interest rates on dollar deposits to be lent to European banks for one month and will use the arithmetic mean of the quotes. LIBOR for the period from the CLOSING DATE to the November 15, 1999 PAYMENT DATE will be determined for a period of 47 days rather than one month.

     You can call the INDENTURE TRUSTEE at 212-815-5286 to obtain the Class C interest rate for the prior and current interest periods. The ADMINISTRATOR of the owner trust will also notify the Luxembourg Stock Exchange by the first day of the interest period of the Class C interest rate and the amount of interest to be paid to each class of notes on that date. This information will also be included in the monthly noteholder statement.

PRINCIPAL PAYMENTS

     The notes will mature on the January 2007 PAYMENT DATE which is the NOTE MATURITY DATE and are required to be paid on that date. The notes may, however, be repaid or redeemed before or after the SCHEDULED NOTE PAYMENT DATE.

     The Class A notes are scheduled to be repaid in full on the September 2004 PAYMENT DATE from the amounts on deposit in the PRINCIPAL FUNDING ACCOUNT.

     If the Class A notes are repaid, the Class B notes will be repaid in full on the October 2004 PAYMENT DATE.

     If the Class A and Class B notes are repaid, the Class C notes will be repaid in full on the October 2004 PAYMENT DATE.

     The INDENTURE TRUSTEE is required to use the amount on deposit in the NOTE DISTRIBUTION ACCOUNT to pay principal on the SCHEDULED NOTE PAYMENT DATE for each class of notes. If there is an outstanding principal balance of any class of notes after its SCHEDULED NOTE PAYMENT DATE, principal will be paid on the following PAYMENT DATES until the full balance is repaid. After an EVENT OF DEFAULT has been declared, if the INDENTURE TRUSTEE and the noteholders determine that the principal amount of the notes is due and payable, such amounts will be paid to each class in order of seniority. If the full balance is not repaid by the NOTE MATURITY DATE, an EVENT OF DEFAULT will be declared. You may suffer a loss if principal is not repaid to you by the NOTE MATURITY DATE.

OPTIONAL REDEMPTION

     The owner trust will redeem the notes if the TRANSFEROR chooses to repurchase the SERIES CERTIFICATE. If a redemption occurs, you will receive your remaining principal balance plus accrued but unpaid interest through the PAYMENT DATE on which the notes are redeemed. Please refer to "Description of the Securities--Description of the Certificates--Final Payment of Principal; Series Termination" in the attached prospectus for a description of the option of the TRANSFEROR to repurchase a series.

DISTRIBUTIONS

     On each TRANSFER DATE for the SERIES CERTIFICATE, the master trust trustee will allocate finance charge and principal collections to pay interest, principal, fees and other amounts on the notes. The timing, calculation, distribution, order, source and priority for payment of these amounts by or on behalf of the INDENTURE TRUSTEE are provided below:

     o deposit the CLASS A INTEREST REQUIREMENT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class A noteholders on the related PAYMENT DATE,

     o deposit the CLASS B INTEREST REQUIREMENT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class B noteholders on the related PAYMENT DATE,

     o deposit the CLASS C INTEREST REQUIREMENT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class C noteholders on the related PAYMENT DATE,

     o deposit the CLASS A NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class A noteholders on the related PAYMENT DATE,

     o deposit the CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class B noteholders on the related PAYMENT DATE,

     o deposit the CLASS C NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class C noteholders on the related PAYMENT DATE, and

     o deposit into the OWNER TRUST SPREAD ACCOUNT, the excess, if any, of:

          - the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT for such TRANSFER DATE over

          - the amount on deposit in the OWNER TRUST SPREAD ACCOUNT on such TRANSFER DATE; not taking into account the amount deposited into the OWNER TRUST SPREAD ACCOUNT on such TRANSFER DATE described by this clause.

     Any remaining funds will be distributed to CHASE USA as the owner of the equity interest in the owner trust.

     The INDENTURE TRUSTEE can also use the funds on deposit in the OWNER TRUST SPREAD ACCOUNT to pay:

     o Class C interest to Class C noteholders, and

     o Class C principal on or after the Class C scheduled maturity date if

          - the Class A and B notes have been repaid or

          - the INVESTOR INTEREST of the SERIES CERTIFICATE is zero.

On each PAYMENT DATE, money on deposit in the NOTE DISTRIBUTION ACCOUNT will be distributed to you.

OWNER TRUST SPREAD ACCOUNT

     The INDENTURE TRUSTEE will establish this account for the benefit of the Class C Notes only. It will be funded from allocations of funds from the SERIES CERTIFICATE after payment of the CLASS A, CLASS B AND CLASS C INTEREST REQUIREMENTS and the CLASS A AND CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNTS for such TRANSFER DATE. The balance of such account will be used to pay Class C interest and principal as described in the preceding section. The availability of funds in this account is intended to increase the likelihood that Class C noteholders will receive the full amount of principal and interest owed to them and to decrease the likelihood that Class C noteholders will suffer a loss of principal. If you purchase Class C notes, you should note that the funds deposited in this account are limited and may not be available when needed to make up interest or principal shortfalls.

     The required balance of the OWNER TRUST SPREAD ACCOUNT will initially equal $9,659,100 and will adjust each TRANSFER DATE to an amount equal to the initial principal balance of the notes times a percentage based on the average EXCESS SPREAD PERCENTAGE for the prior three months described in the following chart.

                                                                                                 PERCENTAGE OF
QUARTERLY EXCESS SPREAD PERCENTAGE                                                               INITIAL NOTE BALANCE
----------------------------------------------------------------------------------------------   --------------------
Greater than 4.5%                                                                                        1.00%
Less than or equal to 4.5% but greater than 4.0%                                                         1.50%
Less than or equal to 4.0% but greater than 3.5%                                                         2.50%
Less than or equal to 3.5% but greater than 3.0%                                                         3.00%
Less than or equal to 3.0% but greater than 2.5%                                                         3.50%
Less than or equal to 2.5% but greater than or equal to 0.0%                                             4.00%
Less than 0.0%                                                                                           7.00%

     In the event a PAY OUT EVENT (other than an EVENT OF DEFAULT) occurs, the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT will increase to 4.0%.

     The balance of the OWNER TRUST SPREAD ACCOUNT will never be required to be more than the CLASS C NOTE PRINCIPAL BALANCE.

     After the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT has increased as specified in the above chart, the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT shall remain at that amount, unless further increased or decreased on any TRANSFER DATE to another specified percentage; provided, however, that the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT will not be adjusted downward until at least three months have elapsed since the later to occur of:

     o the CLOSING DATE, and

     o any previous upward adjustment in the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT.

     The ADMINISTRATOR will be able to modify the method for calculating the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT if the rating agencies agree that the modification will not result in negative rating action on the notes and an authorized officer of Chase USA certifies to the INDENTURE TRUSTEE that the modification will not result in an EVENT OF DEFAULT. The ADMINISTRATOR/TRANSFEROR will not be able to modify this formula if a PAY OUT EVENT relating to the nonpayment of interest or principal has occurred.

     The ADMINISTRATOR will direct the INDENTURE TRUSTEE to invest money on deposit in this account in short-term, highly rated liquid investments permitted under the terms of the INDENTURE. Investment earnings

(net of expenses and losses) will be deposited in the NOTE DISTRIBUTION ACCOUNT and will be used to pay Class C interest.

     If an EVENT OF DEFAULT occurs because the owner trust fails to pay interest or principal when due and payable, the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT will increase to an amount equal to

     o the amount then on deposit in the OWNER TRUST SPREAD ACCOUNT, and

     o the amount available on that date to be deposited in the OWNER TRUST SPREAD ACCOUNT after payments of principal and interest on the notes,

but not greater than the outstanding principal amount of the Class C notes. If an EVENT OF DEFAULT occurs that is not a result of the owner trust failing to pay interest or principal, the INDENTURE TRUSTEE may, or will if it receives written instruction from Class C noteholders representing at least 66 2/3% of the outstanding principal amount of the Class C notes, increase the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT to an amount equal to the outstanding principal amount of the Class C notes.

     Amounts in excess of the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT will be distributed to Chase USA as the holder of the equity interest in the owner trust. After the payment in full of the Class C notes, the balance of this account will be distributed to Chase USA as the holder of the equity interest in the owner trust.

EVENTS OF DEFAULT

     Each of the following events is an EVENT OF DEFAULT under the INDENTURE:

     o Class A, B or C principal is not paid on the NOTE MATURITY DATE,

     o the owner trust fails to pay interest on the notes and the failure continues for 35 days,

     o the owner trust becomes bankrupt or insolvent,

     o failure to observe or perform in any material respect any covenants or agreements contained in the Indenture and that failure has a material adverse effect on you and the failure continues unremedied for 60 days after written notice is given by the INDENTURE TRUSTEE or noteholders representing greater than 50% of the outstanding balance of the notes, or

     o the owner trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940.

     If an EVENT OF DEFAULT occurs, the INDENTURE TRUSTEE or the holders of a majority of the notes may declare the notes to be immediately due and payable. If the notes are accelerated, the INDENTURE TRUSTEE can:

     o begin proceedings to collect amounts due from the OWNER TRUSTEE or exercise other remedies available to it as a secured party,

     o foreclose on the SERIES CERTIFICATE,

     o sell the SERIES CERTIFICATE in accordance with the restrictions described in the attached prospectus and use the proceeds from the sale to repay you, and

     o allow the OWNER TRUSTEE to continue to hold the SERIES CERTIFICATE and pass through any payments on the SERIES CERTIFICATE to you.

     If an EVENT OF DEFAULT is declared and the notes are accelerated, you may receive principal prior to the SCHEDULED NOTE PAYMENT DATE for your notes.

NOTEHOLDER REPORTS

     You will receive a monthly report from the ADMINISTRATOR as described in the attached prospectus. In addition, the report will specify if any money is withdrawn from the OWNER TRUST SPREAD ACCOUNT.

     So long as the notes are listed on the Luxembourg Stock Exchange, we will publish a notice in a daily newspaper in Luxembourg that provides the information contained in the monthly report. We expect initially to publish the notice in the Luxemburger Wort.

     If definitive notes are issued, the monthly notice will be mailed to your address as it appears on the INDENTURE TRUSTEE'S register.

                        LISTING AND GENERAL INFORMATION

     We have applied to the Luxembourg Stock Exchange to list the Class A notes, the Class B notes and the Class C notes. In connection with the listing application, the Organization Certificate and By-laws of the Bank, and legal notice relating to the issuance of the Class A notes, the Class B notes and the Class C notes will be deposited before we list with the Chief Registrar of the District Court of Luxembourg, where you may obtain copies of those documents. The Class A notes, the Class B notes and the Class C notes have been accepted for clearance through the facilities of DTC, CEDELBANK and the EUROCLEAR SYSTEM.

     The securities identification numbers for the notes are listed below:

                                                          INTERNATIONAL
                                                           SECURITIES
                                                          IDENTIFICATION
                                          CUSIP NUMBER    NUMBER (ISIN)    COMMON CODE
                                          ------------    -------------    -----------
Class A                                    16151RAA1       US16151RAA14     010247608
Class B                                    16151RAB9       US16151RAB96     010247659
Class C                                    16151RAC7       US16151RAC79     010247683

     As of the date of this supplement, neither the master trust nor the owner trust is involved in any litigation or arbitration proceeding relating to claims that are material in the context of the issuance of the Notes, nor so far as Chase USA is aware are any of those proceedings pending or threatened.

     Except as disclosed in this prospectus supplement, there has been no material adverse change in the financial position of the master trust since June 30, 1999 through the date of this prospectus supplement.

     The transactions described in this prospectus supplement were authorized by resolutions adopted by Chase USA's Board of Directors on January 26, 1999 and by Chase USA's Asset and Loan Securitization Committee on September 21, 1999.

     Copies of the POOLING AND SERVICING AGREEMENT, the SERIES 1999-3 SUPPLEMENT, the applicable INDENTURE, DEPOSIT AND ADMINISTRATION AGREEMENT and the TRUST AGREEMENT, the annual report of independent certified public accountants described in "Description of the Securities--Description of the Certificates--Evidence as to Compliance" in the attached prospectus, the documents referred to under "Where You Can Find More Information" and the reports to noteholders referred to under "Reports to Securityholders" and "Description of the Securities--Description of the Notes--Reports to Noteholders" in the attached prospectus will be available free of charge at the office of the LISTING AGENT in Luxembourg. Financial information regarding Chase USA is included in the consolidated financial statements of The Chase Manhattan Corporation in The Chase Manhattan Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. Such report is available, and reports for subsequent years will be available, at the office of the LISTING AGENT.

     So long as there is no PAYING AGENT and transfer agent in Luxembourg, Banque Generale du Luxembourg, S.A. will act as intermediary agent in Luxembourg. If securities are issued in fully registered, certificated form under the circumstances described in the attached prospectus, a PAYING AGENT and transfer agent will be appointed in Luxembourg.

     The notes, the POOLING AND SERVICING AGREEMENT, the SERIES 1999-3 SUPPLEMENT, the INDENTURE and the DEPOSIT AND ADMINISTRATION AGREEMENT are governed by the laws of the State of New York. The TRUST AGREEMENT is governed by the laws of the State of Delaware.

     Although we have applied to list the notes on the Luxembourg Stock Exchange, we cannot guarantee that the application for the listing will be accepted. You should consult with the LISTING AGENT in Luxembourg to determine whether or not the notes are listed on the Luxembourg Stock Exchange.

     This prospectus supplement and the attached prospectus have been prepared by Chase USA solely for use in connection with the offering and listing of the notes described in this prospectus supplement. At the request of the Luxembourg Stock Exchange, Chase USA confirms that it has taken reasonable care to ensure that facts stated in this prospectus supplement and the attached prospectus are true and accurate in all material respects and there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion in this prospectus supplement or the prospectus, and that Chase USA accepts responsibility accordingly.

                                  UNDERWRITING

     Chase USA has agreed to sell to the underwriters listed below the amount of securities of each class set forth next to each underwriter's name. Each underwriter has agreed to purchase that amount of those securities.

Class A Notes                             Principal Amount
--------------------------------------    -------------------

Chase Securities Inc.                        $ 595,000,000
Banc One Capital Markets, Inc.                  85,000,000
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated                       85,000,000
Salomon Smith Barney Inc.                       85,000,000
                                             -------------
       Total                                 $ 850,000,000
                                             -------------
                                             -------------


Class B Notes
--------------------------------------

Chase Securities Inc.                        $  48,295,000

Class C Notes
--------------------------------------

Chase Securities Inc.                        $  67,615,000

     The price to public, underwriters' discounts and commissions, the concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of each class of notes are as follows:

                                                              Underwriting      Selling
                                                 Price to     discount and     concessions,     Reallowance,
                                                  Public      commissions      not to exceed    not to exceed
                                                 ---------    -------------    -------------    --------------
Class A Notes                                    99.966344%       0.250%           0.150%            0.125%

Class B Notes                                    99.959103%       0.275%           0.175%            0.125%

Class C Notes                                       100.00%       0.325%           0.200%            0.125%

     After the offering is completed, Chase USA will receive the proceeds, after deduction of the underwriting and other expenses, listed below:

                                            Proceeds to Transferor (as %           Underwriting
                       Proceeds to          of the principal amount of the         discounts and
                        Transferor                 notes)                          concessions
                       ------------         ------------------------------         -------------
Class A Notes          $847,588,924                    99.716344%                   $ 2,125,000

Class B Notes          $ 48,142,438                    99.684103%                   $   132,811

Class C Notes          $ 67,615,000                       99.675%                   $   219,749

     After the public offering, the public offering price and other selling terms may be changed by the underwriters.

     The underwriters' obligations to acquire any Series 1999-3 notes will be subject to certain conditions. The underwriters will offer the Series 1999-3 notes for sale only if the owner trust issues the notes, and all conditions to the issuance of the notes are satisfied or waived. The underwriters have agreed either to purchase all of the Series 1999-3 notes, or none of them.

     The underwriters may reject any orders in whole or in part.

     Chase Securities Inc. is a wholly-owned subsidiary of The Chase Manhattan Corporation and an affiliate of Chase USA.

     Each underwriter has represented and agreed that:

          o it has not offered or sold, and will not offer or sell, any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,

          o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom, and

          o it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue or sale of notes to a person who is of a kind described in
            Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

     This prospectus supplement and the attached prospectus may be used by Chase Securities Inc. in connection with offers and sales related to market-making transactions in the notes. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Chase Securities Inc. has no obligation to make a market in the notes and any such market-making may be discontinued at any time without notice, in its sole discretion. Chase Securities Inc. is among the underwriters participating in the initial distribution of the notes.

                      OTHER SERIES ISSUED AND OUTSTANDING

     The table below discusses the principal characteristics of the twenty other series of certificates previously issued by the master trust and currently outstanding. For more specific information with respect to any series, any prospective investor should contact The Chase Manhattan Bank at (212) 270-6000. The Chase Manhattan Bank will provide, without charge, to any prospective investor, a copy of the disclosure documents for any other publicly issued series.

SERIES 1995-2

1.  Class A Certificates
             Initial Investor Interest..............................$600,000,000
             Certificate Rate..............................................6.23%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$50,000,000
             Commencement of Controlled Accumulation Period
               (subject to adjustment)........................September 30, 1999
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest..........................$47,728,181.82
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date.............................October 15, 2000
             Series 1995-2 Termination Date........................June 15, 2003
             Series Issuance Date...............................October 19, 1995

2.  Class B Certificates
             Initial Investor Interest...............................$34,090,000
             Certificate Rate..............................................6.38%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date............................November 15, 2000
             Series 1995-2 Termination Date............Same as above for Class A
             Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1995-3

1.  Class A Certificates
             Initial Investor Interest..............................$450,000,000
             Certificate Rate..............................................6.23%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$37,500,000
             Commencement of Controlled Accumulation Period (subject to
               adjustment).........................................July 31, 2001
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest..........................$35,795,636.36
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date..............................August 15, 2002
             Series 1995-3 Termination Date.......................April 15, 2005
             Series Issuance Date..............................November 21, 1995

2.  Class B Certificates
             Initial Investor Interest...............................$25,568,000
             Certificate Rate..............................................6.39%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date...........................September 15, 2002
             Series 1995-3 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1995-4

1.  Class A Certificates
             Initial Investor Interest..............................$300,000,000
             Certificate Rate..........................Three Month LIBOR + 0.20%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$25,000,000
             Commencement of Controlled Accumulation Period (subject to
               adjustment)......................................October 31, 2001
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest..........................$35,714,857.14
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date............................November 25, 2002
             Series 1995-4 Termination Date........................July 25, 2005
             Series Issuance Date..............................November 29, 1995

2.  Class B Certificates
             Initial Investor Interest...............................$21,428,000
             Certificate Rate..........................Three Month LIBOR + 0.32%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date............................November 25, 2002
             Series 1995-4 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1996-1

1.  Class A Certificates
             Initial Investor Interest..............................$700,000,000
             Certificate Rate..............................................5.55%
             Controlled Accumulation Amount (subject to
               adjustment)........................................$58,333,333.33
             Commencement of Controlled Accumulation Period (subject to
               adjustment).....................................December 31, 1999
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest..........................$55,682,545.45
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date.............................January 15, 2001
             Series 1996-1 Termination Date...................September 15, 2003
             Series Issuance Date...............................January 23, 1996

2.  Class B Certificates
             Initial Investor Interest...............................$39,772,000
             Certificate Rate..............................................5.71%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date............................February 15, 2001
             Series 1996-1 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1996-2

1.  Class A Certificates
             Initial Investor Interest..............................$550,000,000
             Certificate Rate..............................................5.98%
             Controlled Accumulation Amount (subject to
               adjustment)........................................$45,833,333.33
             Commencement of Controlled Accumulation Period (subject to
               adjustment).....................................December 31, 2004
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest..........................$43,750,000.00

             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date.............................January 15, 2006
             Series 1996-2 Termination Date...................September 15, 2008
             Series Issuance Date...............................January 23, 1996

2.  Class B Certificates
             Initial Investor Interest...............................$31,250,000
             Certificate Rate..............................................6.16%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date............................February 15, 2006
             Series 1996-2 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1996-3

1.  Class A Certificates
             Initial Investor Interest..............................$411,983,000
             Certificate Rate..............................................7.09%
             Controlled Accumulation Amount (subject to
               adjustment)........................................$34,331,916.67
             Commencement of Controlled Accumulation Period (subject to
               adjustment)..........................................May 31, 2005
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest..........................$32,772,440.86
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date................................June 15, 2006
             Series 1996-3 Termination Date....................February 15, 2009
             Series Issuance Date...................................May 30, 1996

2.  Class B Certificates
             Initial Investor Interest...............................$23,408,000
             Certificate Rate..............................................7.27%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date................................July 15, 2006
             Series 1996-3 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1996-4

1.  Class A Certificates
             Initial Investor Interest............................$1,400,000,000
             Certificate Rate............................One Month LIBOR + 0.13%
             Controlled Accumulation Amount (subject to
               adjustment).......................................$116,666,666.67
             Commencement of Controlled Accumulation Period (subject to
               adjustment)......................................October 31, 2002
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest.........................$150,000,666.67
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date............................November 17, 2003
             Series 1996-4 Termination Date........................July 17, 2006
             Series Issuance Date..............................November 14, 1996

2.  Class B Certificates
             Initial Investor Interest..............................$116,666,000
             Certificate Rate............................One Month LIBOR + 0.35%
             Annual Servicing Fee Percentage................................2.0%

             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date............................December 15, 2003
             Series 1996-4 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1997-1

1.  Class A Certificates
             Initial Investor Interest............................$1,150,000,000
             Certificate Rate............................One Month LIBOR + 0.09%
             Controlled Accumulation Amount (subject to
               adjustment)........................................$95,833,333.33
             Commencement of Controlled Accumulation Period (subject to
               adjustment)......................................January 31, 2003
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest............................$123,214,619
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date............................February 15, 2004
             Series 1997-1 Termination Date.....................October 15, 2006
             Series Issuance Date..............................February 24, 1997

2.  Class B Certificates
             Initial Investor Interest...............................$95,833,000
             Certificate Rate..............................One Month LIBOR 0.29%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date...............................March 15, 2004
             Series 1997-1 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1997-2

1.  Class A Certificates
             Initial Investor Interest............................$1,500,000,000
             Certificate Rate..............................................6.30%
             Controlled Accumulation Amount (subject to
               adjustment)..........................................$125,000,000
             Commencement of Controlled Accumulation Period (subject to
               adjustment).........................................July 31, 1999
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest............................$119,318,455
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date..............................August 15, 2000
             Series 1997-2 Termination Date.......................April 15, 2003
             Series Issuance Date................................August 18, 1997

2.  Class B Certificates
             Initial Investor Interest...............................$85,227,000
             Certificate Rate..............................................6.45%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest...............Same as above for Class A
             Scheduled Payment Date...........................September 15, 2000
             Series 1997-2 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1997-3

1.  Class A Certificates
             Initial Investor Interest..............................$250,000,000
             Certificate Rate.............................................6.777%
             Controlled Accumulation Amount (subject to
               adjustment).........One-twelfth of outstanding balance of Class A
             Certificates on August 1, 2003
             Commencement of Controlled Accumulation Period (subject to
               adjustment).......................................August 31, 2003
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest.............................$26,786,048
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date...........................September 15, 2004
             Series 1997-3 Termination Date.........................May 15, 2007
             Series Issuance Date.............................September 22, 1997

2.  Class B Certificates
             Initial Investor Interest...............................$20,833,000
             Certificate Rate............................One Month LIBOR + 0.35%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date.............................October 15, 2004
             Series 1997-3 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1997-4

1.  Class A Certificates
             Initial Investor Interest..............................$600,000,000
             Certificate Rate............................One Month LIBOR + 0.16%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$50,000,000
             Commencement of Controlled Accumulation Period
               (subject to adjustment).........................November 30, 2001
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest.............................$64,285,715
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date............................December 15, 2002
             Series 1997-4 Termination Date......................August 15, 2005
             Series Issuance Date...............................December 8, 1997

2.  Class B Certificates
             Initial Investor Interest...............................$50,000,000
             Certificate Rate............................One Month LIBOR + 0.36%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest.....................Same as above for Class Certificates
             Scheduled Payment Date.............................January 15, 2003
             Series 1997-4 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1997-5

1.  Class A Certificates
             Initial Investor Interest..............................$500,000,000
             Certificate Rate.............................................6.194%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$41,666,667

             Commencement of Controlled Accumulation Period
               (subject to adjustment).........................November 30, 2001
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest.............................$39,772,819
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date............................December 15, 2002
             Series 1997-5 Termination Date......................August 15, 2005
             Series Issuance Date..............................December 23, 1997

2.  Class B Certificates
             Initial Investor Interest...............................$28,409,000
             Certificate Rate.............................................6.388%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date.............................January 15, 2003
             Series 1997-5 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1998-1

1.  Class A-1 Certificates
             Initial Investor Interest..............................$273,822,563
             Certificate Rate...........................One Month LIBOR + 0.231%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$22,818,547
             Commencement of Controlled Accumulation Period (subject to
               adjustment)......................................January 31, 2004
             Annual Servicing Fee Percentage................................2.0%
             Enhancement.......Subordination of Class B Certificates and Initial
                                                             Collateral Interest
             Scheduled Payment Date............................February 15, 2005
             Series 1998-1 Termination Date.....................October 15, 2007
             Series Issuance Date..............................February 12, 1998

   Class A-2 Certificates
             Initial Investor Interest..............................$245,278,391
             Certificate Rate..........................One Month LIBOR + 0.1885%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$20,439,866
             Commencement of Controlled Accumulation Period (subject to
               adjustment)......................................January 31, 2004
             Annual Servicing Fee Percentage................................2.0%
             Enhancement.......Subordination of Class B Certificates and Initial
                                                             Collateral Interest
             Scheduled Payment Date............................February 15, 2005
             Series 1998-1 Termination Date.....................October 15, 2007
             Series Issuance Date..............................February 12, 1998

   Class A-3 Certificates
             Initial Investor Interest..............................$243,131,534
             Certificate Rate..........................One Month LIBOR + 0.2445%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$20,260,961
             Commencement of Controlled Accumulation Period (subject to
               adjustment)......................................January 31, 2004
             Annual Servicing Fee Percentage................................2.0%
             Enhancement.......Subordination of Class B Certificates and Initial
                                                             Collateral Interest
             Scheduled Payment Date............................February 15, 2005
             Series 1998-1 Termination Date.....................October 15, 2007
             Series Issuance Date..............................February 12, 1998

2.  Class B Certificates
             Initial Investor Interest...............................$63,519,000

             Certificate Rate............................One Month LIBOR + 0.37%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest.............................$81,668,141
             Scheduled Payment Date...............................March 15, 2005
             Series 1998-1 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1998-2

1.  Class A Certificates
             Initial Investor Interest..............................$800,000,000
             Certificate Rate.........................Federal Funds Rate + 0.24%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$66,666,667
             Commencement of Controlled Accumulation Period (subject to
               adjustment)......................................January 31, 2000
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest.............................$85,714,953
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date............................February 15, 2001
             Series 1998-2 Termination Date....................February 15, 2003
             Series Issuance Date..................................March 9, 1998

2.  Class B Certificates
             Initial Investor Interest...............................$66,666,000
             Certificate Rate............................One Month LIBOR + 0.25%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date...............................March 15, 2003
             Series 1998-2 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1998-3

1.  Class A Certificates
             Initial Investor Interest..............................$600,000,000
             Certificate Rate.............................................6.000%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$50,000,000
             Commencement of Controlled Accumulation Period (subject to
               adjustment)........................................March 31, 2002
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest.............................$47,728,182
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date...............................April 15, 2003
             Series 1998-3 Termination Date......................August 15, 2005
             Series Issuance Date....................................May 1, 1998

2.  Class B Certificates
             Initial Investor Interest...............................$34,090,000
             Certificate Rate.............................................6.150%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date.................................May 15, 2003
             Series 1998-3 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1998-4

1.  Class A Certificates
             Initial Investor Interest..............................$552,486,188
             Certificate Rate...........................One Month LIBOR + 0.134%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$46,040,516
             Commencement of Controlled Accumulation Period (subject to
               adjustment).........................................July 31, 2007
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest.............................$59,195,465
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date..............................August 15, 2008
             Series 1998-4 Termination Date....................December 15, 2010
             Series Issuance Date..................................July 28, 1998

2.  Class B Certificates
             Initial Investor Interest...............................$46,040,000
             Certificate Rate............................One Month LIBOR + 0.36%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date...........................September 15, 2008
             Series 1998-4 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1998-5

1.  Class A Certificates
             Initial Investor Interest..............................$650,000,000
             Certificate Rate............................One Month LIBOR + 0.16%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$54,166,667
             Commencement of Controlled Accumulation Period (subject to
               adjustment).......................................August 31, 2002
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest.............................$69,643,524
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date...........................September 15, 2003
             Series 1998-5 Termination Date.....................January 15, 2006
             Series Issuance Date.............................September 24, 1998

2.  Class B Certificates
             Initial Investor Interest...............................$54,166,000
             Certificate Rate............................One Month LIBOR + 0.36%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date.............................October 15, 2003
             Series 1998-5 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1998-6

1.  Class A Certificates
             Initial Investor Interest..............................$650,000,000
             Certificate Rate............................One Month LIBOR + 0.26%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$54,166,667
             Commencement of Controlled Accumulation Period (subject to
               adjustment)........................................April 30, 2001
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest.............................$69,643,524
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date.................................May 15, 2002

             Series 1998-6 Termination Date...................September 15, 2004
             Series Issuance Date..............................November 24, 1998

2.  Class B Certificates
             Initial Investor Interest...............................$54,166,000
             Certificate Rate............................One Month LIBOR + 0.51%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date................................June 15, 2002
             Series 1998-6 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1999-1

1.  Class A Certificates
             Initial Investor Interest..............................$750,000,000
             Certificate Rate............................One Month LIBOR + 0.16%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$62,500,000
             Commencement of Controlled Accumulation Period (subject to
               adjustment)........................................April 30, 2001
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest.............................$80,357,143
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date.................................May 15, 2004
             Series 1999-1 Termination Date...................September 15, 2006
             Series Issuance Date..................................March 4, 1999

2.  Class B Certificates
             Initial Investor Interest...............................$62,500,000
             Certificate Rate............................One Month LIBOR + 0.39%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date................................June 15, 2004
             Series 1999-1 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

SERIES 1999-2

1.  Class A Certificates
             Initial Investor Interest..............................$500,000,000
             Certificate Rate............................One Month LIBOR + 0.14%
             Controlled Accumulation Amount (subject to
               adjustment)...........................................$41,666,667
             Commencement of Controlled Accumulation Period (subject to
               adjustment)..........................................May 31, 2001
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral Interest.............................$53,572,096
             Other Enhancement.............Subordination of Class B Certificates
             Scheduled Payment Date................................June 15, 2002
             Series 1999-2 Termination Date.....................October 15, 2004
             Series Issuance Date..................................July 15, 1999

2.  Class B Certificates
             Initial Investor Interest...............................$41,666,000
             Certificate Rate............................One Month LIBOR + 0.36%
             Annual Servicing Fee Percentage................................2.0%
             Initial Collateral
               Interest...................Same as above for Class A Certificates
             Scheduled Payment Date................................July 15, 2002
             Series 1999-2 Termination
               Date.......................Same as above for Class A Certificates
             Series Issuance Date.........Same as above for Class A Certificates

                  GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

     "ADJUSTED INVESTOR INTEREST" means, for any date of determination, an amount equal to:

     o the Investor Interest as of that date, minus

     o the amount on deposit in the Principal Funding Account for that date.

     "AVAILABLE ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT" will equal the lesser of:

     o the amount on deposit in the Accumulation Period Reserve Account--after giving effect to the interest and earnings retained in that account but before giving effect to any deposit to be made to that account on a Transfer Date--and

     o the Required Accumulation Period Reserve Account Amount for such Transfer Date.

     "AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS" means, with respect to any Monthly Period, the sum of:

     o the Floating Allocation Percentage of collections of Finance Charge Receivables with respect to that Monthly Period excluding collections of Finance Charge Receivables attributable to Interchange which are allocable to Servicer Interchange,

     o investment earnings on amounts in the Principal Funding Account, if any, with respect to the related Transfer Date, and

     o amounts, if any, to be withdrawn from the Accumulation Period Reserve Account which are required to be included in Available Investor Finance Charge Collections under the Series 1999-3 Supplement.

     "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, with respect to any Monthly Period, the sum of:

     o the Fixed Allocation Percentage of Collections of Principal Receivables received during that Monthly Period and amounts applied to cover the Investor Default Amount and Investor Charge-Offs and previously unreimbursed Reallocated Principal Collections on the related Transfer Date, plus

     o any Shared Principal Collections with respect to other series that are allocated to Series 1999-3, minus

     o the amount of Reallocated Principal Collections used to fund the interest payments on the Class A notes and the Class B notes and the Net Investor Servicing Fee.

     "BASE RATE" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

     o the numerator of which is the sum of:

          - the Class A Interest Requirement,

          - the Class B Interest Requirement,

          - the Net Class C Interest Requirement, and

          - the Investor Servicing Fee with respect to that Monthly Period, and

     o the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

     "CLASS A INTEREST REQUIREMENT" means, with respect to any Payment Date, the sum of:

     o the Class A Monthly Note Interest, and

     o any unpaid Class A Note Interest Shortfall.

     "CLASS A MONTHLY NOTE INTEREST" means one-twelfth of the product of:

     o the Class A Note Interest Rate for the related Note Interest Period, and

     o the Class A Note Principal Balance on the related Record Date or, with respect to the initial Payment Date, the Class A Note Initial Principal Balance.

     "CLASS A NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date on and after the earlier to occur of:

     o the Class A Scheduled Note Payment Date, and

     o any Note Principal Due Date,

the Class A Note Principal Balance on that Payment Date.

     "CLASS A NOTE INITIAL PRINCIPAL BALANCE" means $850,000,000.

     "CLASS A NOTE INTEREST RATE" means a rate of 6.66% per annum.

     "CLASS A NOTE INTEREST SHORTFALL" means, with respect to any Payment Date, the sum of:

     o the excess, if any, of:

          - the Class A Interest Requirement for the preceding Payment Date, over

          - the amount of interest paid on the Class A notes for the preceding Payment Date, plus

     o interest on the amount of overdue interest owed to the Class A noteholders on the preceding Payment Date, to the extent permitted by law, at the Class A Note Interest Rate from and including the preceding Payment Date to but excluding the current Payment Date.

     "CLASS A NOTE PRINCIPAL BALANCE" means, as of any date:

     o the Class A Note Initial Principal Balance, minus

     o the aggregate amount of any principal allocations paid to the Class A noteholders prior to that date.

     "CLASS A SCHEDULED NOTE PAYMENT DATE" means the September 2004 Payment
Date.

     "CLASS B INTEREST REQUIREMENT" means, with respect to any Payment Date, the sum of:

     o the Class B Monthly Note Interest, and

     o any unpaid Class B Note Interest Shortfall.

     "CLASS B MONTHLY NOTE INTEREST" means one-twelfth of the product of:

     o the Class B Note Interest Rate for the related Note Interest Period, and

     o the Class B Note Principal Balance on the related Record Date or, with respect to the initial Payment Date, the Class B Note Initial Principal Balance.

     "CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date on and after the earlier to occur of:

     o the Class B Scheduled Note Payment Date, and

     o any Note Principal Due Date,

the Class B Note Principal Balance on that Payment Date.

     "CLASS B NOTE INITIAL PRINCIPAL BALANCE" means $48,295,000.

     "CLASS B NOTE INTEREST RATE" means a rate of 6.95% per annum.

     "CLASS B NOTE INTEREST SHORTFALL" means, with respect to any Payment Date, the sum of:

     o the excess, if any, of:

          - the Class B Interest Requirement for the preceding Payment Date, over

          - the amount of interest paid on the Class B notes for the preceding Payment Date, plus

     o interest on the amount of overdue interest owed to the Class B noteholders on the preceding Payment Date, to the extent permitted by law, at the Class B Note Interest Rate from and including the preceding Payment Date to but excluding the current Payment Date.

     "CLASS B NOTE PRINCIPAL BALANCE" means, as of any date:

     o the Class B Note Initial Principal Balance, minus

     o the aggregate amount of any principal allocations paid to the Class B noteholders prior to that date.

     "CLASS B SCHEDULED NOTE PAYMENT DATE" means the October 2004 Payment Date.

     "CLASS C INTEREST REQUIREMENT" means, with respect to any Payment Date, the sum of:

     o the Class C Monthly Note Interest, and

     o the amount of any Class C Note Interest Shortfall.

     "CLASS C MONTHLY NOTE INTEREST" means the product of:

     o the Class C Note Interest Rate for the related Note Interest Period,

     o a fraction:

          - the numerator of which is the actual number of days in such Note Interest Period and

          - the denominator of which is 360, and

     o the Class C Note Principal Balance on the related Record Date or, with respect to the initial Payment Date, the Class C Note Initial Principal Balance.

     "CLASS C NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date on and after the earlier to occur of:

     o the Class C Scheduled Note Payment Date, and

     o any Note Principal Due Date,

the Class C Note Principal Balance on that Payment Date.

     "CLASS C NOTE INITIAL PRINCIPAL BALANCE" means $67,615,000.

     "CLASS C NOTE INTEREST RATE" means a rate of 0.95% per annum above LIBOR.

     "CLASS C NOTE INTEREST SHORTFALL" means, with respect to any Payment Date, the sum of:

     o the excess, if any, of:

          - the Class C Interest Requirement for the preceding Payment Date, over

          - the amount of interest paid on the Class C notes for the preceding Payment Date, plus

     o interest on the amount of overdue interest owed to the Class C noteholders on the preceding Payment Date, to the extent permitted by law, at the Class C Note Interest Rate from and including the preceding Payment Date to but excluding the current Payment Date.

     "CLASS C NOTE PRINCIPAL BALANCE" means, as of any date:

     o the Class C Note Initial Principal Balance, minus

     o the aggregate amount of any principal allocations paid to the Class C noteholders prior to that date.

     "CLASS C SCHEDULED NOTE PAYMENT DATE" means the October 2004 Payment Date.

     "CMB" or "SERVICER" means the Chase Manhattan Bank as servicer of the Chase Credit Card Master Trust.

     "CONTROLLED ACCUMULATION AMOUNT" means the amount scheduled to be deposited in the Principal Funding Account on each Transfer Date during the Controlled Accumulation Period which is initially scheduled to be $70,833,334 but can become a larger amount if the Controlled Accumulation Period is shorter than twelve months.

     "DEFAULT AMOUNT" means the amount of Receivables in Defaulted Accounts for any Monthly Period.

     "DEPOSIT AND ADMINISTRATION AGREEMENT" means the agreement between Chase Manhattan Bank USA, National Association, as Depositor and Administrator and Wilmington Trust Company, not in its individual capacity but as Owner Trustee for the Chase Credit Card Owner Trust 1999-3, as issuer, under which the Series Certificate will be deposited into the Owner Trust.

     "DISTRIBUTION DATE" means the 15th day of each month--or, if that day is not a business day, the next succeeding business day--on which distributions of interest or principal are to be made to certificateholders, including the owner trust as holder of the Series Certificate.

     "EVENTS OF DEFAULT" means, with respect to the notes, those events described under "Description of the Securities--Description of the Notes--Events of Default" in this supplement.

     "EXCESS FINANCE CHARGE COLLECTIONS" means those finance charge collections described under "Description of the Securities--Description of the Series Certificate--Shared Excess Finance Charge Collections" in this supplement.

     "EXCESS SPREAD PERCENTAGE" means, with respect to any Monthly Period, the amount, if any, by which the Portfolio Yield exceeds the Base Rate.

     "FIXED ALLOCATION PERCENTAGE" means the Investor Percentage described under "Description of the Securities--Description of the Series
Certificate--Allocation Percentages" in this supplement.

     "FLOATING ALLOCATION PERCENTAGE" means the Investor Percentage described under "Description of the Securities--Description of the Series
Certificate--Allocation Percentages" in this supplement.

     "GROUP I" means the group of series under the master trust to which the Series Certificate for your series belongs.

     "INVESTOR INTEREST" means:

     o the initial principal amount of the Series Certificate, minus

     o the amount of principal previously paid to the owner trust as certificateholder, minus

     o the amount of unreimbursed Investor Charge-Offs and Reallocated Principal Collections.

     "INVESTOR PRINCIPAL FUNDING INVESTMENT PROCEEDS" means the investment earnings on funds in the Principal Funding Account, net of investment expenses and losses for a single Monthly Period.

     "INVESTOR SERVICING FEE" means, as of any Transfer Date, an amount equal to one-twelfth of the product of:

     o 2.0%, and

     o the Adjusted Investor Interest as of the last day of the Monthly Period preceding that Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to the product of:

          - a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the October 1999 Monthly Period and the denominator of which is 360,

          - 2.0%, and

          - the Investor Interest on the Closing Date.

     "LISTING AGENT" means Banque Generale du Luxembourg, S.A., 50 Avenue J.F. Kennedy, L-2951, Luxembourg, phone number (352) 42421.

     "MONTHLY PRINCIPAL REALLOCATION AMOUNT" means, with respect to any Monthly Period, the sum of:

     o the lower of:

          - the excess of the Class A Interest Requirement over the Available Investor Finance Charge Collections allocated to the Class A Interest Requirement, and

          - 12% of the initial Investor Interest minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections, plus

     o the lower of:

          - the sum of (A) the excess of the Class B Interest Requirement over the Available Investor Finance Charge Collections allocated to the Class B Interest Requirement and (B) the excess of the Net Investor Servicing Fee over the Available Investor Finance Charge Collections allocated to the Net Investor Servicing Fee, and

          - 7% of the initial Investor Interest minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections.

     "NET CLASS C INTEREST REQUIREMENT" means for each Transfer Date:

     o the Class C Interest Requirement, minus

     o the investment earnings on amounts in the OWNER TRUST SPREAD ACCOUNT.

     "NET INVESTOR SERVICING FEE" means the share of the Investor Servicing Fee allocable to the owner trust as holder of the Series Certificate with respect to any Transfer Date which is equal to one-twelfth of the product of:

     o 1.0%, and

     o the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date;

provided, however, that with respect to the first Transfer Date, the Net Investor Servicing Fee shall be equal to the product of:

     o a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the October 1999 Monthly Period, and the denominator of which is 360,

     o the Net Servicing Fee Rate, and

     o the Investor Interest on the Closing Date.

     "NET SERVICING FEE RATE" means 1.0%.

     "NOTE DISTRIBUTION ACCOUNT" means an account in which payments made to the owner trust by the master trust with respect to the Series Certificate are deposited and from which payments to the noteholders are made.

     "NOTE DOCUMENTS" means the Indenture, the Trust Agreement and the Deposit and Administration Agreement.

     "NOTE INITIAL PRINCIPAL BALANCE" means $965,910,000.

     "NOTE INTEREST PERIOD" means, with respect to any Payment Date, the period from the previous Payment Date through the day preceding such Payment Date, except that the initial Note Interest Period will be the period from the Closing Date through the day preceding the initial Payment Date.

     "NOTE MATURITY DATE" means January 15, 2007, the final Payment Date on which payments may be made to the noteholders of your series.

     "NOTE PRINCIPAL DUE DATE" means any of:

     o the date on which the master trust is terminated,

     o the date on which the Investor Interest is paid in full,

     o the Note Maturity Date,

     o the Payment Date on which the Transferor exercises its option to repurchase the Series Certificates and

     o the Payment Date in the month following the Monthly Period in which a Pay Out Event (including an Event of Default) occurs.

     "NOTE RATE" means the interest rate per annum for a class of notes set forth under "Summary of Terms" in this supplement.

     "OWNER TRUST SPREAD ACCOUNT" means the spread account maintained by the owner trust for the benefit of the Class C notes.

     "OWNER TRUSTEE" means Wilmington Trust Company, as Owner Trustee of the owner trust.

     "PAYMENT DATE" means the 15th day of each month--or, if that day is not a business day, the next succeeding business day--on which distributions of interest or principal are to be made to noteholders.

     "PAY OUT EVENT" means, for the Series Certificate of your series, any of the events described under "Description of the Securities--Description of the Series Certificate--Pay Out Events" in this supplement.

     "PORTFOLIO YIELD" means the annualized percentage equivalent of a fraction:

     o the numerator of which is the sum of:

          - collections of Finance Charge Receivables,

          - Investor Principal Funding Investment Proceeds, and

          - amounts withdrawn from the Accumulation Period Reserve Account, and deposited into the Finance Charge Account for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and

     o the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

     "PRINCIPAL FUNDING INVESTMENT SHORTFALL" means, as of any Transfer Date during the Controlled Accumulation Period, a deficiency that occurs when the Investor Principal Funding Investment Proceeds for that Transfer Date are less than one-twelfth of the product of:

     o the Class A Note Interest Rate, times

     o the balance in the Principal Funding Account as of the Record Date preceding that Transfer Date.

     "QUARTERLY EXCESS SPREAD PERCENTAGE" means, with respect to any Monthly Period, the average of the current Excess Spread Percentage and the Excess Spread Percentages for the two immediately preceding Monthly Periods.

     "RAPID AMORTIZATION PERIOD" means, for the Series Certificate, a period:

     o beginning on the day a Pay Out Event occurs or such other date as may be specified in this supplement, and

     o ending on the earlier of:

          - the date on which the Investor Interest of the Series Certificate has been paid in full, or

          - the Series Termination Date; and

during which the portion of collections of Principal Receivables allocable to the Series Certificate of your series will be paid on each Distribution Date to the owner trust as the holder of the Series Certificate.

     "REALLOCATED PRINCIPAL COLLECTIONS" means with respect to any Transfer Date, Available Investor Principal Collections used to pay interest on the Class A notes and the Class B notes or used to pay the Net Investor Servicing Fee, in an amount equal to the lesser of:

     o the Monthly Principal Reallocation Amount for the related Monthly Period, and

     o the Investor Interest after giving effect to any Investor Charge-Offs for that Transfer Date.

     "RECORD DATE" means the last business day of the calendar month before the Payment Date, as of which a noteholder must be the registered holder of a note to receive a payment on the following Payment Date.

     "REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT" means, with respect to any Transfer Date on or after which principal is deposited into the Accumulation Period Reserve Account, an amount equal to:

     o the product of:

          - 88%,

          - the initial Investor Interest, and

          - 0.5%, or

     o any other amount designated by the Transferor; provided, that if the designation is of a lesser amount, the Transferor:

          - provides to the Servicer and the master trust trustee evidence that the Rating Agency Condition has been satisfied, and

          - delivers to the master trust trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1999-3.

     "REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT" means the minimum amount required to be held in the Owner Trust Spread Account for the benefit of the Class C noteholders, equal to $9,659,100 unless the Quarterly Excess Spread
Percentage:

     o is less than or equal to 4.50% per annum but greater than 4.00% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 1.50% of the Note Initial Principal Balance,

     o is less than or equal to 4.00% per annum but greater than 3.50% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 2.50% of the Note Initial Principal Balance,

     o is less than or equal to 3.50% per annum but greater than 3.00% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 3.00% of the Note Initial Principal Balance,

     o is less than or equal to 3.00% per annum but greater than 2.50% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 3.50% of the Note Initial Principal Balance,

     o is less than or equal to 2.50% per annum but greater than or equal to 0.00% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 4.00% of the Note Initial Principal Balance, and

     o is less than 0.00% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 7.00% of the Note Initial Principal Balance.

     The Required Owner Trust Spread Account Amount will never be greater than the Class C Note Principal Balance.

     "RESERVE ACCOUNT FUNDING DATE" means the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or an earlier date determined by the Servicer.

     "SCHEDULED NOTE PAYMENT DATE" means:

     o for Class A, September 15, 2004,

     o for Class B, October 15, 2004, and

     o for Class C, October 15, 2004.

     "SCHEDULED PRINCIPAL ALLOCATION COMMENCEMENT DATE" means the September 2004 Distribution Date.

     "SERIES 1999-3 SUPPLEMENT" means the supplement to the Pooling and Servicing Agreement through which the Series Certificate is issued.

     "SERVICER INTERCHANGE" means, for any Monthly Period, an amount equal to:

     o Finance Charge Receivables allocated to the Investor Interest with respect to that Monthly Period which are attributable to Interchange,

     o but not in excess of one-twelfth of the product of:

          - the Adjusted Investor Interest, as of the last day of such Monthly Period, and

          - 1.0%.

     "SHARED PRINCIPAL COLLECTIONS" means those principal collections described under "Description of the Securities--Description of the Series
Certificate--Shared Principal Collections" in this supplement.

     "TRUST AGREEMENT" means the agreement under which the owner trust will be established to be entered into by Chase USA, as the Depositor, and Wilmington Trust Company, as the Owner Trustee.

                      [This page intentionally left blank]

Prospectus

--------------------------------------------------------------------------------
A security is not a deposit and neither the securities nor the underlying accounts or receivables or series certificates or notes are insured or guaranteed by the FDIC or any other governmental agency.

A certificate will represent an interest in the master trust only. A note will be an obligation of an owner trust only. Neither the certificates nor the notes will represent interests in or recourse obligations of Chase USA, the servicer or any of their affiliates.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

CHASE CREDIT CARD MASTER TRUST
CHASE CREDIT CARD OWNER TRUSTS
Issuers

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
Transferor and Administrator of Owner Trusts

THE CHASE MANHATTAN BANK
Servicer of Master Trust

ASSET BACKED SECURITIES

THE MASTER TRUST--

o may periodically issue asset backed certificates in one or more series, including series of asset backed certificates that will be sold to owner trusts and pledged to secure notes, and

o will own receivables in a portfolio of consumer revolving credit card accounts and other property described in this prospectus and in the prospectus supplement.

THE SECURITIES--

o with respect to the certificates, will represent interests in the master trust and will be paid only from the assets of the master trust,

o with respect to the notes, will be obligations of an owner trust and will be secured by the assets of that owner trust, including one or more certificates,

o offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization,

o   may have one or more forms of credit enhancement, and

o will be issued as part of a series which may include one or more classes of securities.

The certificateholders will receive interest and principal payments from a varying percentage of credit card account collections.

The noteholders will receive interest and principal as described in the prospectus supplement. Each series of notes will be secured by a series certificate issued by the master trust and purchased by the owner trust that will issue the notes and any other assets described in that prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               September 23, 1999

                               TABLE OF CONTENTS

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS AND THE PROSPECTUS
    SUPPLEMENT ............................................................... 3
THE MASTER TRUST ............................................................. 4
THE OWNER TRUSTS ............................................................. 4
CHASE USA'S CREDIT CARD ACTIVITIES ........................................... 4
    Acquisition and Maintenance of Credit
         Card Accounts ....................................................... 5
    Billing and Payments ..................................................... 6
    Collection of Delinquent Accounts ........................................ 7
    Description of First Data Resources, Inc.  ............................... 8
    Interchange .............................................................. 8
    Recoveries  .............................................................. 9
    Year 2000 Compliance  .................................................... 9
THE RECEIVABLES ............................................................. 10
USE OF PROCEEDS ............................................................. 11
MATURITY CONSIDERATIONS ..................................................... 12
    Series of Certificates .................................................. 12
    Series of Notes ......................................................... 12
CHASE USA ................................................................... 13
DESCRIPTION OF THE SECURITIES ............................................... 13
    Form of Your Securities ................................................. 14
    DTC  .................................................................... 14
    Cedelbank ............................................................... 15
    Euroclear ............................................................... 15
    Book-Entry Registration ................................................. 16
    Definitive Securities ................................................... 17
    Initial Settlement ...................................................... 18
    Secondary Market Trading ................................................ 19
    Certain U.S. Federal Income Tax Documentation Procedures Relating to Global
         Securities ......................................................... 20
    Description of the Certificates ......................................... 21
    Transferor Certificate .................................................. 22
    Issuing New Series of Certificates ...................................... 23
    Interest Allocations .................................................... 23
    Principal Allocations ................................................... 24
    Transfer and Assignment of Receivables  ................................. 26
    Chase USA's Representations and
         Warranties ......................................................... 26
    Addition of Master Trust Assets ......................................... 27
    Removal of Master Trust Assets .......................................... 28
    Discount Option ......................................................... 29
    Master Trust Bank Accounts .............................................. 29
    Companion Series ........................................................ 30
    Funding Period .......................................................... 31
    Investor Percentage and Transferor Percentage ........................... 31
    Application of Collections .............................................. 32
    Shared Excess Finance Charge Collections . 33
    Shared Principal Collections ............................................ 33
    Default Allocations ..................................................... 33
    Rebates and Fraudulent Charges .......................................... 33
    Investor Charge-Offs .................................................... 34
    Defeasance .............................................................. 34
    Optional Repurchase ..................................................... 34
    Final Payment of Principal; Series Termination .......................... 34
    Pay Out Events .......................................................... 35
    Servicing Compensation .................................................. 35
    The Servicer ............................................................ 35
    Servicer Default ........................................................ 36
    Payment of Expenses ..................................................... 36
    Reports to Certificateholders ........................................... 37
    Evidence as to Compliance ............................................... 37
    Amendments .............................................................. 38
    List of Certificateholders .............................................. 38
    The Master Trust Trustee ................................................ 39
    Master Trust Termination ................................................ 39
    Description of the Notes ................................................ 39
    Principal and Interest on the Notes ..................................... 40
    The Indentures .......................................................... 40
    Certain Covenants ....................................................... 43
    The Indenture Trustee ................................................... 43
    Transfer and Assignment of the Series Certificate ....................... 44
    Reports to Noteholders .................................................. 44
    Certain Matters Regarding the Administrator ............................. 44
    Amendments .............................................................. 44
    Termination ............................................................. 45
CREDIT ENHANCEMENT .......................................................... 45
    Specific Forms of Credit Enhancement .................................... 46
SECURITY RATINGS ............................................................ 48
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES .................................... 48
    Transfer of Receivables ................................................. 48
    Certain Matters Relating to Receivership  ............................... 49
    Consumer Protection Laws ................................................ 50
    Industry Litigation ..................................................... 51
TAX MATTERS ................................................................. 51
    Tax Characterization of the Master Trust  ............................... 52
    Tax Considerations Relating to
         Certificate Owners ................................................. 52
    Tax Considerations Relating to Note
         Owners ............................................................. 55
    Non-U.S. Certificate Owners and Non-U.S.
         Note Owners ........................................................ 57
    Information Reporting and Backup
         Withholding ........................................................ 59
    State and Local Taxation ................................................ 59
EMPLOYEE BENEFIT PLAN CONSIDERATIONS ........................................ 60
    Certain ERISA Considerations With
         Respect to Notes ................................................... 60
    Prohibited Transaction Considerations ................................... 60
    Certain ERISA Considerations With
         Respect to Certificates ............................................ 61
    Prohibited Transaction Considerations  .................................. 61
PLAN OF DISTRIBUTION ........................................................ 62
LEGAL MATTERS ............................................................... 63
REPORTS TO SECURITYHOLDERS .................................................. 63
WHERE YOU CAN FIND MORE INFORMATION ......................................... 64
GLOSSARY OF TERMS FOR PROSPECTUS ............................................ 65

                 OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                         AND THE PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the prospectus supplement, which will describe the specific terms of your series of securities, including:

     o the type of securities offered,

     o the timing and amount of interest and principal payments,

     o information about the receivables,

     o information about credit enhancement for each class,

     o credit ratings, and

     o the method for selling the securities.

     We have included a description of some of the basic terms and characteristics of the securities that may be offered by this prospectus. We have also included a description of any certificate offered by this prospectus or sold to an owner trust to be pledged to secure notes. In addition, we have included a description summarizing the terms and provisions that would apply to all notes offered by this prospectus.

     If you are purchasing notes, you should review carefully the descriptions of the certificates in this prospectus and the prospectus supplement. The most significant asset of each owner trust will be a certificate issued by the master trust and pledged to secure the notes of the owner trust. The terms and provisions of that certificate will be reflected in the terms and provisions of the notes secured by that certificate.

     Each certificate issued by the master trust and offered to investors or pledged to secure the notes of an owner trust will be:

     o registered under the registration statement we have filed with the SEC relating to the securities,

     o sold through this prospectus and the related prospectus supplement, and

     o rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

     You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

     We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

     You can find a glossary of the defined terms that appear in this document in bold faced type under the caption "Glossary of Terms for Prospectus" beginning on page 65 in this prospectus.

                                THE MASTER TRUST

     The Chase Credit Card Master Trust was formed in October 1995 to issue certificates representing interests in a pool of credit card receivables held by the master trust. Certificates issued by the master trust will be issued in amounts, at prices and on terms to be determined at the time of sale as set forth in a supplement to this prospectus.

     The master trust exists through a POOLING AND SERVICING AGREEMENT among the following parties:

     o Chase Manhattan Bank USA, National Association, as TRANSFEROR,

     o The Chase Manhattan Bank, as servicer, and

     o The Bank of New York, as trustee.

     The Chase Manhattan Bank has delegated substantially all of its servicing duties to Chase USA.

     The master trust will not engage in any business activity other than:

     o acquiring and holding receivables,

     o issuing series of certificates and a TRANSFEROR CERTIFICATE,

     o making payments on these certificates,

     o obtaining any credit enhancement or entering into any enhancement contract necessary to issue certificates,

     o entering into swap agreements to convert specified cash flows from one form to another, and

     o engaging in related activities.

Because of the restricted nature of its activities, we do not expect that the obligations of the master trust will ever exceed the value of the assets listed above.

                                THE OWNER TRUSTS

     Each series of notes will be issued by an owner trust. Each owner trust will be formed as a statutory business trust or a common law trust under the laws of the State of Delaware. Chase USA will deposit in an owner trust a SERIES CERTIFICATE rated in one of the four highest rating categories by at least one rating agency. Each owner trust will be the certificateholder of a single SERIES CERTIFICATE. The descriptions of the certificates in this prospectus and in the related supplement are important to purchasers of notes because the SERIES CERTIFICATE will be the most significant asset of each owner trust. The terms and provisions of the SERIES CERTIFICATE, including the payment terms, will be reflected in the terms and provisions of the notes. Each series of notes will be issued under an INDENTURE between the OWNER TRUSTEE and the INDENTURE TRUSTEE. The notes will be secured by the SERIES CERTIFICATE and the other collateral pledged by the owner trust to secure the notes pursuant to the INDENTURE, which may include a reserve account for the benefit of one or more classes of notes.

     The activities of each owner trust will be limited to:

     o acquiring and holding a SERIES CERTIFICATE and any other assets,

     o issuing a single series of notes,

     o making payments on the notes, and

     o engaging in other activities that are appropriate to accomplish those goals.

                       CHASE USA'S CREDIT CARD ACTIVITIES

     Chase USA's portfolio of credit card receivables is originated through MasterCard and VISA accounts principally established by:

     o Chase USA,

     o Chemical Bank, before the transfer of its credit card business to Chase USA in June 1996, and

     o The Bank of New York, before the purchase of its credit card operations by Chase USA in November 1997.

Some of these accounts are designated as master trust accounts. The receivables which Chase USA will convey to the master trust under the terms of the POOLING AND SERVICING AGREEMENT have been and will be generated from transactions made by the holders of these master trust accounts.

     Chase USA is also seller and servicer, with Yasuda Bank and Trust Company (U.S.A.) as trustee, of Chase Manhattan Credit Card Master Trust. This master trust has issued several series of asset backed certificates which remain outstanding. As long as any of these series remain outstanding, the accounts designated for inclusion in Chase Manhattan Credit Card Master Trust will not be available for addition to the master trust. However, Chase USA is allowed, with Rating Agency approval, to periodically remove accounts from Chase Manhattan Credit Card Master Trust and add some or all of them to the master trust. See "Description of the Securities--Description of the Certificates--Addition of Master Trust Assets" and "--Removal of Master Trust Assets" for information on the conditions to any addition or removal of accounts.

     Chase USA has the right, and currently expects, to add accounts from time to time to the master trust. Accounts available for addition to the master trust might have been originated under policies and procedures which differ from the policies and procedures used to originate accounts currently in the master trust. If Chase USA adds any of these accounts, it does not expect that these differences will have a material effect on your interests.

     Chase USA services credit card accounts at facilities located in:

     o Hicksville, New York,

     o Tempe, Arizona,

     o Tampa, Florida,

     o Wilmington, Delaware and Newark, Delaware.

Many data processing and administrative functions for the BANK PORTFOLIO are performed by First Data Resources, Inc.

ACQUISITION AND MAINTENANCE OF CREDIT CARD ACCOUNTS

     The accounts in the master trust were generated under the VISA U.S.A., Inc. and MasterCard International Inc. programs. Chase USA, a member of VISA and MasterCard International, originated or purchased these accounts. VISA and MasterCard International license their respective marks permitting financial institutions to issue credit cards to their customers. In addition, VISA and MasterCard International provide clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems.

     The VISA and MasterCard credit cards are issued by Chase USA as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of these credit cards are processed through the VISA and MasterCard International authorization and settlement systems.

     VISA and MasterCard credit cards may be used:

     o to purchase merchandise and services,

     o to obtain cash advances from a financial institution, automated teller machine, a check drawn on the account or as overdraft protection, and

     o to consolidate and transfer balances from other credit cards.

Amounts due on master trust accounts for any of these purposes are included as receivables in the master trust.

     Chase USA originates accounts through several channels:

     o Applications. Chase USA makes applications for VISA and MasterCard accounts available at all CMB branches and point of sale outlets. Chase USA advertises on television, radio and in magazines with the goal of generating customer applications. Chase USA also mails applications directly to prospective cardholders. In each case, Chase USA reviews an application for completeness and creditworthiness. Applications provide information to Chase USA on the applicant's employment history, income and residence status. A credit report on the applicant, requested from an independent credit reporting agency, will also be evaluated. Discrepancies between the credit report and the application must be resolved before the application can be approved.

       Chase USA generally evaluates the applicant's ability to repay credit card balances through application of a credit scoring system using proprietary models and models developed by independent consulting firms. Credit scoring is intended to provide a general indication, based on the information available from the application, credit bureaus or other sources, of the applicant's likelihood to repay his or her obligations. Credit scoring assigns values to the information provided in each applicant's application and credit bureau report and then estimates the associated credit risk. The score at which an applicant will be approved correlates to Chase USA's credit risk tolerance at the time of the approval. Chase USA's personnel and outside consultants regularly review the predictive accuracy of the scoring models.

       Applications are also evaluated with a proprietary profitability model, which determines if the applicant is likely to meet Chase USA's profitability expectations. These expectations are adjusted from time to time based on economic conditions, Chase USA's and CMB's corporate goals and competitive pressures. Applicants who fall outside of Chase USA's desired credit and profitability segments will be denied a credit card.

       An approved application is assigned an initial credit limit based on the applicant's credit score and income level,

     o Direct Mail and Telemarketing. Chase USA uses direct mail and telemarketing solicitation campaigns to access individuals whom Chase USA has identified as desirable cardholders. A list of prospects from a variety of sources are screened at one or more credit bureaus in accordance with Chase USA's credit criteria, including previous payment patterns and longevity of account relationships. Individuals qualifying for pre-screened direct mail or telemarketing solicitation are conditionally offered a credit card without having to complete a detailed application. Credit limits offered to pre-screened prospective cardholders are based on each individual's credit profile, profitability potential and overall indebtedness relative to inferred income,

     o Purchase of Accounts. Chase USA has added, and may continue to add, accounts to its credit card portfolio by purchasing accounts from other financial institutions. Chase USA originally opened credit card accounts it purchased using criteria established by another institution. These purchased accounts may not have been subject to the same level of credit review as accounts Chase USA initially established. Following acquisition, purchased accounts are evaluated against the same criteria used by Chase USA to maintain accounts which it originates. This evaluation might indicate that the purchased account should be closed immediately, which causes Chase USA to authorize no future purchases or cash advances on the card. All accounts passing the evaluation remain open, subject to the same criteria Chase USA uses to periodically evaluate all of its accounts.

Regardless of origination channel, at least once per year each account is subject to a systematic evaluation of payment and behavioral information. Chase USA may adjust the account's credit limit up or down, based on updated credit and profitability scores. Credit limits may also be adjusted at the request of the applicant, subject to Chase USA's independent evaluation of the applicant's payment and card usage history.

     Each cardholder is subject to an agreement governing the terms and conditions of the account. In these agreements, Chase USA has reserved the right:

     o to change or end any terms, conditions, services or features of each account, including increasing or decreasing finance charges, fees or minimum payments, and

     o to sell or transfer the accounts and/or any amounts owed on such accounts to another creditor.

BILLING AND PAYMENTS

     The accounts in the master trust have various billing and payment structures, including varying minimum payment levels and fees. Chase USA sends monthly billing statements to cardholders. The following information reflects the current billing and payment characteristics of the master trust accounts.

     When an account is established it is randomly assigned to a billing cycle. Currently there are 20 billing cycles, each with a different monthly billing date. On each cycle's monthly billing date, all activity since the previous monthly billing date for all accounts in the cycle are processed and billed to cardholders.

     Chase USA generally determines the minimum monthly payment with respect to the accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 2.000%. If the calculated minimum payment amount is less than $10.00, it is increased to $10.00. The sum of this amount and any past due amounts equals the minimum payment amount. The minimum payment, however, is never more than the new balance.

     When each account's monthly activity is processed for a billing cycle, finance charges are assessed in two ways:

     o Finance Charges on New Purchases. A daily periodic finance charge is assessed on principal receivables from new purchases if the following criteria are met:

          - on the first day of the billing cycle there was a purchase balance outstanding; and

          - there was a purchase balance outstanding on the payment date shown on the previous monthly statement.

    If a finance charge is assessed on a new purchase, it will be calculated as described below:

     o Finance Charges on Cash Advances and Pre-Existing Purchases. Daily periodic finance charges on cash advances and pre-existing purchase balances are calculated as follows:

       (average daily cash advance or pre-existing purchase balance) x (applicable daily periodic finance charge rate) x (number of days in the billing cycle)

     In calculating the average daily cash advance and pre-existing purchase balance, Chase USA will add the interest amount accrued on the previous day's ending balance to the current day's balance. New cash advances and new purchases are generally included in their respective average daily balances from the date the advance or purchase occurs, although--as noted above--in some cases finance charges do not begin to accrue until the first day of the following billing cycle.

     Chase USA offers fixed rate and variable rate accounts. The annual percentage rate for fixed rate accounts generally ranges from 9.9% per annum to 19.8% per annum. The current annual percentage rate for variable rate accounts is based on The Wall Street Journal prime rate plus a spread generally ranging from 4.4% to 14.99%. Chase USA also offers temporary promotional rates and promotional rates on transferred balances. In specific situations, the periodic finance charges on a limited number of accounts may be either greater than or less than those assessed by Chase USA generally. To the extent that the amount of any finance charge applicable to a purchase balance is less than $0.50, the Bank increases this amount to $0.50.

     Chase USA charges annual membership fees on some accounts while other accounts carry no annual membership fee. For those accounts with an annual membership fee, the fee is generally $20.00 for regular accounts, $40.00 for premium fixed rate accounts and $45.00 for premium variable rate accounts. Chase USA may waive all or a portion of annual membership fees in connection with solicitations of new accounts--and has done so for portions of recent solicitations--or when Chase USA determines that, for competitive reasons, a waiver is necessary. In addition to the annual membership fee, Chase USA may charge accounts other fees generally at the rates specified below, including:

     o a late fee of $29.00 if Chase USA does not receive the required minimum monthly payment by the payment due date noted on the monthly billing statement,

     o a cash advance fee of 3.0% of the amount of each cash advance, with a minimum fee of $5.00 for each cash advance,

     o a fee of $29.00 for each check written on a credit card account--a form of cash advance--which Chase USA does not honor because the credit card account is delinquent, overdrawn or closed,

     o a fee of $29.00 for each dishonored check sent as payment by the cardholder, and

     o an overlimit charge of $29.00 if, at the end of the billing cycle, the total amount owed for principal and finance charges exceeds the cardholder's credit line.

     Cardholder payments to Chase USA are processed and applied to any billed and unpaid finance charges and to billed and unpaid transactions in the order determined by Chase USA. Any excess is applied to unbilled transactions in the order determined by Chase USA and then to unbilled finance charges. We can give you no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

COLLECTION OF DELINQUENT ACCOUNTS

     An account is "delinquent" if, by the payment due date shown on the account's monthly statement, Chase USA has not received the minimum monthly payment. An account is "over limit" if its posted balance exceeds its credit limit.

     Efforts to collect delinquent credit card receivables are made by Chase USA's personnel, collection agencies and attorneys retained by Chase USA. Collection procedures are determined by an adaptive risk control system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, Chase USA includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by the risk control system, Chase USA mails a separate notice to the cardholder with:

     o notification that the account is delinquent,

     o a warning that credit privileges may be revoked, and

     o a request for payment of the delinquent amount.

Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. If the initial telephone contact fails to resolve the delinquency, Chase USA continues to contact the cardholder by telephone and by mail.

     Based upon the risk control system's analysis, Chase USA may suspend an account as early as the date on which the account becomes 30 days or more delinquent. Chase USA generally suspends the account by the time the account becomes 50 days delinquent. One hundred days after an account becomes delinquent the credit card is automatically canceled. Based on the risk control system's analysis of a delinquent cardholder's behavior, Chase USA may take any or all of the above actions earlier than indicated here. In some cases, depending on the financial profile of the cardholder and the stated reason for and magnitude of a delinquency, Chase USA may enter into arrangements with a delinquent cardholder to extend or otherwise change the payment schedule.

     Chase USA's policy is to charge-off an account in the billing cycle immediately following the cycle in which the account became one hundred fifty
(150) days delinquent. If Chase USA receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such cardholder's account upon the earlier of seventy-five (75) days after receipt of such notice and the time period set forth in the previous sentence. On February 10, 1999, the Federal Financial Institutions Examination Council adopted a revised Uniform Retail Credit Classification and Account Management Policy, which recommends that:

     o all U.S. banks and thrift institutions should charge-off accounts of obligors who declare bankruptcy within 60 days of receipt of notification of filing from the bankruptcy court, and

     o these charge-offs should be implemented in reporting for the year ending December 31, 2000.

We expect that the implementation of this revised charge-off policy would cause a temporary increase in charge-offs, but would not materially affect certificateholders' interests.

DESCRIPTION OF FIRST DATA RESOURCES, INC.

     First Data Resources, Inc. is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. First Data Resources, Inc. is a subsidiary of First Data Corp.

INTERCHANGE

     Financial institutions participating in the VISA and MasterCard associations receive INTERCHANGE for performing specified tasks. Under the VISA and MasterCard systems, a portion of INTERCHANGE in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. MasterCard and VISA set INTERCHANGE fees annually based on the number of credit card transactions and the amount charged per transaction. MasterCard and VISA may from time to time change the amount of INTERCHANGE reimbursed to banks issuing their credit cards. Chase USA is required, under the terms of the POOLING AND SERVICING AGREEMENT, to transfer to the master trust a percentage of INTERCHANGE. Each month, INTERCHANGE allocated to the master trust is calculated as follows:

       (INTERCHANGE for the MONTHLY PERIOD) x (total amount of purchases of merchandise and services in the MASTER TRUST PORTFOLIO) divided by (total amount of purchases of merchandise and services in the entire BANK PORTFOLIO)

INTERCHANGE allocated to the master trust will be treated as collections of finance charge receivables.

RECOVERIES

     Chase USA is required, under the terms of the POOLING AND SERVICING AGREEMENT, to transfer to the master trust a percentage of the recoveries on charged-off accounts received each month. Each month, RECOVERIES allocated to the master trust are calculated as follows:

    (total RECOVERIES collected by Chase USA) x (defaulted receivables in the MASTER TRUST PORTFOLIO) divided by (defaulted receivables in the BANK PORTFOLIO)

RECOVERIES allocated to the master trust are treated by the master trust as collections of finance charge receivables.

YEAR 2000 COMPLIANCE

     Year 2000 efforts for Chase USA, both technical and business-related, are being coordinated, managed and monitored as part of the Year 2000 efforts of The Chase Manhattan Corporation by CMC'S Year 2000 Enterprise Program Office. The PROGRAM OFFICE reports directly to the Executive Committee of CMC. In addition, a YEAR 2000 CORE TEAM, consisting of senior managers from internal audit, technology risk and control, financial management and control, the technology infrastructure division, legal and the PROGRAM OFFICE, provides independent oversight of the process. The YEAR 2000 CORE TEAM, which also reports directly to CMC'S Executive Committee, is charged with identifying major risks and ensuring necessary management attention for timely resolution of project issues.

     CMC also established a Year 2000 Business Risk Council on January 1, 1999 comprised of approximately 20 senior business leaders, including line managers, risk managers, and representatives of key staff functions, whose responsibilities are:

     o to identify potential Year 2000 business risks,

     o to coordinate planning and readiness efforts,

     o to refine contingency plans for Year 2000, and

     o to establish a Year 2000 command center structure and rapid response teams.

     CMC'S Year 2000 program is tracked against well-defined milestones. CMC completed the inventory and assessment phases of its program in 1997, identifying affected hardware and software, prioritizing tasks and establishing implementation plans. The inventory and assessment phase identified 97 business software applications (30 of which are provided by third-party vendors) related to the cardmember services functions of Chase USA as requiring Year 2000 remediation.

     As of the date hereof, all 97 business software applications have been remediated and all have been fully tested to be Year 2000 compliant. In addition, CMC has conducted tests with FDR and its other third party service providers, and with third party infrastructure organizations that interface with Chase USA and the master trust, and expects to continue such testing for the remainder of this year.

     The major focus of CMC'S Year 2000 efforts for the balance of this year is business risk management, contingency planning and event preparation. Under the auspices of CMC'S Year 2000 Business Risk Council, contingency plans have been refined and are in the process of being tested. Approximately 250 different risk scenarios have been identified across all geographies and CMC businesses, resulting in the development of approximately 1,400 individual Year 2000 contingency plans. These plans include identification of possible alternative methods by which to provide service, alternative locations for operations, increased staff support to service customers, as well as ways for CMC to maintain critical services in the event of environmental infrastructure outages. In addition, CMC has developed Year 2000 stress scenarios and has established a process of stress testing both its credit and market-sensitive portfolios utilizing these scenarios. These tests will continue through the remainder of 1999.

     Event preparation activities also continue. Year 2000 command centers are being created; problem tracking and reporting tools designed; key operational and service performance measures identified for tracking; "wellness checks" of facilities, services, and systems planned; and training of the "rapid response teams" scheduled. Dress rehearsals have been scheduled for three weekends during the fourth quarter of 1999 and command centers will become operational in late December.

     CMC currently estimates that full year 1999 Year 2000 costs will be approximately $158 million. None of these costs will be borne by the master trust or any owner trust.

     CMC manages many types of risk in the normal course of its business. It recognizes, however, that the risks presented by Year 2000 are unique given their pervasive nature and the higher likelihood that any Year 2000 disruption may have multiple, simultaneous impacts. Because of this, CMC has adjusted and will continue to adjust its risk management processes and contingency plans to reflect the most probable anticipated effects. CMC believes Year 2000 disruptions, if they occur, may manifest themselves to financial institutions in three distinct ways:

     o as liquidity problems, evidenced, for example, by a "flight to quality" or preference for cash,

     o as operational problems, which may trigger disruptions in the financial markets, and

     o as credit problems, with respect to individuals, companies or countries experiencing potential financial losses as a result of liquidity or operational issues.

     The anticipated costs to complete the project and the anticipated business, operational and financial risks to CMC, Chase USA and the master trust are subject to a number of uncertainties. Any failures by the VISA or MasterCard associations, FDR or other service providers to implement successfully their Year 2000 remediation plans could adversely impact the timing of collections on receivables. A large number of similar failures by account obligors, banks and other financial institutions or other participants in the national payments system could also adversely affect the timing of collections on receivables. In addition, any financial losses incurred by the obligors on the ACCOUNTS could cause an increase in losses allocated to the master trust and the owner trusts.

     If collections that normally would have been received in any particular month are delayed, or if losses for any month exceed normal levels, the portfolio yield for that month will be reduced to that extent. Any such reduction would increase the likelihood of a PAY OUT EVENT resulting from insufficient portfolio yield.

                                THE RECEIVABLES

     The assets of the master trust include receivables generated through accounts designated as master trust accounts, all of which are owned by Chase USA. The master trust assets include:

     o all monies due or to become due in payment of these receivables,

     o all proceeds of these receivables,

     o all proceeds of any credit insurance policies relating to these receivables,

     o any INTERCHANGE and RECOVERIES allocable to the master trust because of these receivables,

     o all monies on deposit in specified master trust bank accounts or investments made with these monies, including any earned investment proceeds if the supplement so indicates,

     o proceeds of any credit enhancement, as described in the related supplement, and

     o proceeds of any derivative contracts between the master trust and a counterparty, as described in the related supplement.

     Receivables in the master trust consist of:

     o principal receivables, which are amounts charged by master trust account cardholders for goods and services, cash advances and consolidation or transfer of balances from other credit cards, and

     o finance charge receivables, which are periodic finance charges and other amounts charged to master trust accounts, including cash advance fees, late fees, and annual membership fees.

The master trust considers collections of INTERCHANGE and RECOVERIES as collections of finance charge receivables. If Chase USA exercises the DISCOUNT OPTION, an amount of monthly collections of principal receivables will be considered finance charge collections. See "Description of the Securities--Description of the Certificates--Discount Option" for a description of the manner of and the conditions to exercise of the Discount Option.

     Receivables conveyed to the master trust arise in accounts selected from the BANK PORTFOLIO and designated as master trust accounts. Initially, a group of accounts were selected on the CUT-OFF DATE and designated as master trust accounts; since then additional accounts have been designated for inclusion in the master trust. Accounts initially designated as master trust accounts, new accounts so designated and any future accounts designated for inclusion in the master trust must meet eligibility criteria set forth in the POOLING AND SERVICING AGREEMENT. Receivables conveyed to the master trust must also meet eligibility criteria set forth in the POOLING AND SERVICING AGREEMENT. If receivables conveyed to the master trust are found to have been ineligible when created or designated for inclusion, Chase USA must accept retransfer of these receivables and either replace them with eligible receivables or pay the value of the retransferred receivables to the master trust.

     Chase USA has agreed to maintain a MINIMUM TRANSFEROR INTEREST in the MASTER TRUST PORTFOLIO, based on the total outstanding amount of principal receivables in the MASTER TRUST PORTFOLIO plus the total amount on deposit in the EXCESS FUNDING ACCOUNT. Chase USA has also agreed to maintain a MINIMUM AGGREGATE PRINCIPAL RECEIVABLES amount. If the average daily TRANSFEROR INTEREST for any 30 consecutive days is below the MINIMUM TRANSFEROR INTEREST, or the amount of principal receivables in the master trust falls below the amount of MINIMUM AGGREGATE PRINCIPAL RECEIVABLES, Chase USA is required by the terms of the POOLING AND SERVICING AGREEMENT to designate accounts for addition to the master trust so that the amount of receivables in these accounts, when added to then-existing receivables in the master trust, equals or exceeds these minimum levels. See "Description of the Securities--Description of the Certificates-- Addition of Master Trust Assets" for more information on adding accounts to the master trust.

     The POOLING AND SERVICING AGREEMENT also gives Chase USA the right to remove accounts from the designated list of master trust accounts. If Chase USA does so, the master trust will reconvey all receivables in these removed accounts, whether existing or to be created, to Chase USA. See "Description of the Securities--Description of the Certificates--Removal of Master Trust Assets" for more information on removing accounts from the master trust.

     When the master trust issues a new series of securities, Chase USA will represent and warrant to the master trust that, as of the CLOSING DATE for the new series, the accounts designated as master trust accounts meet the eligibility criteria set forth in the POOLING AND SERVICING AGREEMENT. See "Description of the Securities--Description of the Certificates--Chase USA's Representations and Warranties" for more information on eligibility criteria for accounts and receivables.

                                USE OF PROCEEDS

     The net proceeds from the sale of each series of certificates will generally be paid to Chase USA and used for general corporate purposes. If the master trust is issuing a SERIES CERTIFICATE, it will be deposited in an owner trust in exchange for a series of notes. The net proceeds from the sale of this series of notes will generally be paid to Chase USA and used for general corporate purposes.

     The attached supplement may state that some of these net proceeds will be paid to other parties and/or used for other purposes, such as funding a reserve account or spread account.

                            MATURITY CONSIDERATIONS

SERIES OF CERTIFICATES

     Following the REVOLVING PERIOD, each series of certificates is expected to begin to accumulate principal or begin to distribute principal to certificateholders. The attached supplement describes the conditions under which an accumulation or amortization period will begin for your class of certificates.

     Principal will accumulate in a funding account if your series features controlled accumulation or rapid accumulation and one of these principal accumulation periods begins. As described in the attached supplement, during controlled accumulation on each DISTRIBUTION DATE an amount of principal, up to the amount specified, will be set aside in the funding account. If a PAY OUT EVENT occurs and your series features rapid accumulation, the full amount of principal available to your series will be deposited in a funding account, up to the amount specified in the related supplement. This accumulated principal will be paid to you on the expected payment date or dates for your class of certificates, or earlier if an amortization period begins before your first expected principal payment date. Note that although your series may feature an accumulation period, your class of certificates may not make use of it.

     Principal will be paid to you in increments--up to the amount specified in the attached supplement--if your class of certificates features controlled amortization and this period begins. Your class of certificates might also begin to pay principal to you if the attached supplement specifies that your class will begin rapid amortization. Rapid amortization will begin, for all classes of your series, when a PAY OUT EVENT occurs. During any amortization period, principal will be paid to you only on a DISTRIBUTION DATE.

     If the series described in the attached supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that certificateholders of other classes could begin to receive payments of principal before you do.

     We can give you no assurance that principal will be available when expected, either to accumulate or to pay to you. The scheduled payment date or dates for your class of certificates is based upon assumptions about payment rates on the master trust's credit card receivables, as detailed in the attached supplement. Chase USA can give no assurance that these payment rate assumptions will be correct. Payment rates depend on collections of receivables; collections can vary seasonally and are also affected by general economic conditions and the payment habits of individual cardholders. The attached supplement will provide historical payment rates, total charge-offs and other information relating to the master trust's receivables. We cannot assure you that future payment rates, charge-offs or other factors will be consistent with this historical data. The expected life of your certificates might be longer than expected if principal is collected more slowly. The attached supplement may detail that if the principal payment rate falls below a specified level, a PAY OUT EVENT will occur. The occurrence of any PAY OUT EVENT may substantially shorten the average life of your certificates.

     The attached supplement will state if your series is a COMPANION SERIES to any other outstanding series of certificates. If rapid accumulation begins with respect to, or a PAY OUT EVENT occurs to, a series with a COMPANION SERIES, the COMPANION SERIES may experience delayed payments of principal.

See the table on page 25 for a more complete description of possible accumulation and amortization periods. See "Maturity Considerations" in the attached supplement for specific information about how your series will accumulate and/or pay principal, as well as historical payment rate information for the master trust.

SERIES OF NOTES

     Each series of notes from an owner trust will be secured by the owner trust's pledge of a SERIES CERTIFICATE. The considerations described above for payment of certificates will apply to payment of notes. If a PAY OUT EVENT occurs with respect to a SERIES CERTIFICATE, principal may be paid earlier than scheduled on the related notes. These notes may also be repaid earlier than scheduled when an EVENT OF DEFAULT occurs. See "Description of the Securities--Description of the Notes--The Indentures--Events of Default: Rights Upon Event of Default."

                                   CHASE USA

     Chase USA, a wholly-owned subsidiary of CMC, was formed in 1982 and is headquartered in Wilmington, Delaware. Chase USA is currently chartered as a national bank and as such is regulated primarily by the United States Comptroller of the Currency. Chase USA's activities are predominantly related to credit card lending and other forms of consumer lending.

     The principal executive office of Chase USA is located at 802 Delaware Avenue, Wilmington, Delaware 19801, telephone number (302) 575-5000.

     CMC is a bank holding company, the principal subsidiary of which is The Chase Manhattan Bank, a New York state bank.

                         DESCRIPTION OF THE SECURITIES

     The securities are in the form of the master trust certificates and the notes from each owner trust offered through this prospectus and the attached supplement and will be issued in "series" consisting of one or more "classes."

     o Certificates. Each series of certificates will represent an interest in the master trust distinct from the TRANSFEROR CERTIFICATE and any other series of certificates issued by the master trust. Each series of certificates will be issued through the POOLING AND SERVICING AGREEMENT and a SERIES SUPPLEMENT to the POOLING AND SERVICING AGREEMENT. If you are purchasing certificates, the attached supplement describes any series-specific provisions supplementing the information in this prospectus.

     o Notes. Each series of notes will be an obligation of a specified owner trust, the primary asset of which will be a SERIES CERTIFICATE issued by the master trust. Each series of notes from an owner trust will be issued through an INDENTURE, entered into by the OWNER TRUSTEE and the INDENTURE TRUSTEE. If you are purchasing notes, the attached supplement describes any provisions of the notes supplementing the information in this prospectus.

Following is a summary of provisions of the securities--either certificates or notes--which you are purchasing. This summary describes the material provisions common to each series of securities; the attached supplement will give you additional information specific to the securities which you are purchasing. This summary is qualified in its entirety by reference to the provisions of the POOLING AND SERVICING AGREEMENT, the SERIES SUPPLEMENT and--if you are purchasing notes--the related indenture, deposit and administration agreement and trust agreement.

     Each series of securities may consist of one or more classes, one or more of which may be senior to other classes. Each class of a series will evidence the right to receive a specified portion of principal and finance charge collections on receivables in the MASTER TRUST PORTFOLIO. Each class of a series may differ from other classes in some aspects, including:

     o maturity date,

     o interest rate, and

     o availability and amount of credit enhancement.

Payments will be made to securityholders in whose names the securities were registered on the RECORD DATES specified in the related supplement.

     Generally, securities offered through this prospectus and the attached supplement:

     o will be represented by certificates or notes registered in the name of a DTC nominee,

     o will be available for purchase in minimum denominations and integral multiples of $1,000, and

     o will be available for purchase in book-entry form only.

We call the securities in book-entry form, in which you will hold a beneficial interest as described below under "--Book-Entry Registration," "global securities." The attached supplement will specify if your securities have different characteristics from those listed above.

     The attached supplement may state that application will be made to list your series or class of securities on the Luxembourg Stock Exchange or another exchange.

FORM OF YOUR SECURITIES

     Following is a description of the form your securities, whether certificates or notes, will take. We also describe how your securities will be transferred and how payments will be made to you.

     The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. Chase USA has not independently verified the accuracy of this information.

     DTC has informed Chase USA that its nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each series of securities. This means that you, as an owner of securities, will generally not be entitled to DEFINITIVE SECURITIES representing your interest in the issued securities: you will own securities through a book-entry record maintained by DTC. References in this document to distributions, reports, notices and statements will be made to DTC or Cede, as registered holder of the securities, for distribution to you in accordance with DTC procedures. All references in this document to actions by securityholders shall refer to actions taken by DTC upon instructions from DTC Participants.

     You may hold your securities through DTC in the U.S., CEDELBANK or EUROCLEAR in Europe or in any other manner described in the attached supplement. You may hold your securities directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

DTC

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its DTC Participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. The rules applicable to DTC and its DTC Participants are on file with the SEC.

     DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates in the year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

     In addition, DTC is contacting and will continue to contact third-party vendors that provide services to DTC to determine the extent of their Year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in Year 2000 compliance on the part of third-party vendors. However, there can be no assurance that the systems of third-party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

     The information set forth in this section concerning DTC has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. Chase USA makes no representations as to the accuracy or completeness of such information.

CEDELBANK

     CEDELBANK is incorporated under the laws of Luxembourg as a professional depository. CEDELBANK holds securities for CEDELBANK CUSTOMERS and facilitates the clearance and settlement of securities transactions between CEDELBANK CUSTOMERS through electronic book-entry changes in accounts of CEDELBANK CUSTOMERS, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDELBANK in any of 36 currencies, including U.S. dollars. CEDELBANK provides to its CEDELBANK CUSTOMERS, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDELBANK deals with domestic securities markets in over 30 countries through established depository and custodial relationships. CEDELBANK has established an electronic bridge with Morgan Guaranty Trust as EUROCLEAR operator in Brussels to facilitate settlement of trades between CEDELBANK and EUROCLEAR. CEDELBANK currently accepts over 110,000 securities issues on its books. As a professional depository, CEDELBANK is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. CEDELBANK CUSTOMERS are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of any series of securities issued through this document. CEDELBANK CUSTOMERS in the U.S. are limited to securities brokers, dealers and banks. Currently, CEDELBANK has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to CEDELBANK is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDELBANK CUSTOMER, either directly or indirectly.

EUROCLEAR

     The EUROCLEAR system was created in 1968 to hold securities of EUROCLEAR PARTICIPANTS and to clear and settle transactions between EUROCLEAR PARTICIPANTS through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including U.S. dollars. The EUROCLEAR system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The EUROCLEAR system is operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office, acting as the EUROCLEAR operator, under contract with the COOPERATIVE. All operations are conducted by the EUROCLEAR operator, and all EUROCLEAR securities clearance accounts and EUROCLEAR cash accounts are accounts with the EUROCLEAR operator, not the COOPERATIVE. The COOPERATIVE establishes policy for the EUROCLEAR system on behalf of EUROCLEAR PARTICIPANTS. EUROCLEAR PARTICIPANTS include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the series of securities offered through this document. Indirect access to the EUROCLEAR system is also available to other firms that clear through or maintain a custodial relationship with a EUROCLEAR PARTICIPANT, either directly or indirectly.

     The EUROCLEAR operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the EUROCLEAR operator are governed by the Terms and Conditions Governing Use of EUROCLEAR and the related Operating Procedures of the EUROCLEAR system and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the EUROCLEAR system, withdrawal of securities and cash from the EUROCLEAR system, and receipts of payments with respect to securities in the EUROCLEAR system. All securities in the EUROCLEAR system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of EUROCLEAR PARTICIPANTS and has no record of or relationship with persons holding through EUROCLEAR PARTICIPANTS.

BOOK-ENTRY REGISTRATION

     Cede, as DTC's nominee, will hold the global securities. CEDELBANK and EUROCLEAR will hold omnibus positions on behalf of CEDELBANK CUSTOMERS and EUROCLEAR PARTICIPANTS, respectively, through customers' securities accounts in CEDELBANK'S and EUROCLEAR'S names on the books of their respective depositaries. These depositaries will in turn hold these positions in customers' securities accounts in the depositaries' names on DTC's books.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDELBANK CUSTOMERS and EUROCLEAR PARTICIPANTS will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures, and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDELBANK CUSTOMERS and EUROCLEAR PARTICIPANTS may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in CEDELBANK or EUROCLEAR as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS on such day. Cash received in CEDELBANK or EUROCLEAR as a result of sales of securities by or through a CEDELBANK CUSTOMER or a EUROCLEAR PARTICIPANT will be received with value on the DTC settlement date but will be available in the relevant CEDELBANK or EUROCLEAR cash account only as of the business day following settlement in DTC.

     Your purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. Your ownership interest is in turn recorded on the DTC Participants' and indirect participants' records. You will not receive written confirmation from DTC of their purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC Participant or indirect participant through which you entered into the transaction. Transfers of ownership interests in the securities are accomplished by entries made on the books of DTC Participants acting on behalf of you and other securityholders. You will not receive securities representing your ownership interest in the securities offered through this document, except in the event that use of the book-entry system for these securities is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual owners of the securities; DTC's records reflect only the identity of the DTC Participants to whose accounts the securities are credited, which may or may not be the actual securities owners. DTC Participants remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to indirect participants, and by DTC Participants and indirect participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede will consent or vote with respect to these securities. Under its usual procedures, DTC mails an omnibus proxy to Chase USA as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts these securities are credited on the relevant record date.

     Principal and interest payments on these securities will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable DISTRIBUTION DATE or PAYMENT DATE in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such DISTRIBUTION DATE or PAYMENT DATE. Payments by DTC Participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Master Trust Trustee, the INDENTURE TRUSTEE, the OWNER TRUSTEE or Chase USA, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Master Trust Trustee, disbursement of these payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to securityholders shall be the responsibility of DTC Participants and indirect participants.

     DTC may discontinue providing its services as securities depository for these securities at any time by giving reasonable notice to Chase USA, the Master Trust Trustee or the INDENTURE TRUSTEE. If this occurs, in the event that a successor securities depository is not obtained, DEFINITIVE SECURITIES will be printed and delivered. Chase USA may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, DEFINITIVE SECURITIES will be delivered to each securityholder. See "--Definitive Securities" for a description of the circumstances under which Definitive Securities will be issued.

     Distributions on securities held through CEDELBANK or EUROCLEAR will be credited to the cash accounts of CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations as described under "--Certain U.S. Federal Income Tax Documentation Procedures relating to Global Securities" and "Tax Matters." CEDELBANK or the EUROCLEAR operator, as the case may be, will take any other action permitted to be taken by a securityholder under the POOLING AND SERVICING AGREEMENT or INDENTURE on behalf of a CEDELBANK CUSTOMER or EUROCLEAR PARTICIPANT only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDELBANK and EUROCLEAR have agreed to the foregoing procedures in order to facilitate transfers of securities among their participants, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE SECURITIES

     Although the attached supplement may indicate that this series of securities, or one or more classes of this series, may be issued in a different form, it is expected that securities offered through this document will be issued in book-entry form. If these securities are initially issued in book-entry form, DEFINITIVE SECURITIES in fully registered, certificated form will not be issued to any party other than DTC or its nominee unless:

     o Chase USA advises the Master Trust Trustee, in the case of certificates, or the OWNER TRUSTEE for this series, in the case of notes, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to this series of securities, and the Master Trust Trustee or the OWNER TRUSTEE, as applicable, or Chase USA is unable to locate a qualified successor,

     o Chase USA, at its option, advises the Master Trust Trustee, in the case of certificates, or the OWNER TRUSTEE for this series, in the case of notes, in writing that it elects to terminate the book-entry system through DTC, or

     o after the occurrence of a SERVICER DEFAULT, in the case of certificates, or an EVENT OF DEFAULT, in the case of notes, securityholders representing not less than 50%--or such other percentage specified in the related supplement--of the outstanding principal amount of the certificates or the notes, as applicable, advise the Master Trust Trustee or the OWNER TRUSTEE, as applicable, and DTC through

       DTC Participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the securityholders.

     If any of these events occur, DTC must notify all DTC Participants of the availability through DTC of DEFINITIVE SECURITIES. Upon surrender by DTC of the definitive security representing these securities and instructions for re-registration, the Master Trust Trustee will issue the securities as DEFINITIVE SECURITIES, and thereafter the Master Trust Trustee, in the case of certificates, or the OWNER TRUSTEE, in the case of notes, will recognize the holders of these DEFINITIVE SECURITIES as holders under the POOLING AND SERVICING AGREEMENT, in the case of certificates, or the INDENTURE, in the case of notes.

     Allocations of finance charge and principal collections to certificates which are DEFINITIVE SECURITIES will be made by the Master Trust Trustee. Distributions of these amounts on notes which are DEFINITIVE SECURITIES will be made, after these amounts are received through the SERIES CERTIFICATE deposited in the owner trust, by the INDENTURE TRUSTEE. In both cases, payments will be made directly to holders of DEFINITIVE SECURITIES in accordance with the procedures set forth in this prospectus, in the POOLING AND SERVICING AGREEMENT and any related indenture. Payments on each DISTRIBUTION DATE or PAYMENT DATE will be made to holders in whose names the DEFINITIVE SECURITIES were registered at the close of business on the related RECORD DATE. If you own DEFINITIVE SECURITIES in an amount greater than a minimum level stated in the POOLING AND SERVICING AGREEMENT or INDENTURE, as applicable, payments of principal and interest will be sent to you via wire transfer. If you own less than this minimum level of DEFINITIVE SECURITIES, payments will be made by check and mailed to you at an address maintained by the Master Trust Trustee or OWNER TRUSTEE, as applicable.

     The final payment on any security, whether a DEFINITIVE SECURITY or the securities registered in the name of DTC or its nominee, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to securityholders. The Master Trust Trustee or the INDENTURE TRUSTEE, as applicable, will provide this notice to registered securityholders no later than the fifth day of the month in which the final distribution will occur. If the securities are listed on the Luxembourg Stock Exchange, payments of principal and interest, including the final payment on any security, will also be made at the offices of Banque Generale du Luxembourg, S.A.

     DEFINITIVE SECURITIES will be transferable and exchangeable at the offices of any of the transfer agents and registrars, which shall initially be CMB and the Master Trust Trustee or INDENTURE TRUSTEE, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar shall not be required to register the transfer or exchange of DEFINITIVE SECURITIES for a period of fifteen days preceding the due date for any payment on the DEFINITIVE SECURITIES.

INITIAL SETTLEMENT

     All securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDELBANK and EUROCLEAR will hold positions on behalf of their participants through their respective depositaries, which will hold positions in accounts as DTC Participants.

     Custody accounts of investors who elect to hold securities through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors who elect to hold securities through CEDELBANK or EUROCLEAR accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between investors holding securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Cedelbank Customers and/or Euroclear
Participants. Secondary market trading between investors holding securities through CEDELBANK and EUROCLEAR will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When securities are to be transferred from the account of a DTC Participant to the account of a CEDELBANK CUSTOMER or a EUROCLEAR PARTICIPANT, the purchaser will send instructions to CEDELBANK or EUROCLEAR through a CEDELBANK CUSTOMER or EUROCLEAR PARTICIPANT at least one business day prior to settlement. CEDELBANK or EUROCLEAR will instruct the respective depositary, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC Participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDELBANK CUSTOMER'S or EUROCLEAR PARTICIPANT'S account. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the securities will accrue from, the value date which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date; i.e., the trade fails, the CEDELBANK or EUROCLEAR cash debit will be valued instead as of the actual settlement date.

     CEDELBANK CUSTOMERS and EUROCLEAR PARTICIPANTS will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDELBANK or EUROCLEAR. Under this approach, they may take on credit exposure to CEDELBANK or EUROCLEAR until the securities are credited to their accounts one day later.

     As an alternative, if CEDELBANK or EUROCLEAR has extended a line of credit to them, CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDELBANK CUSTOMER'S or EUROCLEAR PARTICIPANT'S particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can use their usual procedures for sending securities to the respective depositary for the benefit of CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS. The sale proceeds will be available to the DTC seller on the settlement date. In this way, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDELBANK CUSTOMERS and EUROCLEAR PARTICIPANTS may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC Participant. The seller will send instructions to CEDELBANK or EUROCLEAR through a CEDELBANK CUSTOMER or EUROCLEAR PARTICIPANT at least one business day prior to settlement. In these cases,

CEDELBANK or EUROCLEAR will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDELBANK CUSTOMER or EUROCLEAR PARTICIPANT the following day, and receipt of the cash proceeds in the CEDELBANK CUSTOMER'S or EUROCLEAR PARTICIPANT'S account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the CEDELBANK CUSTOMER or EUROCLEAR PARTICIPANT have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the CEDELBANK CUSTOMER'S or EUROCLEAR PARTICIPANT'S account would instead be valued as of the actual settlement date. Finally, day traders that use CEDELBANK or EUROCLEAR and that purchase securities from DTC Participants for delivery to CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (1) borrowing through CEDELBANK or EUROCLEAR for one day--until the purchase side of the day trade is reflected in their CEDELBANK or EUROCLEAR accounts--in accordance with the clearing system's customary procedure,

     (2) borrowing the securities in the U.S. from a DTC Participant no later than one day prior to settlement which would give the securities sufficient time to be reflected in their CEDELBANK or EUROCLEAR account in order to settle the sale side of the trade, or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDELBANK CUSTOMER or EUROCLEAR PARTICIPANT.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION PROCEDURES RELATING TO GLOBAL SECURITIES

     A beneficial owner of global securities holding securities through CEDELBANK or EUROCLEAR (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest--including original issue discount--on registered debt issued by U.S. PERSONS, unless:

     o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

     o such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     Exemption for non-U.S. PERSONS (Form W-8). Beneficial owners of securities that are non-U.S. PERSONS can currently obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. PERSONS with effectively connected income (Form
4224). A non-U.S. PERSON, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can currently obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. PERSONS that are securities owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the securities owner or his or her agent.

     Exemption for U.S. Persons (Form W-9). U.S. PERSONS can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The certificate owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his or her agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. PERSON" means:

     o a citizen or resident of the United States,

     o a corporation or partnership created or organized in the United States or under the laws of the United States or of any state,

     o an estate the income of which is subject to United States federal income taxation regardless of its source, or

     o a trust the income of which is subject to United States federal income taxation regardless of its source; provided, however, that for tax years beginning after December 31, 1996--and, if a trustee so elects, for tax years ending after August 20, 1996--a "U.S. PERSON" shall include any trust:

          - which is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the tax code, or

          - that has a valid election in effect under applicable U.S. treasury regulations to be treated as a United States person.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

DESCRIPTION OF THE CERTIFICATES

     Following is a summary of the material provisions common to all series of certificates issued through the POOLING AND SERVICING AGREEMENT, including generally-distributed certificates and any SERIES CERTIFICATES purchased by owner trusts and pledged to secure series of notes.

     Where the term "certificateholder" is used in the following summary, it refers also to any owner trust holding a SERIES CERTIFICATE pledged to support notes.

     The assets of the master trust are allocated among:

     o certificateholders of each series,

     o providers of uncertificated credit enhancement backed by receivables, and

     o the TRANSFEROR CERTIFICATE.

     Each series issued by the master trust is backed by an amount of principal receivables and amounts on deposit in various master trust bank accounts. The attached supplement may describe that your series' INVESTOR INTEREST will be adjusted by the amount of funds deposited in a bank account or accounts, or adjusted in other ways. These amounts can vary from period to period, and on any date are equal to:

    (initial INVESTOR INTEREST on the series' CLOSING DATE) - (aggregate principal payments made to the series' certificateholders) - (aggregate unreimbursed charge-offs and reallocated principal collections for the series)

     Any COLLATERAL INTEREST in a series will also be included in that series' INVESTOR INTEREST; if your series includes a COLLATERAL INTEREST, a description will be included in the attached supplement. During each series' REVOLVING PERIOD, the amount of the series' INVESTOR INTEREST is expected to remain constant to the extent noted in the attached supplement.

     The aggregate INVESTOR INTEREST in the master trust is the sum of the INVESTOR INTERESTS for all series issued from the master trust.

     The certificates of each series represent undivided interests in the assets of the master trust, including the right to each series' INVESTOR PERCENTAGE of all cardholder payments on receivables in the master trust. Certificateholders of each series will therefore receive varying amounts of collections of principal and finance charges each month, and will also be allocated a varying portion of receivables in defaulted accounts written off during each month. Principal collections, finance charge collections and receivables in defaulted accounts may be allocated to your series in different ways: the attached supplement will describe how the various INVESTOR PERCENTAGES are calculated. If your series includes multiple classes of certificates, collections allocated to your series may be further allocated among each class. See "--Investor Percentage and Transferor Percentage" for descriptions of the allocation percentages.

     As a certificateholder, your right to collections is limited to the amounts needed to make required payments to you. Collections allocated to your series or your class of certificates might be reallocated. The attached supplement and the POOLING AND SERVICING AGREEMENT set forth how collections will be allocated to, or reallocated from, your certificates.

     Each series of certificates may be included in a GROUP of series. Series in a GROUP may share excess principal collections, finance charge collections or both among themselves. The attached supplement will state if your series is in a GROUP and, if it is, what other series in your GROUP were outstanding on your series' CLOSING DATE.

     Each series of certificates represents interests in the master trust only, and does not represent interests in or recourse obligations of Chase USA, CMB or any of their affiliates. A certificate is not a deposit and neither the certificates nor the underlying master trust accounts or receivables are insured or guaranteed by the FDIC or any other governmental agency.

TRANSFEROR CERTIFICATE

     The total amount of principal receivables and amounts on deposit in various master trust bank accounts minus the aggregate INVESTOR INTEREST and the interest of credit enhancement providers--if not included as part of the INVESTOR INTEREST--is the TRANSFEROR INTEREST. The TRANSFEROR INTEREST is represented by the TRANSFEROR CERTIFICATE. The holder of the TRANSFEROR CERTIFICATE is entitled to a varying percentage of cardholder payments from master trust receivables, called the TRANSFEROR PERCENTAGE.

     Chase USA currently owns, and expects to continue owning, the TRANSFEROR CERTIFICATE. To the extent provided in the attached supplement and the POOLING AND SERVICING AGREEMENT, Chase USA may transfer the TRANSFEROR CERTIFICATE in whole or in part to another party. See "--Issuing New Series of Certificates."

     The amount of principal receivables in the master trust will vary daily as cardholder payments are received and new receivables are created. The amount of the TRANSFEROR INTEREST will fluctuate from day to day as the amount of master trust principal receivables varies. When a series begins to amortize or accumulate, the INVESTOR INTEREST of the series will decline as principal payments are made--or accumulated for future payment--to certificateholders. The TRANSFEROR INTEREST will increase to reflect this decrease in the INVESTOR INTEREST.

     The TRANSFEROR INTEREST may be reduced through the issuance of a new series as described below under "--Issuing New Series of Certificates." The TRANSFEROR INTEREST may also be reduced, however, if:

     o the servicer adjusts the amount of principal receivables in the master trust for particular charge-offs from principal receivables used to calculate the TRANSFEROR INTEREST, and

     o the TRANSFEROR enters into a participation or other agreement with another person who purchases an interest in the TRANSFEROR CERTIFICATE.

     See "--Chase USA's Representations and Warranties," "--Rebates and Fraudulent Charges" and "--Application of Collections" for other discussions on how the Transferor Interest may be reduced.

ISSUING NEW SERIES OF CERTIFICATES

     The POOLING AND SERVICING AGREEMENT provides that Chase USA, as owner of the TRANSFEROR CERTIFICATE, may from time to time exchange the current TRANSFEROR CERTIFICATE for a new TRANSFEROR CERTIFICATE and the issuance of a new series of certificates. Each exchange of this form would decrease the TRANSFEROR INTEREST and increase the INVESTOR INTEREST. The TRANSFEROR CERTIFICATE and an existing series of certificates may also be exchanged for a new TRANSFEROR CERTIFICATE and a new series of certificates.

     Each new series may have a maturity date, principal payment method, interest rate calculation method or other terms different from any other outstanding series. Each new series may also have credit enhancement available only to that series. Under the POOLING AND SERVICING AGREEMENT, the Master Trust Trustee holds credit enhancement only for the benefit of the related series.

     For Chase USA to exchange the TRANSFEROR CERTIFICATE for a new series, Chase USA must:

     o notify the Master Trust Trustee at least five business days in advance of the exchange,

     o receive written confirmation from each Rating Agency rating an outstanding series of securities that issuing the new series of securities will not cause a downgrade or withdrawal of any outstanding rating of certificates and notes,

     o deliver to the Master Trust Trustee a SERIES SUPPLEMENT describing the principal terms of the series,

     o receive a TAX OPINION that issuing the new series will not have adverse tax consequences for any outstanding series,

     o deliver to the Master Trust Trustee an executed credit enhancement contract, if required under the terms of the new series,

     o deliver an officer's certificate stating that there are enough receivables in the master trust to support all existing series and the new one, and

     o deliver to the Master Trust Trustee the existing TRANSFEROR CERTIFICATE and, if they are also to be exchanged, the certificates representing an existing series.

After satisfaction of these conditions and any other conditions set forth in the POOLING AND SERVICING AGREEMENT, the Master Trust Trustee will cancel the existing TRANSFEROR CERTIFICATE and issue a new TRANSFEROR CERTIFICATE and a new series of certificates.

     The POOLING AND SERVICING AGREEMENT also allows the TRANSFEROR, in addition to the exchanges or new issuances described above, to transfer its interest in all or a portion of the TRANSFEROR CERTIFICATE, provided that before the transfer:

     o the Master Trust Trustee receives written notification from each Rating Agency rating an outstanding series of securities that the transfer will not result in a lowering of its then existing rating of the certificates of any outstanding series rated by it, and

     o the Master Trust Trustee receives a TAX OPINION.

INTEREST ALLOCATIONS

     For each series of certificates and each related class, interest will accrue from the date specified in the applicable supplement, on the outstanding principal amount of the series or class at the applicable certificate interest rate. Each certificate interest rate may be fixed, floating or any other type of rate. Interest will be distributed to certificateholders in the amounts and on the DISTRIBUTION DATES specified in the related supplement.

     Interest payments made on each DISTRIBUTION DATE to a series will be funded from:

     o collections of finance charges allocated to the series' INVESTOR INTEREST during the preceding MONTHLY PERIOD or MONTHLY PERIODS,

     o investment earnings, if any, on any funds held in master trust bank accounts,

     o any credit enhancement, to the extent described in the related supplement, and

     o any derivative counterparty, to the extent described in the related supplement.

If interest payments will be made less frequently than monthly, an INTEREST FUNDING ACCOUNT may be established to accumulate the required interest amount. If a series has more than one class of certificates, that series may have more than one INTEREST FUNDING ACCOUNT.

     Your class of certificates will pay interest on the dates and at the interest rate specified in the attached supplement. If your certificates bear interest at a floating or variable rate, the attached supplement will describe how that rate is calculated. For each SERIES CERTIFICATE, the related supplement will describe how interest is calculated.

PRINCIPAL ALLOCATIONS

     Each series of certificates will be scheduled to receive principal in a single payment, or in installments beginning on the PRINCIPAL COMMENCEMENT DATE for the series. If a series has more than one class of certificates, a different PRINCIPAL COMMENCEMENT DATE or scheduled principal payment date may be assigned to each class. The related supplement will set forth when each series and class of certificates is expected to receive principal.

     Generally, each series will begin in the REVOLVING PERIOD, during which no principal will be paid to any class of the series. Collections of principal receivables allocated to a series in its REVOLVING PERIOD will be available, if specified in the related supplement, to other series in a GROUP or paid to Chase USA as holder of the TRANSFEROR CERTIFICATE.

     Each series or class of certificates will use one or more of the following principal payment methods:

     o principal amortization,

     o controlled amortization,

     o rapid amortization,

     o controlled accumulation, and

     o rapid accumulation.

     One of the principal payment methods named above will commence at the end of the REVOLVING PERIOD and continue until:

     o the DISTRIBUTION DATE on which the INVESTOR INTEREST for the class or series is repaid,

     o the date on which another principal payment method begins, or

     o the SERIES TERMINATION DATE.

     Each method involving accumulation will make periodic deposits into a PRINCIPAL FUNDING ACCOUNT. At the end of the accumulation period, the amount in the PRINCIPAL FUNDING ACCOUNT will be paid to certificateholders of the related class or series.

     Each method involving amortization will make periodic payments of principal allocated to the series or class to certificateholders. The frequency of payments will be specified in the related supplement, but in the event of rapid amortization payments will always be made monthly.

     Descriptions of principal payment methods are found in Table I on the following page.

     If your class of certificates is subordinated to more senior classes, you will receive payments of principal only after the more senior classes are fully repaid.

     For a SERIES CERTIFICATE held by an owner trust, the Master Trust Trustee will transfer principal payments on the SERIES CERTIFICATE to the owner trust. The related supplement will set forth how these payments will be made to noteholders.

     You may begin to receive payments of principal earlier or later than expected. See "Maturity Considerations" for a discussion of how this might occur.

TABLE I: DESCRIPTIONS OF PRINCIPAL PAYMENT METHODS

                           PRINCIPAL             CONTROLLED              RAPID               CONTROLLED
                          AMORTIZATION          AMORTIZATION          AMORTIZATION          ACCUMULATION
                      --------------------  --------------------  --------------------  --------------------
Begins                PRINCIPAL             PRINCIPAL             On first occurrence   Adjustable date, set
                      COMMENCEMENT DATE     COMMENCEMENT DATE     of a PAY OUT EVENT    in related
                      for series or class   for series or class                         supplement

After                 REVOLVING PERIOD      REVOLVING PERIOD      Any other period      REVOLVING PERIOD
                      Controlled            Controlled                                  Controlled
                      amortization for      amortization for                            amortization for
                      another class         another class                               another class
                      Controlled            Controlled                                  Controlled
                      accumulation for      accumulation for                            accumulation for
                      another class         another class                               another class
                      Rapid accumulation    Rapid accumultaion                          Rapid accumulation
                      for another class     for another class                           for another class

Cannot Begin After    Rapid amortization    Rapid amortization    N/A                   Rapid amortization
                                                                                        Rapid accumulation

Ends                  Upon first to occur   Upon first to occur   Upon first to occur   Upon first to occur
                      of:                   of:                   of:                   of:
                      Repayment of series   Repayment of series   Repayment of series   Repayment of series
                      or class              or class              SERIES TERMINATION    or class
                      Beginning of rapid    Beginning of rapid    DATE                  Beginning of rapid
                      amortization          amortization                                amortization
                      SERIES TERMINATION    SERIES TERMINATION                          Beginning of rapid
                      DATE                  DATE                                        accumulation
                                                                                        SERIES TERMINATION
                                                                                        DATE

Amount Paid           Principal allocated   CONTROLLED            Principal allocated   CONTROLLED DEPOSIT
                      to class or series    AMORTIZATION AMOUNT   to class or series    AMOUNT deposited
                      (no more than                               (no more than         each period, then
                      initial INVESTOR                            initial INVESTOR      paid to
                      INTEREST)                                   INTEREST)             certificateholders
                                                                                        when period ends

Applies to            Specific class        Specific class        Entire series         Specific class

Additional                                  CONTROLLED            PAY OUT EVENTS        CONTROLLED DEPOSIT
Information                                 AMORTIZATION AMOUNT   as set forth in the   AMOUNT
                                            as set forth in       related supplement    as set forth in
                                            related supplement                          related supplement;
                                                                                        subject to
                                                                                        adjustment

                                 RAPID
                             ACCUMULATION
                      ---------------------------
Begins                On first occurrence of a
                      RAPID ACCUMULATION EVENT
                      for series or class

After                 REVOLVING PERIOD
                      Controlled amortization for
                      another class
                      Controlled accumulation for
                      another class
                      Rapid accumulation for
                      another class

Cannot Begin After    Rapid amortization
Ends                  Upon first to occur of:
                      Repayment of series or
                      class
                      Beginning of rapid
                      amortization
                      SERIES TERMINATION DATE

Amount Paid           Principal allocated to
                      class or series deposited
                      each period (no more than
                      initial INVESTOR INTEREST),
                      then paid to
                      certificateholders on
                      scheduled payment date

Applies to            Specific class

Additional            RAPID ACCUMULATION EVENTS
Information           as set forth in the related
                      supplement

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     The master trust has all right, title and interest in and to the receivables in accounts designated as master trust accounts, as well as all future receivables created in these accounts. Chase USA, as TRANSFEROR, has indicated on its computer files which accounts are designated as master trust accounts. When new accounts are designated for inclusion in the master trust, Chase USA will provide a complete list of these additional accounts to the Master Trust Trustee and Chase USA will file, on behalf of the master trust, UCC financing statements meeting the requirements of state law. Except as noted above, Chase USA will take no other steps to identify receivables in master trust accounts.

CHASE USA'S REPRESENTATIONS AND WARRANTIES

     When the master trust issues a new series of certificates, Chase USA, as TRANSFEROR, will make several representations and warranties to the master trust, including the following:

     o as of the CLOSING DATE, Chase USA has the authority to consummate the issuance, and

     o as of the initial account selection date or the date each account was added to the master trust, it was an ELIGIBLE ACCOUNT.

If a representation or warranty made by Chase USA on the CLOSING DATE is later found to be materially incorrect when made, and:

     o certificateholders of your series had been materially and adversely affected for a period of at least 60 days,

     o notice had been given to Chase USA, and

     o the condition persists beyond the date set forth in that notice,

a PAY OUT EVENT for your series can be declared by the Master Trust Trustee, or by certificateholders representing at least 50% of your series' outstanding INVESTOR INTEREST. Declaring a PAY OUT EVENT will automatically begin rapid amortization of principal.

     Chase USA will make other representations and warranties, including:

     o the POOLING AND SERVICING AGREEMENT constitutes a legal, valid and binding obligation enforceable against Chase USA, and

     o the master trust has all right, title and interest in the receivables in the MASTER TRUST PORTFOLIO or has a first priority perfected security interest in these receivables.

If either of these representations and warranties is ever breached, Chase USA might be required to accept reassignment of the entire MASTER TRUST PORTFOLIO. Certificateholders representing 50% or more of all of the master trust's outstanding series' INVESTOR INTEREST may vote to give Chase USA 60 or more days to cure the breach. If, at the end of this time, the breach has not been cured, Chase USA:

     o will be obligated to accept retransfer of the entire MASTER TRUST PORTFOLIO, and

     o will pay into the master trust's PRINCIPAL ACCOUNT on the next DISTRIBUTION DATE a cash sum equal to the outstanding INVESTOR INTEREST and any accrued and unpaid interest due as of that date.

This will constitute payment in full of the aggregate INVESTOR INTEREST. Reassignment of the MASTER TRUST PORTFOLIO to Chase USA is the only remedy to any breach of these representations and warranties.

     Chase USA makes representations and warranties in the POOLING AND SERVICING AGREEMENT concerning master trust accounts and the receivables in the MASTER TRUST PORTFOLIO. Only ELIGIBLE ACCOUNTS can be designated as master trust accounts. Chase USA can give you no assurance that ELIGIBLE ACCOUNTS will remain eligible once added to the master trust.

     Chase USA also represents that each receivable in the MASTER TRUST PORTFOLIO is an ELIGIBLE RECEIVABLE when created. If a receivable is found to be ineligible when created, and this receivable is charged-off as uncollectible or the master trust's rights to the receivable are impaired, Chase USA must accept reassignment of the principal amount of this ineligible receivable. The Master Trust Trustee may allow Chase USA a period of time to cure the ineligibility before requiring reassignment. Chase USA will accept reassignment by directing CMB, as servicer, to deduct the principal amount of the ineligible receivable from the TRANSFEROR INTEREST. If this would make the TRANSFEROR INTEREST a negative number, Chase USA will make a cash deposit in the master trust's PRINCIPAL ACCOUNT in the amount by which the TRANSFEROR INTEREST would have been negative. Any deduction or deposit is considered a repayment in full of the ineligible receivable. Chase USA's obligation to accept reassignment of any ineligible receivable is the only remedy to any breach of a representation or warranty concerning eligibility of receivables.

     The attached supplement may specify additional representations and warranties made by Chase USA when your securities are issued. The Master Trust Trustee is not required to make periodic examinations of receivables in the MASTER TRUST PORTFOLIO or any records relating to them. However, CMB, as servicer, will deliver to the Master Trust Trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the master trust's perfected security interest in the receivables.

ADDITION OF MASTER TRUST ASSETS

     Chase USA has the right to designate, from time to time, additional accounts to be included as master trust accounts. As described above under "The Receivables," Chase USA may also be obligated, from time to time, to designate new accounts to be included as master trust accounts.

     Each new account must be an ELIGIBLE ACCOUNT at the time of its designation. However, new accounts may not be of the same credit quality as existing master trust accounts.

     Chase USA is also permitted to add PARTICIPATIONS to the master trust from time to time. These PARTICIPATIONS must be undivided interests in a pool of assets primarily consisting of receivables arising under consumer credit card accounts owned by Chase USA. To amend the POOLING AND SERVICING AGREEMENT so that a PARTICIPATION may be added to the master trust without certificateholder consent, the following must occur:

     o Chase USA must deliver an officer's certificate to the Master Trust Trustee stating that, in Chase USA's reasonable belief, adding the PARTICIPATION will not have a material adverse effect on certificateholders' interests, and

     o the amendment allowing addition of the PARTICIPATION will not result in a downgrade or withdrawal of any ratings of any outstanding series of certificates.

The SEC currently requires that any PARTICIPATIONS added to the master trust be registered under the Securities Act of 1933.

     The POOLING AND SERVICING AGREEMENT allows Chase USA to add accounts to the master trust automatically upon satisfaction of several conditions, including:

     o each account must be an ELIGIBLE ACCOUNT,

     o Chase USA must not have designated the account as an account not to be added,

     o each new account was selected for inclusion in the master trust through a selection process not harmful to certificateholders' interests, and

     o as of the addition date, Chase USA is not insolvent.

     In addition to the PARTICIPATION addition requirements noted above, Chase USA must satisfy several conditions to add PARTICIPATIONS and--if accounts are not being added automatically--accounts to the master trust, including:

     o notice to the Master Trust Trustee, each Rating Agency rating an outstanding series of securities and CMB, as servicer,

     o delivery and acceptance by the Master Trust Trustee of written assignment of receivables in new accounts or PARTICIPATIONS to the master trust,

     o delivery of a computer file or microfiche list with a list of all new accounts or PARTICIPATIONS,

     o representation from Chase USA that, on the addition date, each new account is an ELIGIBLE ACCOUNT and was selected for inclusion in the master trust through a selection process not harmful to certificateholders' interests,

     o as of the addition date, representation from Chase USA that Chase USA is not insolvent, and

     o receipt of confirmation from each Rating Agency that the addition will not result in a downgrade or withdrawal of any ratings of any outstanding series of certificates or notes.

Chase USA expects to file a report on Form 8-K with the SEC on any addition of assets to the master trust not related to an automatic account addition.

REMOVAL OF MASTER TRUST ASSETS

     Chase USA has the right to remove accounts and PARTICIPATIONS from the master trust, subject to several conditions, including an officer's certificate from Chase USA confirming:

     o that removing the accounts or PARTICIPATIONS will not cause a PAY OUT EVENT for any outstanding series,

     o that Chase USA has delivered to the Master Trust Trustee a list of accounts or PARTICIPATIONS to be removed,

     o that Chase USA represents that the accounts to be removed were not selected through a selection process believed to be materially adverse to the interests of the certificateholders,

     o receipt of confirmation from each Rating Agency that the removal will not result in a downgrade or withdrawal of any ratings of any outstanding series of certificates or notes,

     o that the post-removal amount of receivables in the MASTER TRUST PORTFOLIO will meet the minimum requirements,

     o that the removal will not result in the failure to make any payment specified in the related supplement with respect to any series,

     o that the designation and reassignment of such receivables from removed accounts will not:

          - adversely affect the tax characterization as debt of any class of investor certificates of any outstanding series or class in respect of which an opinion was delivered at the time of issuance that such class would be treated as debt for U.S. federal income tax purposes,

          - cause the master trust following such designation and acceptance to be deemed to be an association taxable as a corporation, and

          - cause or constitute a taxable event in which gain or loss would be recognized by any investor certificateholder or the master trust, and

     o that as of the removal date, either:

          - the receivables are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such receivables is not more than 60 days, or

          - the receivables are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such receivables does not exceed 90 days.

DISCOUNT OPTION

     Chase USA, has the option to reclassify a percentage of PRINCIPAL RECEIVABLES in the MASTER TRUST PORTFOLIO as FINANCE CHARGE RECEIVABLES. This is referred to as the DISCOUNT OPTION. Chase USA may use the DISCOUNT OPTION to compensate for a decline in the PORTFOLIO YIELD, but only if there would be sufficient PRINCIPAL RECEIVABLES to allow for that discounting. The designation of PRINCIPAL RECEIVABLES as FINANCE CHARGE RECEIVABLES would result in a larger amount of FINANCE CHARGE RECEIVABLES and a smaller amount of PRINCIPAL RECEIVABLES. By doing so, Chase USA would reduce the likelihood that a PAY OUT EVENT would occur as a result of a decreased PORTFOLIO YIELD, and at the same time will increase the likelihood that Chase USA will have to add PRINCIPAL RECEIVABLES to the master trust.

     If the DISCOUNT PERCENTAGE is greater than zero, an amount of master trust principal collections for each MONTHLY PERIOD equal to:

          (the DISCOUNT PERCENTAGE) x (total principal collections allocable to the master trust)

will be considered finance charge collections and allocated with regular collections of FINANCE CHARGE RECEIVABLES in the MASTER TRUST PORTFOLIO.

     To exercise the DISCOUNT OPTION, Chase USA must satisfy the conditions in the POOLING AND SERVICING AGREEMENT, including confirmation from each Rating Agency that the use of the DISCOUNT OPTION will not result in a downgrade or withdrawal of any ratings of any outstanding series of certificates or notes. Chase USA does not intend to exercise its DISCOUNT OPTION.

MASTER TRUST BANK ACCOUNTS

     The Master Trust Trustee has established and maintains the following bank accounts on behalf of all series issued from the master trust:

     o the PRINCIPAL ACCOUNT,

     o the FINANCE CHARGE ACCOUNT,

     o the COLLECTION ACCOUNT,

     o the EXCESS FUNDING ACCOUNT, and

     o one or more DISTRIBUTION ACCOUNTS.

CMB, as PAYING AGENT, has the revocable right to withdraw funds from the DISTRIBUTION ACCOUNTS to make distributions to certificateholders.

     The Master Trust Trustee may establish, as set forth in the related supplement, additional bank accounts for each series, including:

     o the INTEREST FUNDING ACCOUNT,

     o the PRINCIPAL FUNDING ACCOUNT, and

     o the PRE-FUNDING ACCOUNT.

     All of these bank accounts must be established with an ELIGIBLE INSTITUTION, which may include:

     o CMB, as the servicer,

     o a depository institution, which may be the Master Trust Trustee or an affiliate, organized under the laws of the United States or any state which at all times:

          - has a certificate of deposit rating of "P-1" by Moody's,

          - has either a long-term unsecured debt rating of "AAA" by S&P or a certificate of deposit rating of "A-1+" by S&P, and

          - is a member of the FDIC, or

     o any other institution acceptable to all Rating Agencies rating any outstanding series.

     Funds on deposit in any of these master trust bank accounts are invested in permitted investments, which generally include:

     o U.S. government debt,

     o deposits at financial institutions having a rating in Moody's and S&P's highest rating category,

     o commercial paper having a rating in Moody's and S&P's highest rating category,

     o banker's acceptances from the highest-rated financial institutions,

     o some repurchase agreements, and

     o any other investments which convert to cash within a finite period, if agreed to by the Rating Agencies rating the related series.

Deposits in series-specific bank accounts are for the benefit of the related series, and the related supplement may set forth differing permitted investments for amounts in these series-specific bank accounts.

COMPANION SERIES

     The SERIES CERTIFICATE may be paired with a COMPANION SERIES in the future. The issuance of a COMPANION SERIES is subject to the conditions described above in "--Issuing New Series of Certificates," including the condition that the Rating Agencies confirm that the issuance of a COMPANION SERIES will not have a negative impact on the ratings of outstanding series of certificates or notes.

     A COMPANION SERIES may be funded with either a deposit to a pre-funding account funded by the sale of the COMPANION SERIES or may have a variable principal amount. Any pre-funding account would be for the benefit of the COMPANION SERIES and not for your benefit.

     As principal is allocated to the SERIES CERTIFICATE, the INVESTOR INTEREST of the COMPANION SERIES will increase and either:

     o an equal amount of funds on deposit in the pre-funding account will be released to Chase USA, or

     o an interest in the variable funding certificate that is equal to the principal allocated to the SERIES CERTIFICATE will be sold and the proceeds will be distributed to Chase USA.

     A COMPANION SERIES may be issued privately or sold publicly. A COMPANION SERIES sold publicly will be registered under the registration statement we have filed with the SEC relating to the securities.

     A COMPANION SERIES would be issued to finance the interest of Chase USA in the MASTER TRUST PORTFOLIO. The TRANSFEROR INTEREST held by Chase USA grows if the amount of PRINCIPAL RECEIVABLES in the master trust does not decrease and principal is paid to a series or accumulated in a principal funding account for the benefit of a series. The INVESTOR INTEREST of a COMPANION SERIES will absorb what would otherwise be growth in the TRANSFEROR INTEREST as a result of payments or deposits in a principal funding account for the benefit of a series. Chase USA may choose to issue a COMPANION SERIES rather than have the growth in the TRANSFEROR INTEREST reflected on its balance sheet for accounting purposes.

     We cannot assure you that terms of a COMPANION SERIES will not have an adverse impact on the timing or amount of payments allocated to the SERIES CERTIFICATE. A COMPANION SERIES will have a claim against the assets allocated to it by the master trust. The master trust will have limited assets. If a rapid amortization or rapid accumulation occurs for a COMPANION SERIES while the SERIES CERTIFICATE is outstanding, the percentage of receivables allocated to the SERIES CERTIFICATE may be reduced if the terms of the supplement relating to the COMPANION SERIES required that the COMPANION SERIES also receive its share of principal collections. In addition, if a rapid amortization or rapid accumulation occurs for a SERIES CERTIFICATE, the percentage of receivables allocated to the COMPANION SERIES may be reduced until the SERIES CERTIFICATE is paid in full. See "--Funding Period" for more discussion on Companion Series.

FUNDING PERIOD

     For any series of certificates, principal receivables may not be available in the amount of the issued certificates. If this occurs, the initial INVESTOR INTEREST will be less than the certificate principal amount. In this case, the related supplement will set forth the terms of the FUNDING PERIOD, which is the period from the series' CLOSING DATE to the earlier of:

     o the date the series' INVESTOR INTEREST equals the certificate principal amount, and

     o the date specified in the related supplement.

     During the FUNDING PERIOD, the series amount not invested in receivables will be maintained in the PRE-FUNDING ACCOUNT. On the CLOSING DATE, this amount may be up to 100% of the certificate principal amount. The INVESTOR INTEREST will increase as new receivables are conveyed to the master trust or as the INVESTOR INTERESTS of other series are reduced. The INVESTOR INTEREST may decrease due to charge-offs allocated to the series.

     During the FUNDING PERIOD, funds on deposit in the PRE-FUNDING ACCOUNT will be paid to Chase USA as the INVESTOR INTEREST increases. If the FUNDING PERIOD does not end by the date specified in the related supplement, any amount remaining in the PRE-FUNDING ACCOUNT will be repaid to certificateholders. This type of event may also cause repayment of other amounts to certificateholders, as set forth in the related supplement.

     The prospectus supplement for a series with a FUNDING PERIOD will set forth:

     o the initial INVESTOR INTEREST,

     o the full INVESTOR INTEREST, which is the initial certificate principal balance,

     o the date on which the series' INVESTOR INTEREST is expected to equal the full INVESTOR INTEREST,

     o when the FUNDING PERIOD will end, and

     o what other events, if any, will occur if the end of the FUNDING PERIOD is reached before the full INVESTOR INTEREST is funded.

     A COMPANION SERIES may use a FUNDING PERIOD to pair a new series with an existing series in, or about to begin, principal amortization or accumulation. As the INVESTOR INTEREST for the existing series decreases, the INVESTOR INTEREST for the COMPANION SERIES will increase. If either the existing series or the COMPANION SERIES experiences a PAY OUT EVENT before the COMPANION SERIES has reached its full INVESTOR INTEREST, the INVESTOR PERCENTAGES for the two series may be reset as described in the related supplements. This could have an effect on the allocation of principal collections to one or both series. We can give you no assurance, if your series is paired with a COMPANION SERIES, that the terms of the COMPANION SERIES will have no impact on the timing or amount of payments made to certificateholders of your series.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     From the amounts allocated to the master trust, CMB, as servicer, will allocate finance charge collections, principal collections and receivables in defaulted accounts to:

     o each series,

     o if a series has multiple classes, each class of the series,

     o the TRANSFEROR INTEREST, and

     o if the related supplement so states, to any credit enhancement providers.

All allocations of these amounts will be made through the respective INVESTOR PERCENTAGES for each series, the TRANSFEROR PERCENTAGE and, where appropriate, the CREDIT ENHANCEMENT PERCENTAGE. The related supplements will set forth how the INVESTOR PERCENTAGES are calculated and, if a series has multiple classes, how allocations will be made among classes.

The TRANSFEROR PERCENTAGE is, in all cases, equal to:

    100% - (all INVESTOR PERCENTAGES for outstanding series) - (all CREDIT ENHANCEMENT PERCENTAGES for outstanding series)

APPLICATION OF COLLECTIONS

     Except in the circumstance described below, CMB, as servicer, must deposit into the COLLECTION ACCOUNT, no later than two days after processing, all payments made on receivables in the MASTER TRUST PORTFOLIO. CMB must also allocate these deposits between accounts and to various parties, as described below. However, CMB will be able to make these deposits on a monthly or other periodic basis if one of the following is true:

     o all Rating Agencies rating an outstanding series agree in writing that CMB does not need to make daily deposits, or

     o CMB has a short-term rating of "P-1" from Moody's, a short-term rating of "A-1" from S&P and deposit insurance from the Bank Insurance Fund.

CMB must make daily or periodic deposits to the COLLECTION ACCOUNT only to the extent that the funds are needed for deposit into other bank accounts or distribution to certificateholders or other parties. If the COLLECTION ACCOUNT balance ever exceeds this amount for deposit or distribution, CMB will be able to withdraw the excess.

     Each time a COLLECTION ACCOUNT deposit is made, CMB will withdraw the following amounts and apply them as indicated:

     o Transferor Interest and Principal. The TRANSFEROR PERCENTAGE of deposits of principal and finance charge collections will be paid or held for payment to Chase USA as holder of the TRANSFEROR CERTIFICATE. However, if the MINIMUM TRANSFEROR INTEREST exceeds the TRANSFEROR INTEREST on the relevant date of processing, principal collections up to the amount of such excess otherwise payable to the TRANSFEROR INTEREST will be deposited to the PRINCIPAL ACCOUNT, the EXCESS FUNDING ACCOUNT, or paid to series of certificates, as set forth in the POOLING AND SERVICING AGREEMENT,

     o Investor Finance Charges. For each series, the relevant INVESTOR PERCENTAGE of finance charge collections will be deposited into the FINANCE CHARGE ACCOUNT for allocation and distribution as set forth in the related supplement,

     o Investor Principal. Each series will be allocated a varying share of principal collections based on the principal distribution status of the series as follows:

          - if the series is in the REVOLVING PERIOD, the INVESTOR PERCENTAGE of principal collections allocated to the series will be invested or held for investment in new receivables,

          - if the series is in controlled accumulation or controlled amortization, the INVESTOR PERCENTAGE of principal collections allocated to the series will be available to fund the relevant period's controlled deposit amount or controlled amortization amount, and

          - if the series is in principal amortization or rapid amortization, the INVESTOR PERCENTAGE of principal collections allocated to the series will be deposited into the PRINCIPAL ACCOUNT for distribution as provided in the related supplement.

          As described in the related supplement, other series may use principal collections not required by a series in any period to make deposits or distributions. If the MINIMUM TRANSFEROR INTEREST exceeds the

     TRANSFEROR INTEREST on the relevant date of processing, principal collections allocated to but not needed by a series, up to the amount of such excess, will be deposited to the PRINCIPAL ACCOUNT, the EXCESS FUNDING ACCOUNT, or paid to other series of certificates, as set forth in the POOLING AND SERVICING AGREEMENT.

     If a series of certificates has more than one class, principal and finance charge collections allocated to the series will be further allocated and applied to each class as set forth in the related supplement.

     Principal collections allocated to a series but not required for deposit or distribution may be shared with other series. The related supplement will set forth the manner and priority of any principal sharing. See "--Shared Principal Collections" for more information.

     Principal collections not paid to Chase USA because the TRANSFEROR INTEREST is less than the MINIMUM TRANSFEROR INTEREST will be held in the PRINCIPAL ACCOUNT and paid to Chase USA when the TRANSFEROR INTEREST is again at least equal to the MINIMUM TRANSFEROR INTEREST. Amounts so deposited in the PRINCIPAL ACCOUNT will be allocated as regular principal collections to series in their accumulation or amortization periods, as set forth in the related supplements.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     If a series is in a GROUP, finance charge collections allocated to the series in excess of the amount needed to make deposits or payments may be shared with other series in the GROUP. If one series requires more finance charge collections than allocated through its INVESTOR PERCENTAGE, it will have access to all of these shared excess finance charge collections in other series in its GROUP. If two or more series require more finance charge collections, excess finance charge collections in the GROUP will be shared between the series in the manner and priority set forth in the related supplements.

SHARED PRINCIPAL COLLECTIONS

     If a series is allocated principal in excess of the amount needed for deposit or distribution, this excess amount will be available to make principal payments or deposits required by other series. These shared principal collections may be limited to series within a GROUP. If principal collections allocated to a series are shared with another series, the INVESTOR INTEREST for the series from which collections were shared will not be reduced.

DEFAULT ALLOCATIONS

     Each month, MASTER TRUST PORTFOLIO principal receivables in defaulted accounts will be allocated to each series based on each series' INVESTOR PERCENTAGE. Defaulted accounts are ACCOUNTS which were written off by the servicer as uncollectible. The default amount allocated to each series will, if the series has multiple classes of certificates, be further allocated to each class.

REBATES AND FRAUDULENT CHARGES

     CMB may adjust the amount of principal receivables in the MASTER TRUST PORTFOLIO because of:

     o a rebate or refund to a cardholder,

     o merchandise refused or returned by a cardholder, and

     o fraudulent or counterfeit charges.

The TRANSFEROR INTEREST will be reduced--net of the creation of new receivables--by the adjustment amount. If reducing the TRANSFEROR INTEREST would cause it to be less than the MINIMUM TRANSFEROR INTEREST, Chase USA, as TRANSFEROR, will be required to pay the deficient amount into the EXCESS FUNDING ACCOUNT.

INVESTOR CHARGE-OFFS

     Each month, principal receivables in defaulted accounts will be allocated to each series. Allocated default amounts will reduce each series' INVESTOR INTEREST, unless these defaulted amounts are reimbursed through payment of finance charge collections or other amounts, as set forth in each series' supplement. Reducing a series' INVESTOR INTEREST through allocation of default amounts is called an INVESTOR CHARGE-OFF. The INVESTOR INTEREST can be increased through reimbursement of INVESTOR CHARGE-OFFS, which can happen in any MONTHLY PERIOD where finance charge collections are available for that purpose.

     If your series has multiple classes, INVESTOR CHARGE-OFFS will generally be applied to subordinate classes first. If you own a subordinate class of certificates, your INVESTOR INTEREST could be reduced before other classes are affected. The attached supplement describes how INVESTOR CHARGE-OFFS are allocated to your class and any other classes.

DEFEASANCE

     Some series may provide that Chase USA, as TRANSFEROR, may set aside with the Master Trust Trustee funds adequate to make all future interest and principal payments on a series of certificates. This will end Chase USA's responsibilities to that series. Chase USA will not be able to do this without an opinion of counsel that:

     o this will not alter the tax treatment of the series or the master trust, and

     o this will not cause the master trust to become subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

     The related supplement will set forth if and how Chase USA may defease a series.

OPTIONAL REPURCHASE

     For each series, Chase USA has the option to repurchase the remaining INVESTOR INTEREST when the series' total outstanding INVESTOR INTEREST is no more than 5% of the INVESTOR INTEREST on the series' CLOSING DATE. The repurchase price must be for:

     o the dollar amount of all of the remaining INVESTOR INTEREST--less any amount on deposit in an associated PRINCIPAL FUNDING ACCOUNT--plus any accrued and unpaid interest through the repurchase date, or

     o a different optional repurchase price set forth in the related supplement.

FINAL PAYMENT OF PRINCIPAL; SERIES TERMINATION

     Each series will end on the earliest to occur of:

     o the date on which the series' INVESTOR INTEREST is reduced to zero,

     o the date set forth in the related supplement as the last day on which interest and principal will be distributed to certificateholders, referred to as the SERIES TERMINATION DATE, and

     o the date on which the master trust terminates.

If the INVESTOR INTEREST is greater than zero on the SERIES TERMINATION DATE, CMB or the Master Trust Trustee may be required to sell receivables in an amount sufficient to repay the outstanding INVESTOR INTEREST.

PAY OUT EVENTS

     For each series issued from the master trust, occurrence of a PAY OUT EVENT will begin rapid amortization of principal. Rapid amortization of principal will interrupt and replace the REVOLVING PERIOD or any other form of principal amortization or accumulation. A PAY OUT EVENT will occur for all series issued from the master trust if any one of the following occurs:

     o Chase USA, as TRANSFEROR, is insolvent or enters receivership,

     o Chase USA is unable for any reason to transfer receivables to the master trust as required by the POOLING AND SERVICING AGREEMENT, or

     o the master trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

Each series may, in the related supplement, specify additional PAY OUT EVENTS applicable only to that series.

     If Chase USA, as TRANSFEROR, voluntarily begins liquidation or a receiver is appointed for Chase USA, Chase USA will:

     o immediately stop transferring receivables to the master trust, and

     o promptly notify the Master Trust Trustee of the event.

Within 15 days the Master Trust Trustee will publish a notice, stating that the Master Trust Trustee intends to liquidate the receivables in the MASTER TRUST PORTFOLIO in a commercially reasonable manner. The Master Trust Trustee will liquidate the receivables unless instructed to do otherwise by certificateholders representing a majority of the outstanding INVESTOR INTEREST, or by Chase USA's conservator or receiver. The conservator or receiver may have the power to cause or prevent an early sale of master trust assets. Any early sale of these assets could cause early repayment of outstanding certificates.

     Rapid amortization begins immediately when any PAY OUT EVENT occurs. If rapid amortization begins for your series before the scheduled payment date on your certificates, you could begin receiving principal distributions earlier than expected, which may shorten the average life of your investment.

SERVICING COMPENSATION

     CMB, as servicer, receives a fee for its servicing activities and reimbursement of expenses incurred in administering the master trust. This servicing fee accrues for each outstanding series, in the amounts and calculated on the balances as set forth in the related supplement. Each series' servicing fee is payable each period from collections of FINANCE CHARGE RECEIVABLES allocated to the series; some series, however, may direct all or a portion of INTERCHANGE toward paying the servicing fee. In series with multiple classes of certificates, each class will be responsible for a portion of the series' servicing fee. Neither the master trust nor certificateholders are responsible for any servicing fee allocable to the TRANSFEROR INTEREST.

THE SERVICER

     The servicer is responsible for servicing and administering receivables in the MASTER TRUST PORTFOLIO. CMB, currently the servicer, has delegated some of its servicing duties to FDR and substantially all of its remaining duties to Chase USA. The servicer is required to maintain insurance coverage against losses through wrongdoing of its officers and employees who service receivables.

SERVICER DEFAULT

     The POOLING AND SERVICING AGREEMENT and any SERIES SUPPLEMENT specify the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a SERVICER DEFAULT.

     SERVICER DEFAULTS include:

     o failure by the servicer to make any payment, transfer or deposit, or to give instructions to the Master Trust Trustee to do so, on the required date under the POOLING AND SERVICING AGREEMENT or any SERIES SUPPLEMENT or within the applicable grace period not exceeding 10 business days,

     o failure on the part of the servicer to observe or perform any of its other covenants or agreements if the failure:

          - materially adversely affects certificateholders of any series issued and outstanding under the master trust, and

          - continues unremedied for a period of 60 days after written notice and continues to materially adversely affect those certificateholders, or the delegation by the servicer of its duties, except as specifically permitted under the POOLING AND SERVICING AGREEMENT and any SERIES SUPPLEMENT,

     o any representation, warranty or certification made by the servicer in the POOLING AND SERVICING AGREEMENT and any SERIES SUPPLEMENT, or any certificate delivered under the terms of those agreements, proves to have been incorrect when made if it:

          - materially adversely affects certificateholders of any series issued and outstanding under the master trust, and

          - continues to be incorrect in any material respect for a period of 60 days after written notice and continues to materially adversely affect those certificateholders,

     o specific events of bankruptcy, insolvency or receivership of the servicer, or

     o any other event specified in the related supplement.

     If a SERVICER DEFAULT occurs, the Master Trust Trustee or certificateholders representing a majority of the aggregate outstanding INVESTOR INTEREST may remove CMB as servicer to the master trust and appoint a new servicer. If a new, eligible servicer is not appointed or has not accepted appointment by the time CMB--or a successor servicer--has ceased to act as servicer, the Master Trust Trustee will become the servicer. If the Master Trust Trustee is legally unable to act as successor servicer, then Chase USA has the right to purchase all receivables in the MASTER TRUST PORTFOLIO at a price approved by the Master Trust Trustee.

     Chase USA's rights and obligations as TRANSFEROR will be unaffected by any change in servicer.

     If a conservator or receiver is appointed for the servicer and this causes a SERVICER DEFAULT, the conservator or receiver may have the power to prevent a transfer of servicing duties to a successor servicer.

PAYMENT OF EXPENSES

     CMB, as servicer, has agreed to pay some expenses incurred in servicing the MASTER TRUST PORTFOLIO, including:

     o fees and expenses of the Master Trust Trustee,

     o fees and expenses of independent certified public accountants, and

     o other fees and expenses of the master trust, excluding taxes.

REPORTS TO CERTIFICATEHOLDERS

     Certificateholders of each series issued from the master trust will receive reports with information on the series and the master trust. CMB, as servicer, will prepare a certificateholder report on each series' DISTRIBUTION DATES, setting forth information as specified in the related supplement. If a series has multiple classes, information will be provided for each class, as specified in the related supplement.

     Periodic information to certificateholders generally will include:

     o the total amount distributed,

     o the amount of principal and interest for distribution,

     o principal collections allocated to the series and to each class of certificates,

     o finance charge collections allocated to the series and to each class of certificates,

     o the aggregate amount of principal receivables in the MASTER TRUST PORTFOLIO,

     o the series' INVESTOR INTEREST amount and the INVESTOR INTEREST as a percentage of principal receivables in the MASTER TRUST PORTFOLIO,

     o receivables in the MASTER TRUST PORTFOLIO broken out by delinquency status,

     o aggregate defaults allocated to the series,

     o INVESTOR CHARGE-OFFS for the series or each class of the series, and any reimbursement of INVESTOR CHARGE-OFFS,

     o the servicing fee due from the series,

     o for each series or class, the available amount of credit enhancement, if any,

     o the "pool factor," which is the ratio of the current INVESTOR INTEREST to the initial INVESTOR INTEREST,

     o the PORTFOLIO YIELD for the series, and

     o if the series or a class of certificates bears interest at a floating rate, information relating to the floating rate.

     CMB will also provide an annual summary of distributions to each series by January 31 of the succeeding year. This information is intended to help securityholders prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

     The POOLING AND SERVICING AGREEMENT provides that by March 31 of each calendar year, CMB, as servicer, will have a firm of independent certified public accountants furnish reports showing that, for the prior calendar year:

     o the accounting firm has reviewed management's assertion that the system of internal control over servicing of securitized credit card receivables met the criteria for effective internal control as specified by the Committee of Sponsoring Organizations of the Treadway Commission, and that in the accounting firm's opinion, management's assertion is fairly stated in all material respects, and

     o for each outstanding series, the accounting firm has reviewed at least one report prepared by the servicer from each quarter of the calendar year, compared the amounts set forth in the reports with the servicer's computer reports and disclosed any discrepancies.

     The POOLING AND SERVICING AGREEMENT also provides that by August 31 of each year, an officer of CMB will forward a signed statement to the Master Trust Trustee, stating that the servicer has performed under its obligations--as set forth in the POOLING AND SERVICING AGREEMENT--during the prior calendar year, and if there has been a default in the performance of any obligation, specifying the nature and status of the default.

AMENDMENTS

     The POOLING AND SERVICING AGREEMENT and any SERIES SUPPLEMENT may be amended by Chase USA, CMB and the Master Trust Trustee, as set forth in the POOLING AND SERVICING AGREEMENT and the relevant SERIES SUPPLEMENT. These amendments may be made without certificateholder consent to do the following:

     o cure any ambiguity,

     o revise specific exhibits and schedules,

     o correct or supplement any provision which may be inconsistent with any other provision, or

     o add any necessary provision not inconsistent with the existing provisions of the operative documents.

No amendment may be made without certificateholder consent which in any material respect would adversely affect any certificateholder's interest.

     Amendment without certificateholder consent can occur only if:

     o CMB, as servicer, furnishes an officer's certificate to the Master Trust Trustee, stating that the amendment will not materially adversely affect any existing certificateholder's interest,

     o the amendment will not cause the master trust to be subject to corporate taxation, or have any other negative federal income tax effect on the master trust or certificateholders,

     o each Rating Agency rating an affected series of certificates provides written confirmation that the amendment will not cause a downgrade or withdrawal of any existing rating of certificates or notes, and

     o the amendment does not do any of the following:

          - reduce the amount or delay the timing of scheduled distributions to certificateholders of any series,

          - change the manner or method of calculating interest due to certificateholders of any series,

          - alter the requirements for calculating the MINIMUM TRANSFEROR INTEREST for any outstanding series,

          - change the manner in which the TRANSFEROR INTEREST is calculated, or

          - reduce the percentage of the INVESTOR INTEREST required to consent to proposed changes which do require certificateholder consent.

     The POOLING AND SERVICING AGREEMENT may be amended by Chase USA, CMB and the Master Trust Trustee with the consent of certificateholders representing a majority of the INVESTOR INTEREST which is adversely affected by an amendment. Even with consent, these amendments may not occur if they:

     o reduce the amount of or delay the timing of scheduled distributions to certificateholders of any series,

     o change the manner of calculating the INVESTOR INTEREST, the INVESTOR PERCENTAGE or the amount of defaults allocated to certificateholders without the consent of each affected certificateholder, and

     o reduce the percentage of the INVESTOR INTEREST required to consent to any amendment, without the consent of each affected certificateholder.

LIST OF CERTIFICATEHOLDERS

     Certificateholders representing 10% of the outstanding INVESTOR INTEREST of a series--or any other percentage as set forth in the related supplement--may request access to the Master Trust Trustee's current list of certificateholders for purposes of communicating with other certificateholders about their rights under the POOLING AND SERVICING AGREEMENT. See "--Form of Your Securities--Book-Entry Registration" and "--Form of Your Securities--Definitive Securities."

THE MASTER TRUST TRUSTEE

     Each series' prospectus supplement will identify the Master Trust Trustee under the POOLING AND SERVICING AGREEMENT. Chase USA, CMB and their affiliates may from time to time enter into banking and trustee relationships with the Master Trust Trustee, and all three parties may from time to time hold certificates in their own names.

     In addition, where required by local jurisdictions, the Master Trust Trustee may appoint a co-trustee or separate trustees of all or any part of the master trust. If this occurs, all rights, powers, duties and obligations conferred or imposed by the POOLING AND SERVICING AGREEMENT on the Master Trust Trustee will be conferred or imposed:

     o jointly on the Master Trust Trustee and any separate trustee or co-trustee, or

     o where the Master Trust Trustee shall be incompetent or unqualified to perform required acts, singly upon any separate trustee or co-trustee.

     In each case, a separate trustee or co-trustee shall exercise and perform these rights, powers, duties and obligations solely at the direction of the Master Trust Trustee.

     The Master Trust Trustee may resign at any time. If this occurs, Chase USA will be obligated to appoint a successor Master Trust Trustee. Chase USA may also remove the Master Trust Trustee and appoint a successor if:

     o the Master Trust Trustee ceases to be eligible to continue in that role under the POOLING AND SERVICING AGREEMENT; or

     o the Master Trust Trustee becomes insolvent.

     Any resignation or removal of a Master Trust Trustee will not become effective until appointment of, and acceptance by, a successor.

MASTER TRUST TERMINATION

     The master trust is scheduled to end on the earliest of:

     o the date the aggregate INVESTOR INTEREST--including the interest of any credit enhancement provider, if not part of the INVESTOR INTEREST--is reduced to zero,

     o the date on which all receivables are sold, disposed of or otherwise liquidated due to insolvency, and

     o August 31, 2016.

CMB and Chase USA may inform the Master Trust Trustee of a change in the master trust termination date, provided that a change may not affect existing certificateholders.

DESCRIPTION OF THE NOTES

     Following is a summary of the material provisions common to all series of notes issued through an INDENTURE and offered by this prospectus. The particular terms of your notes are described in the related supplement. The summary is qualified in its entirety by references to the provisions of your INDENTURE and related SERIES CERTIFICATE, and the related DEPOSIT AND ADMINISTRATION AGREEMENT and TRUST AGREEMENT.

     An owner trust will issue the notes under an INDENTURE. The owner trust will pledge a SERIES CERTIFICATE to the INDENTURE TRUSTEE to secure the payment of the notes. Each owner trust will issue one or more classes of notes that may have different maturity dates, interest rates, priorities of payments and debt ratings.

     Chase USA will own the residual equity interest in each owner trust. Amounts paid to the owner trust as holder of a SERIES CERTIFICATE that are not payable in respect of the notes issued by the owner trust and not required to be retained in a spread account will be distributed to Chase USA.

PRINCIPAL AND INTEREST ON THE NOTES

     The related supplement will describe the timing and priority of payment, seniority, allocations of losses, NOTE RATE and amount of or method of determining payments of principal and interest on each class of notes of your series. Your right to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other class or classes of notes of your series, as described in related supplement. Payments of interest on the notes of your series may be made prior to payments of principal. The dates for payments of interest and principal on the notes of your series may be different from the DISTRIBUTION DATES for the SERIES CERTIFICATE pledged to secure payment of your notes. One or more classes of notes of your series may be redeemable in whole or in part under the circumstances described in the related supplement, including or when Chase USA exercises its option under the POOLING AND SERVICING AGREEMENT to purchase the related SERIES CERTIFICATE.

     Your notes may have fixed principal payment schedules. In that event, you would be entitled to receive on each specified PAYMENT DATE the applicable amount of principal designated to be repaid, in the manner and to the extent described in the related supplement.

     Payments to all the noteholders of each class will have the same priority. Under some circumstances, there may not be sufficient amounts available to pay the amount of interest which is required to be paid to all the noteholders of your class. In that event, you will receive a share, based upon the aggregate amount of interest due to your class, of the aggregate amount available for distribution of interest on the notes of your series.

     If your series includes two or more classes of notes, the sequential order and priority of payment of principal and interest, and any schedule or formula or other provisions for determining the amount of principal and interest of each class will be described in the related supplement. Payments of principal and interest on any class of notes will be made equally among all the noteholders of that class based on the principal amount of notes held by each noteholder.

THE INDENTURES

     Your owner trust will issue one or more classes of notes under an INDENTURE. A form of INDENTURE has been filed as an exhibit to the Registration Statement.

     Events of Default: Rights Upon Event of Default. With respect to the notes of a given series, "EVENTS OF DEFAULT" under your INDENTURE will be any of the following:

     o the owner trust fails to pay interest or principal when due and payable,

     o the owner trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940,

     o specific events of bankruptcy with respect to the owner trust, and

     o any other EVENTS OF DEFAULT described in the related supplement.

     During the occurrence of an EVENT OF DEFAULT, the INDENTURE TRUSTEE or holders of a majority in principal amount of the notes of your series may declare the principal of the notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority of the notes with respect to which the EVENT OF DEFAULT has occurred.

     If your notes are declared to be due and payable following an EVENT OF DEFAULT, the INDENTURE TRUSTEE may institute proceedings to collect amounts due or foreclose on the owner trust property, exercise remedies as a secured party, sell the owner trust property or have the owner trust keep the owner trust property and continue to apply collections on the owner trust property as if there had been no declaration of acceleration. However, the INDENTURE TRUSTEE is prohibited from selling the owner trust property following an EVENT OF DEFAULT, unless:

     o the holders of all the notes consent to the sale,

     o the proceeds of the sale are sufficient to pay in full the principal and the accrued interest on the notes at the date of the sale, or

     o there has been an EVENT OF DEFAULT arising from a failure to make a required payment of principal or interest on the notes, and the INDENTURE
       TRUSTEE:

          - determines that the proceeds of the owner trust property would not be sufficient to make all payments on the notes when those payments would have become due if the obligations had not been declared due and payable, and

          - obtains the consent of the holders of sixty-six and two-thirds percent of the outstanding principal amount of the notes.

     If an EVENT OF DEFAULT occurs and is continuing, the INDENTURE TRUSTEE will not be obligated to exercise any of the rights or powers under the INDENTURE at the request or direction of any noteholders, if the INDENTURE TRUSTEE reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and other limitations contained in the INDENTURE, a majority of the noteholders of your series:

     o will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the INDENTURE TRUSTEE, and

     o may, in some cases, waive any default with respect to their notes, except a default:

          - in the payment of principal or interest, or

          - in respect of a covenant or provision of the INDENTURE that cannot be modified without the waiver or consent of all the holders of the notes of your series.

     The INDENTURE TRUSTEE'S right to sell the SERIES CERTIFICATE will be subject to restrictions on transferability described in the SERIES SUPPLEMENT, including a requirement that no more than ninety-nine persons hold interests in the master trust (including the SERIES CERTIFICATE) that have been issued without an opinion for federal income tax purposes that those interests would be treated as debt and limitations on the nature of the potential purchasers of the SERIES CERTIFICATE. Examples of these limitations are:

     o any foreign purchaser must certify that its ownership of the SERIES CERTIFICATE is effectively connected with a trade or business within the United States,

     o any potential purchaser that is a partnership, Subchapter S corporation or grantor trust for federal income tax purposes will be required to represent that its interest in the SERIES CERTIFICATE represents less than a specified percentage of its assets, and

     o a potential purchaser must not be an employee benefit plan, a PLAN or any entity whose underlying assets include "plan assets."

     Also, any transfer of the SERIES CERTIFICATE in foreclosure will be subject to the requirement that each purchaser of an interest in the SERIES CERTIFICATE deliver to the Master Trust Trustee and Chase USA an investment letter relating to compliance with applicable securities laws and other restrictions described in the applicable SERIES SUPPLEMENT.

     You may institute proceedings with respect to the INDENTURE only if:

     o you have previously given written notice to the INDENTURE TRUSTEE that an EVENT OF DEFAULT continues,

     o not less than 25% of the noteholders of your series have made written request to the INDENTURE TRUSTEE to institute the proceeding in its own name as INDENTURE TRUSTEE,

     o you have offered the INDENTURE TRUSTEE indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred in complying with that request,

     o the INDENTURE TRUSTEE has for 60 days after receipt of notice, request and offer of indemnity failed to institute the proceeding, and

     o no direction inconsistent with the written request has been given to the INDENTURE TRUSTEE during the 60-day period by a majority of the noteholders.

     In general, the INDENTURE TRUSTEE will enforce the rights and remedies of the holders of accelerated notes. However, holders of notes will have the right to institute any proceeding with respect to the INDENTURE if the following conditions are met:

     o the holder gives the INDENTURE TRUSTEE written notice of a continuing EVENT OF DEFAULT,

     o the holders of at least 25% in aggregate principal amount of the outstanding notes make a written request of the INDENTURE TRUSTEE to institute a proceeding as INDENTURE TRUSTEE,

     o the holders offer indemnity reasonably satisfactory to the INDENTURE TRUSTEE against the costs, expenses and liabilities of instituting a proceeding,

     o the INDENTURE TRUSTEE has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification, and

     o the INDENTURE TRUSTEE has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the request.

     In addition in all circumstances, if the owner trust fails to pay interest or principal when due and payable, the holders of the notes will have the right to sue to force payment to be made.

     The INDENTURE TRUSTEE and the noteholders, by accepting the notes, will agree that they will not institute against the owner trust or master trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     The INDENTURE TRUSTEE, the OWNER TRUSTEE in its individual capacity, and Chase USA as owner of the equity interest in the owner trust will not be personally liable for the payment of the principal of or interest on the notes or for the agreements of the owner trust contained in the INDENTURE.

     Modification of Indenture. The owner trust and the INDENTURE TRUSTEE may, with the consent of the holders of a majority of the notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the INDENTURE, or modify in any manner the rights of the noteholders.

     The owner trust and the INDENTURE TRUSTEE may, without the consent of the holders of any notes, enter into one or more supplemental indentures for any of the following purposes:

     o to correct the description of any property or to add to the property pledged to secure the notes,

     o to reflect the agreement of another person to assume the role of the owner trust,

     o to add to the covenants of the owner trust, for the benefit of the holders of the notes, or to surrender any right or power of the owner trust,

     o to transfer or pledge any property to the INDENTURE TRUSTEE,

     o to cure any ambiguity or supplement any provision in any supplemental indenture that may be inconsistent with any other provision in any supplemental indenture if that action would not materially and adversely affect the interests of the holders of the notes,

     o to appoint a successor trustee with respect to the notes, or

     o to modify, eliminate or add to the provisions of the INDENTURE as necessary to qualify the INDENTURE under the Trust Indenture Act of 1939.

     The owner trust and the INDENTURE TRUSTEE will not enter into any supplemental indenture that would:

     o cause the owner trust or the master trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, or

     o cause a taxable event that would cause the beneficial owner of any outstanding notes to recognize gain or loss.

CERTAIN COVENANTS

     The owner trust will not:

     o except as expressly permitted by the INDENTURE, the DEPOSIT AND ADMINISTRATION AGREEMENT and the TRUST AGREEMENT, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the owner trust,

     o claim any credit on or make any deduction from the principal or interest payable in respect of the notes (other than amounts withheld under the tax code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed on the owner trust,

     o permit the validity or effectiveness of the INDENTURE to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the INDENTURE except as permitted by the INDENTURE,

     o permit any lien, claim, or security interest to be created on the assets of the owner trust, or

     o permit the lien of the INDENTURE not to constitute a valid first priority security interest in the owner trust.

      Annual Compliance Statement. The owner trust will be required to present to the INDENTURE TRUSTEE each year a written statement as to the performance of its obligations under the INDENTURE.

     Indenture Trustee's Annual Report. The INDENTURE TRUSTEE will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as INDENTURE TRUSTEE under the INDENTURE, the property and funds physically held by the INDENTURE TRUSTEE and any action it took that materially affects the notes and that has not been previously reported.

     List of Noteholders. Upon the issuance of DEFINITIVE NOTES, three or more holders of the notes who have each owned a note for at least six months may obtain access to the list of noteholders the INDENTURE TRUSTEE maintains for the purpose of communicating with other noteholders. The INDENTURE TRUSTEE may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

     Satisfaction and Discharge of Indenture. An INDENTURE will be discharged with respect to the notes upon the delivery to the INDENTURE TRUSTEE for cancellation of all the notes or, with specific limitations, upon deposit with the INDENTURE TRUSTEE of funds sufficient for the payment in full of all the notes.

THE INDENTURE TRUSTEE

     The INDENTURE TRUSTEE for your series is identified in the related supplement. The INDENTURE TRUSTEE may resign at any time, in which event your ADMINISTRATOR will appoint a successor INDENTURE TRUSTEE for your series. The ADMINISTRATOR may also remove the INDENTURE TRUSTEE if it ceases to be eligible to continue as an INDENTURE TRUSTEE under the INDENTURE or if the INDENTURE TRUSTEE becomes insolvent. The ADMINISTRATOR will then be obligated to appoint a successor INDENTURE TRUSTEE for your series. If an EVENT OF DEFAULT occurs under an INDENTURE and the related supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, the INDENTURE TRUSTEE may be deemed to have a conflict of interest and be required to resign as INDENTURE TRUSTEE for one or more of those classes of notes. In that case, a successor INDENTURE TRUSTEE will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the INDENTURE TRUSTEE which are different from those of subordinated noteholders. Any resignation or removal of the INDENTURE TRUSTEE and appointment of a successor INDENTURE TRUSTEE for any series of notes will not become effective until the successor INDENTURE TRUSTEE accepts its appointment for your series.

TRANSFER AND ASSIGNMENT OF THE SERIES CERTIFICATE

     On the CLOSING DATE for any series of notes, Chase USA will deposit in the owner trust, the SERIES CERTIFICATE under the terms of the DEPOSIT AND ADMINISTRATION AGREEMENT. On the CLOSING DATE, the OWNER TRUSTEE will execute, and the INDENTURE TRUSTEE will authenticate and deliver to Chase USA, the notes.

REPORTS TO NOTEHOLDERS

     On or prior to each TRANSFER DATE, the ADMINISTRATOR will provide to the INDENTURE TRUSTEE for the INDENTURE TRUSTEE to forward to you and to each other noteholder of your series, and to the OWNER TRUSTEE, a statement with the following information on the notes for the related PAYMENT DATE or the period since the previous PAYMENT DATE, as applicable:

     o the amount of the distribution allocated to principal on the notes,

     o the amount of the distribution allocated to interest on the notes,

     o the aggregate outstanding principal balance of the notes after giving effect to all payments reported under the first clause above, and

     o the amount on deposit in the OWNER TRUST SPREAD ACCOUNT, on that PAYMENT DATE, after giving effect to all transfers and withdrawals from and all transfers and deposits to that account on that PAYMENT DATE, and the amount required to be on deposit in the OWNER TRUST SPREAD ACCOUNT on that date.

     Each amount described in the first two clauses above will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the INDENTURE, the INDENTURE TRUSTEE will mail to you and to other investors who at any time during the prior calendar year had been noteholders and received any payment on the notes, a statement containing information which is required for the preparation of federal income tax returns. See "Tax Matters" for information on tax reporting procedures.

CERTAIN MATTERS REGARDING THE ADMINISTRATOR

     The ADMINISTRATOR will, to the extent provided in the DEPOSIT AND ADMINISTRATION AGREEMENT, provide the notices and perform on behalf of the owner trust other administrative obligations required by the INDENTURE.

AMENDMENTS

     Parties to the TRUST AGREEMENT may amend the TRUST AGREEMENT, with notice to the Rating Agencies and without the consent of the INDENTURE TRUSTEE or the noteholders to cure any ambiguity or correct or supplement any of its provisions for the purpose of modifying the TRUST AGREEMENT or modifying the rights of the noteholders; provided, however, that an amendment will not:

     o as evidenced by an officer's certificate from Chase USA addressed and delivered to the INDENTURE TRUSTEE and the OWNER TRUSTEE, materially and adversely affect the interest of any noteholder, and

     o as evidenced by an opinion of counsel, cause the owner trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

     Parties to the DEPOSIT AND ADMINISTRATION AGREEMENT may amend the DEPOSIT AND ADMINISTRATION AGREEMENT, with notice to the Rating Agencies and with the consent of the INDENTURE TRUSTEE, but without the consent of the noteholders for the purpose of adding any provisions to or changing or eliminating any provisions of the DEPOSIT AND ADMINISTRATION AGREEMENT or modifying the rights of the noteholders; provided, however, that such amendment will not:

     o as evidenced by an officer's certificate from Chase USA addressed and delivered to the INDENTURE TRUSTEE and the OWNER TRUSTEE, materially and adversely affect the interest of any noteholder, and

     o as evidenced by an opinion of counsel, cause the owner trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

     In addition, the TRUST AGREEMENT or the DEPOSIT AND ADMINISTRATION AGREEMENT may also be amended by the parties:

     o with notice to the Rating Agencies,

     o with the written consent of the INDENTURE TRUSTEE, and

     o with the consent of the holders of notes evidencing at least a majority of the then outstanding principal amount of the notes,

for the purpose of adding any provisions to or changing in any manner or eliminating any provisions or modifying in any manner the rights of the noteholders, provided, however, that in the case of the TRUST AGREEMENT or the DEPOSIT AND ADMINISTRATION AGREEMENT, no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the SERIES CERTIFICATE or distributions that are required to be made for the benefit of the noteholders or (2) reduce the percentage of the holders of notes which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes.

TERMINATION

     The obligations of the ADMINISTRATOR, Chase USA, the OWNER TRUSTEE and the INDENTURE TRUSTEE under the related INDENTURE, DEPOSIT AND ADMINISTRATION AGREEMENT and TRUST AGREEMENT will end upon the earlier of:

     o the payment to noteholders of the note principal balance and all amounts required to be paid to them under the SERIES CERTIFICATE, the DEPOSIT AND ADMINISTRATION AGREEMENT or the TRUST AGREEMENT, and

     o the NOTE MATURITY DATE.

                               CREDIT ENHANCEMENT

     CREDIT ENHANCEMENT may be provided with respect to one or more classes of any series, including your series, offered by this prospectus. If so specified in the related supplement, any form of CREDIT ENHANCEMENT may be structured so as to be drawn upon by more than one class to the extent described in the prospectus supplement.

     The type, characteristics and amount of CREDIT ENHANCEMENT for any series or class:

     o will be determined based on several factors, including the characteristics of the receivables and accounts included in the MASTER TRUST PORTFOLIO as of the CLOSING DATE with respect to that series and the desired rating for each class, and

     o will be established on the basis of requirements of each Rating Agency rating the certificates or the notes of that series or class.

     In general, CREDIT ENHANCEMENT will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates or the notes and/or payment of interest. If losses occur which exceed the amount covered by CREDIT ENHANCEMENT or which are not covered by CREDIT ENHANCEMENT, certificateholders and noteholders, as applicable, will bear their allocable share of deficiencies.

     If CREDIT ENHANCEMENT is provided with respect to a series or class of securities, the related supplement will include a description of:

     o the amount payable under CREDIT ENHANCEMENT,

     o any additional conditions to payment under CREDIT ENHANCEMENT not described in this prospectus,

     o the conditions, if any, under which:

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
          - the amount payable under CREDIT ENHANCEMENT may be reduced, and

          - CREDIT ENHANCEMENT may be ended or replaced, and

     o any material provision of any agreement relating to CREDIT ENHANCEMENT.

     Additionally, the related supplement may provide information with respect to any credit enhancement provider, including:

     o a brief description of its principal business activities,

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

     o its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the related supplement.

     The related supplement may specify if CREDIT ENHANCEMENT with respect to a series may be available to pay principal of the series' certificates after PAY OUT EVENTS occur with respect to that series. If so, the credit enhancement provider may have an interest in cash flows in respect of the receivables called the ENHANCEMENT INVESTED AMOUNT, to the extent described in the related supplement.

SPECIFIC FORMS OF CREDIT ENHANCEMENT

     The related supplement will also specify the manner and to what extent the following types of CREDIT ENHANCEMENT or other CREDIT ENHANCEMENT applies to your series of securities or any class of your series:

     Subordination

     One or more classes of securities of any series may be subordinated as described in the related supplement to the extent necessary to fund payments with respect to senior securities. The rights of the holders of any subordinated securities to receive distributions of principal and/or interest on any DISTRIBUTION DATE for that series will be subordinated in right and priority to the rights of the holders of senior securities, but only to the extent described in the related supplement. The related supplement may specify if subordination may apply only in the event of some types of losses not covered by another CREDIT ENHANCEMENT. The related supplement will also set forth information concerning:

     o the amount of subordination of a class or classes of subordinated securities in a series,

     o the circumstances in which subordination will be applicable,

     o the manner, if any, in which the amount of subordination will be applicable,

     o the manner, if any, in which the amount of subordination will decrease over time, and

     o the conditions under which amounts available from payments that would otherwise be made to holders of subordinated securities will be distributed to holders of senior securities.

     If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the related supplement will specify the manner and conditions for applying this cross-support feature.

     Letter of Credit

     One or more letters of credit may provide support for a series or one or more classes of securities. The letter of credit may provide limited protection against some losses in addition to or in lieu of other CREDIT ENHANCEMENT. The issuer of the letter of credit, called the L/C Bank, will be obligated to honor demands with respect to the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and subject to the conditions specified in the related supplement.

     Cash Collateral Guaranty or Account

     Support for a series or one or more classes of securities may be provided by:

     o a CASH COLLATERAL GUARANTY secured by the deposit of cash or some permitted investments in a CASH COLLATERAL ACCOUNT reserved for the beneficiaries of the CASH COLLATERAL GUARANTY, or

     o a CASH COLLATERAL ACCOUNT alone.

The amount available from the CASH COLLATERAL GUARANTY or the CASH COLLATERAL ACCOUNT will be the lesser of (1) amounts on deposit in the CASH COLLATERAL ACCOUNT and (2) an amount specified in the related supplement. The related supplement will set forth the circumstances under which payments are made to beneficiaries of the CASH COLLATERAL GUARANTY from the CASH COLLATERAL ACCOUNT or from the CASH COLLATERAL ACCOUNT directly.

     Collateral Interest

     An undivided interest in the master trust called the COLLATERAL INTEREST, in an amount initially equal to the percentage of the certificates of a series specified in the supplement for that series, may initially provide support for a series or one or more classes of certificates. That series may also have the benefit of a CASH COLLATERAL GUARANTY or CASH COLLATERAL ACCOUNT with an initial amount on deposit in that account, if any, as specified in the related supplement which will be increased:

     o to the extent the TRANSFEROR elects, subject to the conditions specified in the related supplement, to apply principal collections allocable to the COLLATERAL INTEREST to decrease the COLLATERAL INTEREST,

     o to the extent principal collections allocable to the COLLATERAL INTEREST are required to be deposited into the CASH COLLATERAL ACCOUNT as specified in the related supplement, and

     o to the extent excess finance charge collections are required to be deposited into the CASH COLLATERAL ACCOUNT as specified in the related supplement.

     The total amount of CREDIT ENHANCEMENT available from the COLLATERAL INTEREST and, if applicable, the CASH COLLATERAL GUARANTY or CASH COLLATERAL ACCOUNT will be the lesser of the sum of:

     o the COLLATERAL INTEREST and the amount on deposit in the CASH COLLATERAL ACCOUNT, and

     o an amount specified in the related supplement.

     The related supplement will set forth the circumstances under which:

     o payments which otherwise would be made to holders of the COLLATERAL INTEREST will be distributed to holders of certificates, and

     o if applicable, payment will be made under the CASH COLLATERAL GUARANTY or under the CASH COLLATERAL ACCOUNT.

     Surety Bond or Insurance Policy

     A surety bond may be purchased for the benefit of the holders of any series or class of securities to assure distributions of interest or principal with respect to that series or class in the manner and amount specified in the related supplement.

     One or more insurance companies may provide insurance, with respect to a series or one or more classes of securities, to guarantee, with respect to one or more classes of that series, distributions of interest or principal in the manner and amount specified in the related supplement.

     Spread Account

     Support for a series or one or more classes of securities may be provided by the periodic deposit of available excess cash flow from the master trust assets into an account called the SPREAD ACCOUNT, intended to assist with subsequent distribution of interest and principal on that series or class in the manner specified in the related supplement.

     Reserve Account

     The establishment of a RESERVE ACCOUNT provides support for a series or one or more classes of securities. The Reserve Account may be funded, to the extent provided in the related supplement, by:

     o an initial cash deposit,

     o the retention of excess cash,

     o periodic distributions of principal or interest or both otherwise payable to one or more classes of securities, including subordinated securities,

     o the provision of a letter of credit, guarantee, insurance policy or other form of credit, or

     o any combination of these items.

     The Reserve Account will assist with the subsequent distribution of principal or interest on that series or class in the manner provided in the related supplement.

                                SECURITY RATINGS

     Any rating of the securities by a Rating Agency will indicate:

     o its view on the likelihood that securityholders will receive required interest and principal payments, and

     o its evaluation of the receivables and the availability of any CREDIT ENHANCEMENT for the securities.

     Among the things a rating will not indicate are:

     o the likelihood that a PAY OUT EVENT will occur,

     o the likelihood that a United States withholding tax will be imposed on non-U.S. securityholders,

     o the marketability of the securities,

     o the market price of the securities, or

     o whether the securities are an appropriate investment for you.

     A rating will not be a recommendation to buy, sell or hold the securities. A rating may be lowered or withdrawn at any time by a Rating Agency.

     The TRANSFEROR will request a rating of the securities offered by this prospectus and the prospectus supplement from at least one Rating Agency. It will be a condition to the issuance of the securities of each series or class offered by this prospectus and the related supplement--including each series that includes a PRE-FUNDING ACCOUNT, and, with respect to any series of notes, the related SERIES CERTIFICATE--that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization selected by the TRANSFEROR to rate any series, which will be the Rating Agency. The rating or ratings applicable to the securities of each series or class offered by this prospectus will be set forth in the related supplement. Rating agencies other than those requested could assign a rating to the securities and that rating could be lower than any rating assigned by a Rating Agency chosen by the TRANSFEROR.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The transfer of receivables to the master trust constitutes either a complete transfer of Chase USA's interest in the receivables or a grant of a security interest in the receivables. If Chase USA's transfer creates a security interest then it constitutes a perfected security interest under applicable law.

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
     The master trust will have a first priority claim on the receivables subject only to some tax and other governmental liens, which are discussed below.

     The master trust will have a claim against Chase USA if the master trust does not have an unencumbered claim to the receivables. See "Description of the Securities--Description of the Certificates--Chase USA's Representations and Warranties."

     Chase USA will make all necessary filings under the UCC to perfect the master trust's security interest in the receivables.

     Notwithstanding the actions described above to protect the master trust's interest in the receivables, there may be some circumstances in which a creditor of Chase USA could acquire an interest in receivables that would have priority over the master trust. Chase USA represents and warrants that no such prior interests will exist. Chase USA also covenants not to further encumber or sell the receivables.

     In addition, a tax or other governmental lien on Chase USA's property that arises before the transfer of the receivables to the master trust may have a prior claim to the receivables. If the FDIC were appointed as Chase USA's receiver, administrative expenses of the receiver may also have priority over the interest of the master trust in the receivables.

     While Chase USA's affiliate The Chase Manhattan Bank is the servicer, collections from the receivables will be commingled with the servicer's general funds and used for the servicer's benefit before each DISTRIBUTION DATE. The master trust will not have a perfected security interest in commingled collections. If the short-term deposit rating of the servicer is reduced below "A-1" or "P-1" by the applicable Rating Agency, the servicer will be obligated to cease commingling collections and begin depositing collections into the COLLECTION ACCOUNT within two business days after the date of processing.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Comptroller of the Currency. If Chase USA becomes insolvent or is in an unsound condition or if other similar circumstances occur, the Comptroller is authorized to appoint the FDIC as receiver.

     As receiver, the FDIC has the power to repudiate or disaffirm the obligations of the TRANSFEROR under the POOLING AND SERVICING AGREEMENT. Upon repudiation or disaffirmation of those obligations, the FDIC, as receiver, will be obligated to compensate you for the master trust's interest in the receivables if each of the following conditions is satisfied:

     o the TRANSFEROR granted a security interest in the receivables to the Master Trust,

     o the interest was validly perfected before the TRANSFEROR'S insolvency,

     o the interest was not taken or granted in contemplation of the TRANSFEROR'S insolvency or with the intent to hinder, delay or defraud the TRANSFEROR or its creditors,

     o the POOLING AND SERVICING AGREEMENT is continuously a record of the TRANSFEROR, and

     o the POOLING AND SERVICING AGREEMENT represents a bona fide and arm's-length transaction undertaken for adequate consideration in the ordinary course of business and that the Master Trust Trustee, as the secured party, is not an insider or affiliate of the TRANSFEROR.

     The FDIC has the right to require that you establish your right to compensation by submitting to and completing the administrative claims procedure established under the law applicable to bank insolvencies. This could result in delays in payments of the certificates or the notes and possible losses to you.

     The amount of compensation that the FDIC is required to pay is limited to your "actual direct compensatory damages" determined as of the date of the FDIC's appointment as receiver. There is not a statutory definition of "actual direct compensatory damages." The staff of the FDIC takes the position that upon repudiation or disaffirmation these damages would not include interest accrued to the date of actual repudiation or disaffirmation. Under the FDIC interpretation, you would receive interest only through the date of the appointment of the receiver. Since the FDIC may delay actual repudiation or disaffirmation for up to

180 days following its appointment as receiver, you may not receive the full amount of interest owing to you under the certificates or the notes. There is one reported federal district court decision that construes the term "actual direct compensatory damages." This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of those bonds as of the date of repudiation. Under neither interpretation, however, would you be compensated for the period between the appointment of the receiver and the date of repudiation.

     Chase USA will notify you if a receiver or a conservator is appointed for it. This appointment will cause a PAY OUT EVENT for all outstanding series. After that PAY OUT EVENT occurs, newly created receivables will not be transferred to the master trust and the Master Trust Trustee will proceed to dispose of the receivables in a commercially reasonable manner and on commercially reasonable terms:

     o unless otherwise instructed within a specified period by holders of certificates representing undivided interests aggregating more than 50% of the INVESTOR INTEREST of each outstanding series (or if any series has more than one class, of each class, and any other entity specified in the POOLING AND SERVICING AGREEMENT or SERIES SUPPLEMENT), or

     o unless otherwise required by the FDIC.

     The proceeds from the sale of the receivables will be treated as collections and will be distributed to certificateholders. The FDIC may delay this procedure as described above.

     If the only PAY OUT EVENT to occur is either Chase USA's insolvency or the appointment of a conservator or receiver for it, the FDIC may have the power to prevent the early sale of the receivables and the commencement of the RAPID AMORTIZATION PERIOD. In addition, the FDIC may have the power to cause the early sale of the receivables and the early retirement of the certificates or to prohibit the continued transfer of receivables to the master trust.

     If no SERVICER DEFAULT other than the conservatorship or receivership of the servicer exists, the FDIC may have the power to prevent the appointment of a successor servicer. See "Description of the Securities--Description of the Certificates--Pay Out Events."

CONSUMER PROTECTION LAWS

     The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. The most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practices and Electronic Funds Transfer Acts. These statutes:

     o impose disclosure requirements:

          - when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end,

     o limit customer liability for unauthorized use,

     o prohibit discriminatory practices in extending credit, and

     o impose limits on the type of account-related charges that may be assessed.

     Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The master trust may be liable for some violations of consumer protection laws that apply to the related receivables. In addition, a cardholder may be entitled to assert the violations by way of set-off against his or her obligation to pay the amount of receivables owing. Chase USA warrants that all related receivables have been and will be created in compliance with the requirements of those laws. The servicer will also agree to indemnify the master trust, among other things, for any liability arising from such violations of consumer protection laws caused by the servicer. For a discussion of the master trust's rights arising from the breach of these warranties, see "Description of the Securities--Description of the Certificates--Chase USA's Representations and Warranties."

     There have been numerous attempts at the federal, state and local level to further regulate the credit card industry. In particular, legislation has been introduced in Congress that would impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts. These ceilings are substantially below the rate of the finance charges and fees that is currently assessed on Chase USA's accounts. Chase USA cannot predict whether any such legislation will be enacted. If ceilings on finance charges or fees are enacted, the yield on the receivable pool may be reduced. This reduction could result in a PAY OUT EVENT and a RAPID AMORTIZATION PERIOD. See "Description of the Securities--Description of the Certificates--Rebates and Fraudulent Charges" and "--Investor Charge-Offs."

INDUSTRY LITIGATION

     In October 1998, the federal government filed an antitrust lawsuit against VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated alleging that these credit card associations restrain competition and limit consumer choice. The government in this lawsuit challenges, among other things:

     o the control of VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated by the same set of banks,

     o the ability of banks to issue both VISA and MasterCard cards, as well as

     o the rules adopted by these associations prohibiting members from offering credit cards of some competitors.

     In public statements, VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated have contested the government's allegations. Chase USA is unable to predict the effect of this lawsuit on Chase USA's credit card business. An adverse decision against VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated, or an adverse settlement of this litigation, could result in changes in the current associations and Chase USA's ability to issue both VISA and MasterCard cards as well as cards of other competitors.

                                  TAX MATTERS

     The following is a general discussion of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of a certificate or note. Unless otherwise indicated, this summary deals only with U.S. CERTIFICATE OWNERS and U.S. NOTE OWNERS, as defined below, who acquire their certificates or notes at their original issue price in the original issuance of those certificates or notes and who hold these securities as capital assets.

     This discussion is based on present provisions of the Internal Revenue Code of 1986, as amended, the proposed, temporary and final Treasury regulations promulgated under the tax code, and administrative rulings or pronouncements and judicial decisions all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect.

     The discussion does not address all of the tax consequences that may be relevant to a particular certificate owner or note owner in light of that certificate owner or note owner's circumstances, nor does it discuss the U.S. federal income tax consequences that may be relevant to some types of certificate owners or note owners that are subject to special treatment under the tax code, such as:

     o dealers in securities or currencies,

     o financial institutions,

     o tax-exempt entities,

     o life insurance companies,

     o persons holding certificates or notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, or

     o persons whose functional currency is not the U.S. dollar.

In addition, the following discussion does not consider the alternative minimum tax consequences, if any, of the investment in the certificates or notes, or the state, local or foreign tax consequences of the investment. Each prospective certificate owner or note owner is urged to consult its own tax advisor in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate or note.

     Prospective investors should note that no ruling will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed in this prospectus and opinions of counsel, such as those described below, are not binding on the IRS or the courts. Consequently, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, the opinions of Simpson Thacher & Bartlett described below are based upon the representations and assumptions set forth in their opinions, including, but not limited to, the assumption that all of the relevant parties will comply with the terms of the POOLING AND SERVICING AGREEMENT and the other related documents. If those representations are inaccurate and/or the relevant parties fail to comply with the terms of the POOLING AND SERVICING AGREEMENT or the other related documents, the conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences set forth in this prospectus may not be accurate.

     For purposes of this discussion, the terms U.S. CERTIFICATE OWNER and U.S. NOTE OWNER mean a beneficial owner of a certificate (other than a SERIES CERTIFICATE) or note, respectively, that is:

     o a citizen or resident of the United States,

     o a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States,

     o an estate the income of which is subject to United States federal income taxation regardless of its source, or

     o a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the tax code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

     For purposes of this discussion, the terms NON-U.S. CERTIFICATE OWNER and NON-U.S. NOTE OWNER mean a beneficial owner of a certificate (other than a SERIES CERTIFICATE) or a note, respectively, who is not a U.S. CERTIFICATE OWNER or U.S. NOTE OWNER.

TAX CHARACTERIZATION OF THE MASTER TRUST

     Tax counsel is of the opinion that the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. See "--Tax Considerations Relating to Certificate Owners--Possible Alternative Characterizations" below.

TAX CONSIDERATIONS RELATING TO CERTIFICATE OWNERS

     Tax Characterization of the Certificates as Debt

     The TRANSFEROR will express in the POOLING AND SERVICING AGREEMENT its intent that the certificates (other than a SERIES CERTIFICATE) will be treated as debt for all U.S. tax purposes. The TRANSFEROR, by entering into the POOLING AND SERVICING AGREEMENT, and each certificate owner, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates (other than a SERIES CERTIFICATE) as debt for U.S. tax purposes. However, the POOLING AND SERVICING AGREEMENT generally refers to the transfer of receivables as a "transfer, assignment and conveyance," and the TRANSFEROR will treat the POOLING AND SERVICING AGREEMENT, for some non-tax accounting purposes, as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

     For U.S. federal income tax purposes, the economic substance of a transaction often determines its tax consequences. The form of a transaction, while a relevant factor, is generally not conclusive evidence of the economic substance of the transaction. In appropriate circumstances, the courts have allowed the IRS, as well as taxpayers, in more limited circumstances, to treat a transaction in accordance with its economic substance, as determined under U.S. federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes. However, in a 1967 case, the courts substantially limited the circumstances in which a taxpayer for tax purposes could ignore the form of a transaction. Nevertheless, tax counsel has advised that, in a properly presented case, this would not prevent a determination of the tax characterization of the certificates based on the economic substance of the transaction.

     President Clinton's Fiscal 2000 Budget Proposal includes a legislative proposal that would codify the 1967 rule if tax indifferent parties are involved. The proposal would only apply to transactions entered into on or after the date of first committee action. As currently drafted, it is unclear whether the proposal would apply to securities such as the certificates. It is impossible to predict whether the proposed legislation will be enacted and, if so, in what form. Prospective investors should consult their own tax advisors regarding the proposed legislation.

     The determination of whether the economic substance of a purported sale of an interest in property is, instead, a loan secured by such transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished and the purchaser has obtained substantial incidents of ownership in the transferred property. Among those factors, the primary factors examined are whether the purchaser has the opportunity for gain if the property increases in value and has the risk of loss if the property decreases in value. Tax counsel is of the opinion that, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, the certificates (other than a SERIES CERTIFICATE) will be properly characterized as indebtedness for U.S. federal income tax purposes. Except where indicated to the contrary, the discussion below assumes that the certificates (other than a SERIES CERTIFICATE) will be considered debt for U.S. federal income tax purposes.

     Taxation of Interest Income on the Certificates

     General. The TRANSFEROR intends to take the position that a U.S. CERTIFICATE OWNER generally will include the stated interest on a certificate in gross income at the time such interest income is received or accrued in accordance with that U.S. CERTIFICATE OWNER'S regular method of tax accounting. This conclusion is based on the TRANSFEROR'S position that the stated interest on a certificate is unconditionally payable.

     Under the applicable Treasury regulations, the stated interest on the certificates will be considered unconditionally payable only if the terms and conditions of the certificates make the likelihood of late payment or non-payment of the stated interest a remote contingency. Since the master trust and the Master Trust Trustee will have no discretion to withhold, delay or otherwise defer scheduled monthly payments of stated interest on the certificates, provided the master trust has sufficient cash on hand to allow the Master Trust Trustee to make those interest payments, the TRANSFEROR believes that the late payment or non-payment of stated interest on the certificates is a remote contingency.

     If, however, the stated interest on the certificates is not considered unconditionally payable, the stated interest on the certificates will be considered original issue discount, and a U.S. CERTIFICATE OWNER will be required to include such stated interest in income, as original issue discount, on a daily economic accrual basis regardless of that person's regular method of tax accounting and in advance of receipt of the cash related to such income. In addition, if the stated interest on the certificates is not paid in full on a DISTRIBUTION DATE, the certificates may at such time, and at all later times, be considered to be issued with original issue discount and all U.S. CERTIFICATE OWNERS would be required to include that stated interest in income as original issue discount on an economic accrual basis.

     Original Issue Discount Obligations. Assuming that the stated interest on the certificates is considered to be "unconditionally payable", a series of certificates will not be considered to have been issued with original issue discount unless (i) a substantial amount of such series of certificates is sold, pursuant to the original issuance of such certificates, to investors at a price that is less than the stated principal amount of such certificates and (ii) the amount of such discount exceeds a statutory de minimus amount of original issue discount. In this case, the amount of such discount will be considered original issue discount.

     A U.S. CERTIFICATE OWNER must include the amount of such original issue discount in income on a daily economic accrual basis regardless of such U.S. CERTIFICATE OWNER'S method of accounting and in advance of the receipt of the cash related to such income. A U.S. CERTIFICATE OWNER will not be required to include in income separately any payments received on the certificates in respect of such original issue discount. If any series of certificates is issued with original issue discount it will be disclosed in the relevant prospectus supplement.

     Sale, Exchange or Retirement of Certificates

     Upon a sale or other taxable exchange, retirement or disposition of a certificate, a U.S. CERTIFICATE OWNER will recognize gain or loss equal to the difference between:

     o the amount realized on that sale, exchange, retirement or other disposition, less an amount equal to any accrued but unpaid interest that the U.S. CERTIFICATE OWNER has not included in gross income previously, which will be taxable as such, and

     o the U.S. CERTIFICATE OWNER'S adjusted tax basis in such certificate.

This gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the U.S. CERTIFICATE OWNER held the certificate for more than one year at the time of the sale, exchange, retirement or other disposition. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

     Possible Alternative Characterizations

     Although, as described above, it is the opinion of tax counsel that the certificates (other than a SERIES CERTIFICATE) will be properly characterized as debt for U.S. federal income tax purposes, this opinion is not binding on the IRS and, consequently, no assurance can be given that this characterization will prevail. If the IRS were to contend successfully that some or all of the certificates or any COLLATERAL INTEREST were not debt obligations for U.S. federal income tax purposes, all or a portion of the master trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for those purposes. No attempt will be made to comply with any IRS reporting or other requirements that would apply if all or a portion of the master trust were treated as a partnership or as a corporation because in the opinion of tax counsel the certificates (other than a SERIES CERTIFICATE) will be characterized as debt for U.S. federal income tax purposes and any beneficial owner of an interest in a COLLATERAL INTEREST will agree to treat that interest as debt.

     If the master trust were treated in whole or in part as a partnership, other than a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes, such partnership would not itself be subject to U.S. federal income tax. Rather, each item of income, gain, loss and deduction of the partnership would be taken into account directly in computing the taxable income of the TRANSFEROR, or the beneficial owner of the TRANSFEROR CERTIFICATE, and any certificate owners treated as partners in the partnership in accordance with their respective partnership interests. The amount and timing of income reportable by any certificate owners treated as partners in the partnership would likely differ from that reportable by those certificate owners had they been treated as owning debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's and, under some circumstances, a trust's share of the expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, would be allowed as deductions only to the extent that they exceeded two percent of the individual's adjusted gross income, and subject to reduction if the individual's adjusted gross income exceeded specified limits. As a result, in these circumstances, a certificate owner subject to these limitations may be taxed on a greater amount of income than the interest payable on that certificate owner's certificates. In addition, all or a portion of the partnership's taxable income that is allocable to a certificate owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may, under some circumstances, constitute unrelated business taxable income, which generally would be taxable to that certificate owner under the tax code.

     Alternatively, if the master trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the taxable income of the master trust would be subject to U.S. federal income tax at the applicable marginal corporate income tax rates applicable to that income. This entity-level tax could result in reduced distributions to certificate owners. In addition, the distributions from the master trust would not be deductible in computing the taxable income of the deemed corporation, except to the extent that any certificates were treated as debt of the corporation, and distributions to the related certificate owners were treated as payments of interest on the certificates. Moreover, distributions to certificate owners not treated as holding debt would be treated as dividends for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the deemed corporation.

TAX CONSIDERATIONS RELATING TO NOTE OWNERS

     Tax Characterization of the Owner Trusts

     Tax counsel is of the opinion that no owner trust will be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. tax purposes. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. See "--Possible Alternative Characterizations--Alternative Characterizations Relating to the Notes" below.

     Tax Characterization of the Notes

     The TRANSFEROR will express in the INDENTURE its intent that the notes will be treated as debt for all U.S. tax purposes and, under the terms of the INDENTURE and the related notes, the TRANSFEROR, and each note owner, by the acceptance of a beneficial interest in a note, will agree to treat each note as debt for such purposes. Tax counsel is of the opinion that, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be properly characterized as indebtedness for U.S. tax purposes. Except where indicated to the contrary, the discussion below assumes that the notes will be considered debt for U.S. federal income tax purposes.

     Taxation of Interest Income on the Notes

     General.  A U.S. NOTE OWNER generally will include the stated interest on a note in gross income at the time that interest income is received or accrued in accordance with that person's regular method of tax accounting.

     Original Issue Discount Obligations. A series of notes will not be considered to have been issued with original issue discount unless (i) a substantial amount of such series of notes is sold, pursuant to the original issuance of such notes, to investors at a price that is less than the stated principal amount of such notes and (ii) the amount of such discount exceeds a statutory de minimus amount of original issue discount. In this case, the amount of such discount will be considered original issue discount.

     A U.S. NOTE OWNER must include the amount of such original issue discount in income on a daily economic accrual basis regardless of such U.S. NOTE OWNER'S method of accounting and in advance of the receipt of the cash related to such income. A U.S. NOTE OWNER will not be required to include in income separately any payments received on the notes in respect of such original issue discount. If any series of notes is issued with original issue discount it will be disclosed in the relevant prospectus supplement.

     Sale, Exchange or Retirement of Notes

     Upon a sale or other taxable exchange, retirement or disposition of a note, a U.S. NOTE OWNER will recognize gain or loss equal to the difference between:

     o the amount realized on such sale, exchange, retirement or other disposition, less an amount equal to any accrued but unpaid interest which the U.S. NOTE OWNER has not included in gross income previously, which will be taxable as such, and

     o the U.S. NOTE OWNER'S adjusted tax basis in such note.

This gain or loss generally will be capital gain or loss and generally will be long-term gain or loss if the U.S. NOTE OWNER held the note for more than one year at the time of such sale, exchange, retirement or other disposition. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

     Possible Alternative Characterizations

     Alternative Characterizations Relating to the Notes. Although, as described above, it is the opinion of tax counsel that the notes will be properly characterized as debt for U.S. federal income tax purposes, such opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. If the IRS were to contend successfully that some or all of the notes were not debt obligations for U.S. federal income tax purposes, an owner trust could be classified either as a partnership or as a publicly traded partnership taxable as a corporation for those purposes. Because in the opinion of tax counsel the notes will be characterized as debt for U.S. federal income tax purposes, no attempt will be made to comply with any IRS reporting or other requirements that would apply if an owner trust were treated as a partnership or as a publicly traded partnership taxable as a corporation.

     If an owner trust were treated as a partnership, other than as a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes, the partnership would not be subject to U.S. federal income tax. Rather, each item of income, gain, loss and deduction of the partnership would be taken into account directly in computing the taxable income of the TRANSFEROR and any note owners treated as partners in the partnership in accordance with their respective partnership interests. The amount and timing of income reportable by any note owners treated as partners in the partnership would likely differ from that reportable by those note owners had they been treated as owning debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's, and under some circumstances, a trust's share of the expenses of such partnership would be miscellaneous itemized deductions that, in the aggregate, would be allowed as deductions only to the extent that they exceeded two percent of the individual's adjusted gross income, and subject to reduction if the individual's adjusted gross income exceeded specified limits. As a result, under these circumstances, a note owner subject to these limitations may be taxed on a greater amount of income than the interest payable on that note owner's notes. In addition, all or a portion of any taxable income allocated to a note owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may, under some circumstances, constitute unrelated business taxable income, which generally would be taxable to such note owner under the tax code.

     Alternatively, if an owner trust were classified as a publicly traded partnership taxable as a corporation, the taxable income of the owner trust would be subject to U.S. federal income tax at the marginal corporate income tax rates applicable to such income. This entity-level tax could result in reduced distributions to note owners. In addition, the distributions from the owner trust would not be deductible in computing the taxable income of the deemed corporation, except to the extent that any notes were treated as debt of that corporation and distributions to the related note owners were treated as payments of interest thereon. Moreover, distributions to note owners not treated as holding debt would be treated as dividends for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the deemed corporation.

     Alternative Characterization Relating to the Master Trust. If the master trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the taxable income of the master trust would be subject to U.S. federal income tax at the marginal corporate income rates applicable to such income. See "--Tax Considerations Relating to Certificate Owners--Possible Alternative Characterizations" above. This entity-level tax could result in reduced distributions to an owner trust and, therefore, to note owners.

NON-U.S. CERTIFICATE OWNERS AND NON-U.S. NOTE OWNERS

     Assuming that all of the certificates and notes issued to NON-U.S. CERTIFICATE OWNERS and NON-U.S. NOTE OWNERS are considered debt of the TRANSFEROR for U.S. federal income tax purposes, under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

     (a) no withholding of U.S. federal income tax will be required with respect to the payment by the TRANSFEROR or any withholding agent of principal or interest on a certificate or note owned by a NON-U.S. CERTIFICATE OWNER or a NON-U.S. NOTE OWNER provided that:

     o the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the TRANSFEROR entitled to vote within the meaning of section 871(h)(3) of the tax code and the Treasury regulations promulgated under the tax code,

     o the beneficial owner is not a controlled foreign corporation that is related to the TRANSFEROR through stock ownership,

     o the beneficial owner is not a bank whose receipt of interest on a certificate or note is described in section 881(c)(3)(A) of the tax code, and

     o the beneficial owner satisfies the statement requirement set forth in section 871(h) and section 881(c) of the tax code and the Treasury regulations promulgated under the tax code, and

     (b) a certificate or note beneficially owned by an individual who at the time of his or her death is a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER will not be subject to U.S. federal estate tax as a result of such individual's death provided that:

     o the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the TRANSFEROR entitled to vote within the meaning of section 871(h)(3) of the tax code, and

     o the interest payments with respect to the certificate or note would not have been, if received at the time of the individual's death, effectively connected with the conduct of a U.S. trade or business by the individual.

     To satisfy the statement requirement referred to in paragraph (a) above, the certificate owner or the note owner or a financial institution holding the certificate or note on behalf of the owner, must provide, in accordance with specified procedures, the TRANSFEROR or any withholding agent with a statement to the effect that such certificate owner or note owner is not a U.S. CERTIFICATE OWNER or U.S. NOTE OWNER. Currently, these requirements will be met if:

     o the certificate owner or note owner provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. CERTIFICATE OWNER or U.S. NOTE OWNER, which certification may be made on an IRS Form W-8 or successor form, or

     o a financial institution holding the certificate or note on behalf of a certificate owner or note owner certifies, under penalties of perjury, that the statement has been received by it and furnishes any withholding agent with a copy.

Under recently finalized Treasury regulations, the statement requirement also may be satisfied with other documentary evidence for interest paid after December 31, 2000 to an offshore account or through some foreign intermediaries.

     If a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER cannot satisfy the requirements described in paragraph (a) above, payments of interest made to that beneficial owner will be subject to a 30% withholding tax unless that beneficial owner provides the TRANSFEROR or any withholding agent with a properly executed:

     o IRS Form 1001, or successor form, claiming an exemption from, or a reduction in the rate of, that withholding tax under the benefit of an applicable U.S. income tax treaty, or

     o IRS Form 4224, or successor form, stating that the interest paid on the certificate or note is not subject to that withholding tax because it is effectively connected with the certificate owner's or note owner's conduct of a trade or business in the United States.

     Under recently finalized Treasury regulations, NON-U.S. CERTIFICATE OWNERS and NON-U.S. NOTE OWNERS generally will be required to provide an IRS Form W-8 in lieu of an IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in some situations.

     The NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if it were a U.S. CERTIFICATE OWNER or U.S. NOTE OWNER if it is engaged in a trade or business in the United States and the interest on its certificates or notes is effectively connected with the conduct of that trade or business. In addition, if that NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER is a foreign corporation, it may be subject to a U.S. branch profits tax equal to 30%, or lower applicable treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, the interest income will be included in such foreign corporation's earnings and profits.

     Any gain realized by a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER upon the sale, exchange, retirement or other disposition of a certificate or note generally will not be subject to U.S. federal income or withholding tax unless:

     o the gain is effectively connected with a U.S. trade or business of the NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER in the United States,

     o for a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and other conditions are met, or

     o to the extent the gain is considered accrued but unpaid interest, the requirements described above are not satisfied.

     If the certificates or notes were treated as an interest in a partnership, other than a publicly traded partnership taxable as a corporation, that recharacterization could cause a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER to be treated as engaged in a trade or business in the United States. In that event, the NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER would be required to file a U.S. federal income tax return and, generally, would be subject to U.S. federal income tax, including, for a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from such partnership. Further, some withholding obligations may apply with respect to partnership income that is allocable to a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER that is considered to be a partner in the partnership. That withholding would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER. Alternatively, if some or all of the certificates or notes were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER generally would be subject to U.S. withholding tax at the rate of 30%, unless that rate were reduced under an applicable U.S. income tax treaty. See "--Tax Considerations Relating to Certificate Owners--Possible Alternative Characterizations" and "--Tax Considerations Relating to Note Owners--Possible Alternative Characterizations" above.

     Special rules may apply for NON-U.S. CERTIFICATE OWNERS or NON-U.S. NOTE OWNERS who:

     o have an office or other fixed place of business in the U.S.,

     o are former U.S. citizens,

     o are engaged in a banking, financing, insurance or similar business in the U.S., or

     o are "controlled foreign corporations," "foreign personal holding companies," "passive foreign investment companies" or corporations that accumulate earnings in order to avoid U.S. federal income tax.

These persons should consult their own U.S. tax advisors before investing in the certificates or notes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to some payments of principal and interest paid on certificates or notes and to the proceeds of the sale of a certificate or note made by U.S. CERTIFICATE OWNERS or U.S. NOTE OWNERS other than some exempt recipients, such as corporations. A 31% backup withholding tax will apply to those payments if the U.S. CERTIFICATE OWNER or U.S. NOTE OWNER fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

     No information reporting or backup withholding will be required with respect to payments made by the TRANSFEROR or any withholding agent to a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER if the statement described above under "--Non-U.S. Certificate Owners and Non-U.S. Note Owners" has been received and the payor does not have knowledge that the NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER is actually a U.S. CERTIFICATE OWNER or U.S. NOTE OWNER.

     In addition, backup withholding and information reporting will not apply if payments of principal and interest on a certificate or note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of a certificate owner or note owner or if a foreign office of a broker, as defined in applicable Treasury regulations, pays the proceeds of the sale of a certificate or note to the owner of that security. If, however, the custodian, nominee, agent or broker is, for U.S. federal income tax purposes:

     o a United States person,

     o a controlled foreign corporation,

     o a foreign person that derives 50% or more of its gross income for specified periods from the conduct of a trade or business in the United States, or

     o for taxable years beginning after December 31, 2000, a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, those payments will not be subject to backup withholding but will be subject to information reporting, unless:

     o that custodian, nominee, agent or broker has documentary evidence in its records that the relevant certificate owner or note owner is not a United States person and other conditions are met, or

     o the certificate owner or note owner otherwise establishes an exemption.

     Payments of principal and interest on a certificate or note paid to the certificate owner or note owner by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a certificate or note, will be subject to both backup withholding and information reporting unless:

     o the relevant certificate owner or note owner provides the statement referred to above under "--Non-U.S. Certificate Owners and Non-U.S. Note Owners," and

     o the payor does not have actual knowledge that the certificate owner or note owner is actually a U.S. CERTIFICATE OWNER or U.S. NOTE OWNER or the certificate owner or note owner otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a certificate owner's or note owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

STATE AND LOCAL TAXATION

     The discussion above does not address the tax consequences of the purchase, ownership or disposition of a certificate or note under any state or local tax law. Each investor should consult its own tax advisor regarding state and local tax consequences of purchasing, owning and disposing of a certificate or note.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

     ERISA and the tax code impose requirements on PLANS and on the PLANS' fiduciaries. In accordance with ERISA's general fiduciary standards, before investing in securities, a PLAN fiduciary should determine, among other factors, whether the investment:

     o is permitted under the governing PLAN,

     o is appropriate for the PLAN in view of its overall investment policy and the composition and diversification of its portfolio, and

     o is prudent considering the factors discussed in this prospectus.

     ERISA and the tax code prohibit some transactions involving the assets of a PLAN and persons who are either "parties in interest" under ERISA or "disqualified persons" under the tax code. Prohibited transactions may generate excise taxes and other liabilities. Thus, a PLAN fiduciary considering an investment in the securities should also consider whether the investment might constitute a prohibited transaction under ERISA or the tax code.

CERTAIN ERISA CONSIDERATIONS WITH RESPECT TO NOTES

     Plans subject to the fiduciary and prohibited transactions rules of ERISA and the tax code can purchase the notes subject to the considerations and conditions discussed below.

PROHIBITED TRANSACTION CONSIDERATIONS

     Treatment of the Notes as Debt Instruments

     Some transactions involving the operation of the owner trust could give rise to prohibited transactions under ERISA and the tax code if the assets of the owner trust were deemed to be assets of an investing PLAN. Generally, under an ERISA regulation, when a PLAN acquires an "equity interest" in an entity such as the owner trust, the PLAN'S assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulation apply.

     In general, an "equity interest" is defined under the regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little published authority concerning the application of this definition, the TRANSFEROR believes that the notes should be treated as debt rather than equity interests under the regulation because the notes:

     o should be treated as indebtedness under applicable local law and debt, rather than equity, for U.S. tax purposes (see "Tax Matters--Tax Considerations Relating to Note Owners" above), and

     o should not be deemed to have any "substantial equity features."

Accordingly, the assets of the owner trust should not constitute PLAN assets subject to the fiduciary or prohibited transaction rules of ERISA or the tax code.

     Acquisition of Notes

     If a PLAN purchases notes and a person who has a relationship to the owner trust, such as the TRANSFEROR, the servicer, any trustee, or underwriters, or any of their affiliates, is also a "party in interest" or a "disqualified person" with respect to the PLAN, the purchase may be prohibited under ERISA or the tax code, unless an exemption applies. Accordingly, fiduciaries of a PLAN considering an investment in the notes should consult their own counsel concerning the propriety of the investment prior to making the purchase.

     In light of the foregoing, by acceptance of a note, each holder will be deemed to have represented and warranted that either:

     o the holder is not acquiring, or considered to be acquiring, the note with the assets of a PLAN, or

     o no non-exempt prohibited transaction will occur as a result of the acquisition and holding of the notes.

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     EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS COUNSEL REGARDING THE POTENTIAL
CONSEQUENCES UNDER ERISA, THE TAX CODE OR SIMILAR STATE LAW OF THE ACQUISITION AND HOLDING OF THE NOTES.

CERTAIN ERISA CONSIDERATIONS WITH RESPECT TO CERTIFICATES

PROHIBITED TRANSACTION CONSIDERATIONS

     Treatment of Master Trust Assets as Plan Assets

     Some transactions involving the operation of the master trust might constitute prohibited transactions under ERISA and the tax code, if assets of the master trust were deemed to be assets of an investing PLAN. As noted above, the ERISA regulation concerns whether or not a PLAN'S assets would include an interest in the underlying assets of an entity (such as the master trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA. If assets of the master trust were deemed to be assets of an investing PLAN, any person who has discretionary authority or control with respect to master trust assets will be a fiduciary of the investing PLAN. This fiduciary status would increase the scope of activities which could be considered prohibited transactions under ERISA and the tax code. Accordingly, if PLANS invest in the master trust, the master trust could be deemed to hold PLAN assets unless one of the exceptions contained in the ERISA regulation applies.

     Exception for Insignificant Participation by Benefit Plan Investors

     The ERISA regulation provides that the assets of an entity such as the master trust will not be deemed to be PLAN assets if equity participation in the entity by "benefit plan investors" is not "significant." Examples of benefit plan investors include employee welfare benefit plans, some trusts or employee pension benefit plans and individual retirement accounts. Equity participation in an entity by benefit plan investors is not "significant" on any date if, immediately after the most recent acquisition of any equity interests in the entity, less than 25% of the value of each class of equity interests in the entity is held by benefit plan investors. This less than 25% interest excludes the value of any equity interests held by the TRANSFEROR, the Master Trust Trustee or its affiliates. No monitoring or other measures will be taken to ensure that the exception applies with respect to the master trust. No assurance can be given as to whether the value of any class of equity interests in the master trust held by benefit plan investors will be less than 25%, or whether the value will remain below 25%.

     Exception for Publicly Traded Securities

     The ERISA regulation contains an exception which provides that if a PLAN acquires a "publicly-offered security," the issuer of the security is not deemed to hold PLAN assets solely by reason of such acquisition. A publicly-offered security is a security that is:

     o freely transferable,

     o part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

     o either:

          - part of a class of securities registered under the Securities Exchange Act of 1934, or

          - sold to the PLAN as part of an offering of securities to the public under the Securities Act of 1933 and the class of securities of which this security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of these securities to the public occurred.

     Although it is anticipated that the conditions of this exception may be met with respect to some classes of the certificates, no assurance can be given and no monitoring will be done.

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
     Fiduciaries and other persons contemplating purchasing the certificates on behalf of or with the assets of any PLAN should consult their own counsel concerning the consequences to the PLAN of an investment in the certificates, including the consequences to the PLAN if the assets of the master trust were to become subject to the fiduciary and prohibited transactions rules of ERISA and the tax code.

     Additional Considerations for Insurance Company General Accounts

     In particular, insurance companies considering the purchase of certificates of any series should consult their own employee benefits counsel or other appropriate counsel with respect to the U.S. Supreme Court's 1993 decision in which it was held that, under some circumstances, assets held in an insurance company's general account may be deemed to be assets of PLANS that were issued policies supported by the general account. In addition, insurance companies may wish to consult with their own counsel regarding the Small Business Job Protection Act of 1996, which added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and a section of the tax code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of a PLAN to the extent criteria set forth in DOL regulations are satisfied. This section also requires the DOL to issue regulations establishing those criteria. On December 22, 1997, the DOL published proposed regulations, called the general account regulations, for this purpose. The general account regulations provide that when a PLAN acquires a transition policy issued by an insurance company on or before December 31, 1998, which is supported by assets of the insurance company's general account, the PLAN'S assets will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations also require an independent fiduciary who has the authority to manage the PLAN'S assets to expressly authorize the acquisition of that transition policy. If adopted as proposed, the general account regulations would not apply to any general account policies issued after December 31, 1998. Accordingly, investors should analyze whether the U.S. Supreme Court case, the relevant ERISA section and the general account regulations may have an impact with respect to their purchase of the certificates of any series.

     In light of the foregoing, by acceptance of a certificate, each holder will be deemed to have represented and warranted that either:

     o the holder is not acquiring, or considered to be acquiring, the certificate with the assets of a PLAN, or

     o no non-exempt prohibited transaction will occur as a result of such acquisition and holding of the certificates.

                              PLAN OF DISTRIBUTION

     The TRANSFEROR may sell the securities offered by the prospectus:

     o through underwriters or dealers,

     o directly to one or more purchasers, or

     o through agents.

     The prospectus supplement for any offered series will set forth the terms of the offering of the offered securities, including, without limitation, the names of any underwriters, the purchase price of the offered securities and the resulting proceeds to Chase USA, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     The underwriters of any underwritten securities will purchase the securities for their own account. The underwriters may sell any securities they purchase in one or more transactions. Those sales may be transacted at a fixed public offering price, or at varying prices to be determined at the time of sale, which will be set forth or described in the prospectus supplement for the offered securities.

     If Chase USA sells any securities to dealers as principals, those dealers may re-sell those securities to the public at varying prices set by those dealers from time to time.

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
     Chase USA also may sell securities through agents on a best-efforts basis at varying prices.

     Each underwriting agreement will provide that Chase USA, as TRANSFEROR of the receivables, will indemnify the underwriters of the offered securities against liabilities under the federal securities laws, or contribute to any amounts the underwriters may be required to pay with respect to such liabilities. Dealers and agents may also be entitled to indemnification or contribution with respect to liabilities under the federal securities laws.

     Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934:

     o Over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position,

     o Stabilizing transactions, which permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum,

     o Syndicate covering transactions, which involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions, and

     o Penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by the syndicate member are purchased in a syndicate covering transaction.

     Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the offered securities to be higher than they would otherwise be in the absence of such transactions. Neither the master trust nor any of the underwriters represent that the underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

     This prospectus and the attached prospectus supplement may be used by Chase Securities Inc., a wholly owned subsidiary of The Chase Manhattan Corporation and an affiliate of Chase USA, in connection with offers and sales related to market-making transactions in the offered securities. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the securities will be passed upon for the TRANSFEROR by Simpson Thacher & Bartlett, New York, New York. Certain legal matters relating to the issuance of the securities will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Helene L. Kaplan, of counsel to Skadden, Arps, Slate, Meagher & Flom LLP, is a member of the Board of Directors of The Chase Manhattan Bank and The Chase Manhattan Corporation and owns 7,800 shares of CMC'S common stock, with the associated rights attached thereto, 12,294.97 units of CMC'S common stock equivalents which entitle the holder upon termination of service as a member of CMC'S Board of Directors to receive a cash payment for each unit equal to the fair market value at that time of a share of CMC'S common stock and
733.21 units of CMC'S common stock equivalents which entitle the holder upon termination of service as a member of CMC'S Board of Directors to receive an equal number of shares of CMC'S common stock.

                           REPORTS TO SECURITYHOLDERS

     Unless and until DEFINITIVE SECURITIES are issued, monthly and annual reports, containing information concerning the applicable master trust or owner trust and prepared by the servicer or the ADMINISTRATOR, will be sent on behalf of the master trust or owner trust to Cede as nominee of DTC and registered holder of the related securities. See "Description of the Securities--Form of Your Securities--Book-Entry Registration," "--Description of the Certificates--Reports to Certificateholders" and "--Evidence as to Compliance." The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of Chase USA or CMB to the securities owners. The servicer will file with the SEC such periodic reports with respect to the master trust and the owner trusts as are required under the Securities Exchange Act of 1934 and the rules and regulations of the SEC under that Act.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     All required annual, monthly and special SEC reports and other information will be filed by the TRANSFEROR with respect to the master trust or with respect to each owner trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the master trust and any related owner trust until we terminate our offering of the securities.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Comptroller of Chase USA, 802 Delaware Avenue, Wilmington, Delaware 19801, (302) 575-5000.

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
                        GLOSSARY OF TERMS FOR PROSPECTUS

     "ACCOUNT" means each MasterCard and VISA credit card account established under a credit card agreement between Chase USA and any person and selected by Chase USA to have its receivables included in the master trust including each Additional Account but excluding each Removed Account.

     "ACCUMULATION PERIOD" means either a Controlled Accumulation Period or a Rapid Accumulation Period during which principal collections are accumulated in a Principal Funding Account for payment to certificateholders on a scheduled payment date.

     "ACCUMULATION PERIOD RESERVE ACCOUNT" means an Eligible Deposit Account held for the benefit of the certificateholders of a series to be funded to cover potential shortfalls resulting from the difference between:

     o the amount of investment earnings on funds accumulated in the Principal Funding Account during an Accumulation Period, and

     o the amount of interest payments to be made to certificateholders.

     "ADDITIONAL ACCOUNT" means each MasterCard and VISA credit card account selected by Chase USA to be included in the master trust as an Account to have its receivables added to the master trust.

     "ADDITIONAL INTEREST" means interest on overdue Monthly Interest at the rate specified in the related supplement.

     "ADMINISTRATOR" means Chase USA as the administrator of an owner trust under a Deposit and Administration Agreement.

     "AMORTIZATION PERIOD" means a Controlled Amortization Period, a Principal Amortization Period or a Rapid Amortization Period.

     "BANK PORTFOLIO" means the portfolio of MasterCard and VISA accounts owned by Chase USA.

     "CASH COLLATERAL ACCOUNT" means an account securing a Cash Collateral Guaranty.

     "CASH COLLATERAL GUARANTY" means a guaranty secured by the deposit of cash or permitted investments in a Cash Collateral Account reserved for the beneficiaries of that Cash Collateral Guaranty.

     "CEDELBANK" means Cedelbank, societe anonyme, an institution administering a book-entry settlement system for trading of securities in Europe.

     "CEDELBANK CUSTOMERS" means organizations participating in Cedelbank's book-entry system.

     "CHASE USA" means Chase Manhattan Bank USA, National Association.

     "CLOSING DATE" means the date of issuance of a series.

     "CMC" means The Chase Manhattan Corporation.

     "COLLATERAL INTEREST" means a subordinated interest in a series of certificates, in an amount initially equal to the percentage of the certificates of a series specified in the prospectus supplement for that series.

     "COLLECTION ACCOUNT" means an Eligible Deposit Account for the benefit of the certificateholders into which the servicer deposits collections on the receivables.

     "COMPANION SERIES" means:

     o a series which has been paired with a previously issued series and has an Investor Interest that increases as the Investor Interest of the previously issued series decreases, or

     o any series designated as a Companion Series in the related Series Supplement.

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
     "CONTROLLED ACCUMULATION AMOUNT" means a designated amount scheduled to be deposited in the Principal Funding Account on each Transfer Date during the Controlled Accumulation Period as specified in the related supplement.

     "CONTROLLED ACCUMULATION PERIOD" means a period:

     o beginning on a date specified in the related supplement after the Revolving Period and

     o ending on the earliest of:

          - the start of the Rapid Accumulation Period,

          - the start of the Rapid Amortization Period, and

          - the Series Termination Date, and

during which collections of Principal Receivables up to the amount specified in the related supplement are deposited monthly into the Principal Funding Account.

     "CONTROLLED AMORTIZATION AMOUNT" means a designated amount scheduled to be paid on each Distribution Date during the Controlled Amortization Period as specified in the related supplement.

     "CONTROLLED AMORTIZATION PERIOD" means a period:

     o beginning on a date specified in the related supplement, and

     o ending on the earlier of:

          - the start of the Rapid Amortization Period, and

          - the Series Termination Date, and

during which collections of Principal Receivables up to an amount specified in the related supplement are paid to certificateholders on each Distribution Date.

     "CONTROLLED DEPOSIT AMOUNT" means the amount to be deposited in the Principal Funding Account on each Transfer Date during the Controlled Accumulation Period to cover principal amounts due certificateholders on each scheduled payment date equal to the sum of:

     o the Controlled Accumulation Amount for that Transfer Date, and

     o any remaining shortfall in the Controlled Deposit Amount for any prior Distribution Date.

     "COOPERATIVE" means the Euro-clear Clearance System, S.C., a Belgian cooperative corporation.

     "CREDIT ENHANCEMENT" means any instrument, agreement or other arrangement providing support for a series or class of securities. Credit Enhancement may be in the form of:

     o the subordination of one or more classes of the certificates or the notes of a series,

     o a letter of credit,

     o cash collateral guaranty or account,

     o a collateral interest,

     o a surety bond,

     o an insurance policy,

     o a spread account,

     o a reserve account,

     o the use of cross support features,

     o another method of Credit Enhancement described in the related supplement, or

     o any combination of the above.

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
     "CREDIT ENHANCEMENT PERCENTAGE" means the percentage interest in the receivables allocated to some credit enhancement providers.

     "CUT-OFF DATE" means September 27, 1995.

     "DEFAULTED ACCOUNT" means an Account written off as uncollectible by the servicer.

     "DEFINITIVE NOTES" means notes in fully registered, certificated form.

     "DEFINITIVE SECURITIES" means securities in fully registered, certificated form.

     "DEPOSIT AND ADMINISTRATION AGREEMENT" means an agreement between the Bank and an owner trust as specified in the related supplement under which a Series Certificate is deposited with the owner trust and Chase USA agrees to act as Administrator of the owner trust.

     "DISCOUNT OPTION" means the Transferor's option to designate a percentage--the Discount Percentage--of receivables in the master trust that would otherwise be Principal Receivables, to be treated as Finance Charge Receivables.

     "DISCOUNT OPTION RECEIVABLES" means those receivables that otherwise would have been treated as Principal Receivables that are to be treated as Finance Charge Receivables at the option of Chase USA.

     "DISCOUNT PERCENTAGE" means a specified fixed or variable percentage as specified in the related supplement.

     "DISTRIBUTION ACCOUNT" means an Eligible Deposit Account from which distributions are made to certificateholders.

     "DISTRIBUTION DATE" means each date specified in the related supplement on which distributions of interest or principal are to be made to certificateholders.

     "DOL" means the U.S. Department of Labor.

     "ELIGIBLE ACCOUNT" means, as of the relevant Cut-Off Date, or, with respect to Additional Accounts, as of their date of designation for inclusion in the master trust, each Account owned by the Transferor:

     o which was in existence and maintained with the Transferor,

     o which is payable in United States dollars,

     o the obligor of which has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions,

     o which has not been classified by the Transferor as counterfeit, deleted, fraudulent, stolen or lost,

     o which has either been originated by the Transferor or acquired by the Transferor from other institutions, and

     o which has not been charged off by the Transferor in its customary and usual manner for charging off Accounts as of the Cut-Off Date and, with respect to an Additional Account, as of its date of designation for inclusion in the master trust.

     "ELIGIBLE DEPOSIT ACCOUNT" means either:

     o a segregated bank account with an Eligible Institution, or

     o a segregated bank account with the corporate trust department of a depository institution organized under the laws of the United States or any state, including the District of Columbia, or any domestic branch of a foreign bank, and acting as a trustee for funds deposited in such accounts, so long as any of the securities of such depository institution has an investment grade rating from each Rating Agency.

     "ELIGIBLE INSTITUTION" means those financial institutions described under "Description of the Securities--Description of the Certificates--Master Trust Bank Accounts."

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
     "ELIGIBLE RECEIVABLE" means each receivable:

     o which has arisen under an Eligible Account,

     o which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the Transferor,

     o with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of a receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of the receivable,

     o as to which, at the time of its creation, the Transferor or the master trust has good title free and clear of all liens and security interests arising under or through the Transferor, other than some tax liens for taxes not then due or which the Transferor is contesting,

     o which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions, and

     o which constitutes an "account" or "general intangible" under Article 9 of the UCC as then in effect in the State of Delaware.

     "ENHANCEMENT INVESTED AMOUNT" means a subordinated investor interest in cash flows in respect of the receivables to the extent described in the related supplement.

     "EUROCLEAR" means the system operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office under contract with the Cooperative.

     "EUROCLEAR PARTICIPANTS" means participants of the Euroclear System.

     "EVENTS OF DEFAULT" means, with respect to the notes, those events described under "Description of the Securities--Description of the Notes--The Indentures--Events of Default: Rights Upon Event of Default."

     "EXCESS FUNDING ACCOUNT" means the Eligible Deposit Account for the benefit of the certificateholders in which principal collections are held as collateral if the Transferor Interest is less than the Minimum Transferor Interest.

     "FDR" means First Data Resources, Inc., a computer data processing servicer for the bankcard industry.

     "FINANCE CHARGE ACCOUNT" means a bank account held for the benefit of the certificateholders in which the servicer will deposit collections of finance charge receivables allocated to the certificateholders.

     "FINANCE CHARGE RECEIVABLES" means periodic finance charges and other amounts charged in respect of some credit card fees, including cash advance fees, late fees and annual membership fees plus the amount of any Discount Option Receivables.

     "FUNDING PERIOD" means with respect to any pre-funded series, the period:

     o beginning on the Closing Date and ending on a specified date before an Amortization Period or an Accumulation Period begins, and

     o during which the aggregate amount of Principal Receivables in the Master Trust may be less than the aggregate principal amount of the certificates of the related series and an amount is held in a Pre-Funding Account for the benefit of the certificateholders.

     "GROUP" means each series specified in the related supplement to be included in any group.

     "INDENTURE" means an agreement between an Owner Trustee on behalf of a Chase credit card owner trust and the applicable Indenture Trustee under which notes are issued.

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     "INDENTURE TRUSTEE" means the trustee acting on behalf of the noteholders under an Indenture.

     "INTERCHANGE" means fees received by creditors participating in the VISA and MasterCard associations as partial compensation for taking credit risk, absorbing fraud losses, and funding receivables for a limited period prior to initial billing.

     "INTEREST FUNDING ACCOUNT" means an Eligible Deposit Account for the benefit of the certificateholders in which amounts to be paid to certificateholders as interest will be deposited on a monthly basis, if interest payments are made to certificateholders less frequently than monthly.

     "INVESTOR CHARGE-OFF" means, for any Monthly Period, and for any series:

     o the amount by which the sum of (w) related Monthly Interest, (x) overdue Monthly Interest, (y) any Additional Interest, and (z) the accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge Receivables, the Investor Default Amount and any other required fees exceeds

     o amounts available to pay those amounts out of collections of Finance Charge Receivables, available credit enhancement amounts, if any, and other sources specified in the related supplement, if any, but not more than the Investor Default Amount.

     "INVESTOR DEFAULT AMOUNT" means, for any Monthly Period, the product of:

     o the Investor Percentage with respect to that Monthly Period, and

     o the aggregate amount of Principal Receivables in Defaulted Accounts for that Monthly Period.

     "INVESTOR INTEREST" means the aggregate principal amount of the interest of the certificateholders in a series as specified in the related supplement.

     "INVESTOR PERCENTAGE" means each of the varying percentages used to allocate to a series receivables in Defaulted Accounts and collections of Finance Charge Receivables and collections of Principal Receivables.

     "INVESTOR SERVICING FEE" means the servicing fee allocable to the Investor Interest of a series, as specified in the related supplement.

     "MASTER TRUST PORTFOLIO" means the portfolio of MasterCard and VISA accounts selected from the Bank Portfolio to be Accounts designated to have their receivables included in the master trust.

     "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means an amount equal to:

     o the sum of the numerators used to calculate the Investor Percentages for the allocation of collections of Principal Receivables for each series outstanding minus

     o the amount on deposit in the Excess Funding Account;

provided, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

     "MINIMUM TRANSFEROR INTEREST" means, for any period, 7% of the sum of:

     o the average Principal Receivables for that period, and

     o the amount on deposit in each of the Excess Funding Account, the Principal Funding Account and any other bank account specified in the Pooling and Servicing Agreement or any Series Supplement;

provided, however, that Chase USA may reduce the Minimum Transferor Interest to not less than 2% of the sum of the amounts specified above upon satisfaction of the Rating Agency Condition and other conditions set forth in the Pooling and Servicing Agreement.

     "MONTHLY INTEREST" means interest accrued for a specified month for any series or class.

     "MONTHLY PERIOD" means a calendar month, except that the first Monthly Period for any series:

     o begins on the Closing Date for that series, and

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     o ends on the last day of the calendar month before the month in which the first Distribution Date occurs for that series.

     "NON-U.S. CERTIFICATE OWNER" means a beneficial owner of a certificate other than a U.S. Certificate Owner.

     "NON-U.S. NOTE OWNER" means a beneficial owner of a note other than a U.S. Note Owner.

     "NOTE MATURITY DATE" means the final Payment Date on which payments are to be made to the noteholders of a series.

     "NOTE RATE" means the interest rate per annum applicable for any series or class of notes.

     "OWNER TRUSTEE" means the trustee of an owner trust identified in the related supplement.

     "PARTICIPATIONS" means undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Transferor.

     "PAYMENT DATE" means the dates specified in the related supplement on which distributions of interest or principal are to be made to noteholders.

     "PAY OUT EVENT" means, for any series of certificates issued by the master trust, any of the events identified in the related supplement and any of the events described under "Description of the Securities--Description of the Certificates--Pay Out Events."

     "PAYING AGENT" means The Chase Manhattan Bank.

     "PLAN" means:

     o an employee benefit plan within the meaning of Section 3(3) of ERISA,

     o a plan within the meaning of Section 4975 of the tax code, or

     o any entity which may be deemed to hold the assets of any of those plans under ERISA or the regulations promulgated under ERISA (including, without limitation, an insurance company general account).

     "POOLING AND SERVICING AGREEMENT" means the Second Amended and Restated Pooling and Servicing Agreement, dated as of September 1, 1996, among the Transferor, the servicer and the Master Trust Trustee, as amended from time to time.

     "PORTFOLIO YIELD" means, with respect to any series for any Monthly Period, the annualized percentage equivalent of a fraction:

     o the numerator of which is the sum of collections of Finance Charge Receivables, investment earnings on amounts in the Principal Funding Account--net of investment expenses and losses--and amounts withdrawn from the Accumulation Period Reserve Account deposited into the Finance Charge Account for that Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for that Monthly Period, and

     o the denominator of which is the Investor Interest as of the close of business on the last day of that Monthly Period.

     "PRE-FUNDING ACCOUNT" means a bank account:

     o established with the Master Trust Trustee for the benefit of certificateholders of a series, and

     o in which is deposited the difference between the aggregate amount of principal receivables allocable to that series and the aggregate outstanding principal amount of the certificates of that series.

     "PRINCIPAL ACCOUNT" means a bank account held for the benefit of the certificateholders in which the servicer will deposit collections of Principal Receivables allocated to the certificateholders.

     "PRINCIPAL AMORTIZATION PERIOD" means a period:

     o beginning on the date specified in the related supplement, and

     o ending on the earlier of:

          - the start of the Rapid Amortization Period, and

          - the Series Termination Date, and

during which collections of Principal Receivables allocable to the Investor Interest of a series and other amounts specified in the related supplement will be used on each Distribution Date to make principal distributions to the certificateholders of that series or any class then scheduled to receive principal distributions.

     "PRINCIPAL COMMENCEMENT DATE" means the date on which principal payments on the securities of a series are scheduled to begin.

     "PRINCIPAL FUNDING ACCOUNT" means an Eligible Deposit Account held for the benefit of the certificateholders of a series with an Accumulation Period in which collections of principal receivables are accumulated. At the end of the Accumulation Period, the amount in this account will be paid to certificateholders of the related class or series.

     "PRINCIPAL RECEIVABLES" means receivables that consist of amounts charged by cardholders for:

     o goods and services,

     o cash advances, and

     o consolidation or transfer of balances from other credit cards,

less the amount of any Discount Option Receivables.

     "PROGRAM OFFICE" means The Chase Manhattan Corporation's Year 2000 Enterprise Program Office.

     "RAPID ACCUMULATION EVENT" means an event specified in the related supplement that would cause a Rapid Accumulation Period to commence.

     "RAPID ACCUMULATION PERIOD" means a period:

     o beginning when a Rapid Accumulation Event occurs or at such other time as is specified in the related supplement, and

     o ending on the earliest of:

          - the start of the Rapid Amortization Period,

          - payment in full of the Investor Interest of the certificates of that series, and

          - the Series Termination Date, and

during which collections of Principal Receivables allocable to a series will be deposited on each Transfer Date into the Principal Funding Account and used to pay principal to the certificateholders of that series or class on the scheduled payment date.

     "RAPID AMORTIZATION PERIOD" means a period:

     o beginning on the day a Pay Out Event occurs or such other date as may be specified in the related supplement, and

     o ending on the earlier of:

          - the date on which the Investor Interest of the certificates of that series have been paid in full, or

          - the related Series Termination Date, and during which collections of Principal Receivables allocable to a series will be paid on each Distribution Date to the certificateholders of that series.

     "RATING AGENCY CONDITION" means the notification in writing by each Rating Agency that a proposed action will not result in that Rating Agency reducing or withdrawing its then-existing rating of the investor certificates or notes of any outstanding series or class with respect to which it is a Rating Agency.

     "RECORD DATE" means the date specified in the related supplement as of which a certificateholder must be the registered holder of a certificate to receive a payment on the following Distribution Date.

     "RECOVERIES" means amounts received by the servicer with respect to charged-off accounts in the Bank Portfolio.

     "REMOVED ACCOUNTS" means Accounts designated by the Transferor to have their receivables conveyed from the master trust to the Transferor and which no longer constitute Accounts.

     "RESERVE ACCOUNT" means a bank account established to provide support for a series or one or more classes of securities. This type of account may be funded by an initial cash deposit or any other method provided in the related supplement.

     "REVOLVING PERIOD" means, with respect to any series, a period:

     o beginning on the Closing Date, and

     o ending when an Accumulation Period or Amortization Period begins, and during which collections of Principal Receivables allocable to that series are generally not paid to certificateholders or accumulated but are generally paid to the Transferor.

     "SERIES CERTIFICATE" means a Series Certificate issued by the master trust and deposited in an owner trust.

     "SERIES SUPPLEMENT" means the supplement to the Pooling and Servicing Agreement relating to a particular series.

     "SERIES TERMINATION DATE" means for any series the earliest to occur of:

     o the Distribution Date on which the Investor Interest has been paid in full,

     o the final Distribution Date on which principal and interest with respect to a series is scheduled to be paid as described in the related supplement, and

     o the Trust Termination Date.

     "SERVICER DEFAULT" means any failure of the servicer under the Pooling and Servicing Agreement and any Series Supplement:

     o to perform its duties or fulfill its obligations (each, a "breach"), and

     o to cure the breach within a specified period of time, including any grace period, after discovery or notice of the breach.

See "--Description of the Securities--Description of the Certificates--Servicer Default" for a description of the specific events that could result in a Servicer Default.

     "SPREAD ACCOUNT" means an account providing support for a series or one or more classes of securities by the periodic deposit in that account of available excess cash flow from the master trust assets.

     "TAX OPINION" means an opinion of counsel to the effect that, for federal income tax purposes:

     o an issuance will not adversely affect the tax characterization as debt of certificates of any outstanding series or class that were characterized as debt at the time of their issuance,

     o following the issuance, the master trust will not be deemed to be an association, or publicly traded partnership, taxable as a corporation, and

     o the issuance will not cause or constitute an event in which gain or loss would be recognized by any certificateholder or the master trust.

     "TRANSFER DATE" means the business day immediately prior to a Distribution Date.

     "TRANSFEROR" means:

     o with respect to the period before June 1, 1996, CMB (formerly known as Chemical Bank), and

     o with respect to the period beginning on June 1, 1996, Chase USA.

     "TRANSFEROR CERTIFICATE" means the certificate that represents the Transferor Interest in the master trust.

     "TRANSFEROR INTEREST" means the aggregate principal amount of the interest of the Transferor in the master trust.

     "TRANSFEROR PERCENTAGE" means the percentage of receivables in Defaulted Accounts and collections of Finance Charge Receivables and collections of Principal Receivables allocated to the holder of the Transferor Certificate equal to 100% minus the sum of the applicable Investor Percentages for all series of certificates then outstanding.

     "TRUST TERMINATION DATE" means the earliest of:

     o the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each series outstanding is zero,

     o August 31, 2016, or

     o if the Receivables are sold, disposed of or liquidated after an insolvency event occurs, immediately after that sale, disposition or liquidation.

     "UCC" means the Uniform Commercial Code as in effect in the jurisdiction where Chase USA is located.

     "U.S. CERTIFICATE OWNER" means a beneficial owner of a certificate (other than a Series Certificate) described under "Tax Matters."

     "U.S. NOTE OWNER" means a beneficial owner of a note described under "Tax Matters."

     "U.S. PERSON" means a person described under "Description of the Securities--Form of Securities--Certain U.S. Federal Income Tax Documentation Procedures relating to Global Securities."

     "YEAR 2000 CORE TEAM" means The Chase Manhattan Corporation's management team overseeing the Year 2000 compliance process.

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
                              PRINCIPAL OFFICE OF
                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                              802 Delaware Avenue
                           Wilmington, Delaware 19801

                         CHASE CREDIT CARD MASTER TRUST
                                    TRUSTEE
                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286

                      CHASE CREDIT CARD OWNER TRUST 1999-3

      OWNER TRUSTEE                                 INDENTURE TRUSTEE
 Wilmington Trust Company                          The Bank of New York
   Rodney Square North                              101 Barclay Street
 1100 North Market Street                        New York, New York 10286
Wilmington, Delaware 19890

                        PAYING AGENT AND TRANSFER AGENT
                            The Chase Manhattan Bank
                              450 West 33rd Street
                            New York, New York 10036

                         LISTING AND INTERMEDIARY AGENT
                      Banque Generale du Luxembourg, S.A.
                             50 Avenue J.F. Kennedy
                               L-2951 Luxembourg

              LEGAL ADVISOR TO THE TRANSFEROR AND THE OWNER TRUST
                            as to United States Law
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                       LEGAL ADVISOR TO THE UNDERWRITERS
                            as to United States Law
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022

                   INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                           PricewaterhouseCoopers LLP
                          1177 Avenue of the Americas
                            New York, New York 10036

                             PROSPECTUS SUPPLEMENT
                               CHASE CREDIT CARD
                               OWNER TRUST 1999-3
                                     ISSUER

                                  $850,000,000
                                 CLASS A 6.66%
                               ASSET BACKED NOTES

                                  $48,295,000
                                 CLASS B 6.95%
                               ASSET BACKED NOTES

                                  $67,615,000
                             CLASS C FLOATING RATE
                               ASSET BACKED NOTES

                           CHASE MANHATTAN BANK USA,
                              NATIONAL ASSOCIATION
                          TRANSFEROR AND ADMINISTRATOR

                            THE CHASE MANHATTAN BANK
                               SERVICER OF CHASE
                            CREDIT CARD MASTER TRUST

                       UNDERWRITERS OF THE CLASS A NOTES

                             CHASE SECURITIES INC.
                         BANC ONE CAPITAL MARKETS, INC.
                              MERRILL LYNCH & CO.
                              SALOMON SMITH BARNEY

             UNDERWRITER OF THE CLASS B NOTES AND THE CLASS C NOTES

                             CHASE SECURITIES INC.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE NOTES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL DECEMBER 22, 1999.

                               ------------------